                                                                 EXECUTION COPY

                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
                                   DEPOSITOR

                           JPMORGAN CHASE BANK, N.A.,
                                    TRUSTEE

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                      and

                           EMC MORTGAGE CORPORATION,
                                     SELLER

    ------------------------------------------------------------------------

                        POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2004

    ------------------------------------------------------------------------

                 Structured Asset Mortgage Investments II Inc.
          Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

                                 Series 2004-13

                                    ARTICLE I
                                   Definitions

                                   ARTICLE II
         Conveyance of Mortgage Loans; Original Issuance of Certificates

Section 2.01   Conveyance of Mortgage Loans to Trustee......................46
Section 2.02   Acceptance of Mortgage Loans by Trustee......................48
Section 2.03   Assignment of Interest in the Mortgage Loan Purchase

                                   ARTICLE III
                 Administration and Servicing of Mortgage Loans

Section 3.08   Documents, Records and Funds in Possession of Master

Section 3.12   Trustee to Retain Possession of Certain Insurance

                                       i

                                   ARTICLE IV
                                    Accounts

Section 4.01   Protected Accounts...........................................66
Section 4.02   Master Servicer Collection Account...........................67
Section 4.03   Permitted Withdrawals and Transfers from the Master
                 Servicer Collection Account................................68
Section 4.04   Distribution Account.........................................69
Section 4.05   Permitted Withdrawals and Transfers from the

                                    ARTICLE V
                                  Certificates

                                   ARTICLE VI
                         Payments to Certificateholders

                                   ARTICLE VII
                               The Master Servicer

Section 7.01   Liabilities of the Master Servicer...........................96
Section 7.02   Merger or Consolidation of the Master Servicer...............96
Section 7.03   Indemnification of the Trustee, the Master Servicer and the

                                       ii

                                  ARTICLE VIII
                                     Default

                                   ARTICLE IX
             Concerning the Trustee and the Securities Administrator

Section 9.01   Duties of Trustee...........................................104
Section 9.02   Certain Matters Affecting the Trustee and the
                 Securities Administrator..................................106
Section 9.03   Trustee and Securities Administrator Not Liable for
                 Certificates or Mortgage Loans............................107
Section 9.04   Trustee and Securities Administrator May Own Certificates...108
Section 9.05   Trustee's and Securities Administrator's Fees and Expenses..108
Section 9.06   Eligibility Requirements for Trustee and
                 Securities Administrator..................................109
Section 9.07   Insurance...................................................109
Section 9.08   Resignation and Removal of the Trustee and Securities
                 Administrator.............................................109
Section 9.09   Successor Trustee and Successor Securities Administrator....110
Section 9.10   Merger or Consolidation of Trustee or Securities
                 Administrator.............................................111
Section 9.11   Appointment of Co-Trustee or Separate Trustee...............111
Section 9.12   Federal Information Returns and Reports to
                 Certificateholders; REMIC Administration..................112

                                    ARTICLE X
                                   Termination

Section 10.01  Termination Upon Repurchase by EMC or its Designee or
                 Liquidation of the Mortgage Loans.........................115
Section 10.02  Additional Termination Requirements.........................117

                                      iii

                                   ARTICLE XI
                            Miscellaneous Provisions

                                       iv

                                    APPENDIX

Appendix 1        -  Calculation of Class Y Principal Reduction Amount

                                    EXHIBITS

Exhibit A-1       -  Form of Class A Certificates
Exhibit A-2       -  Form of Class M Certificates
Exhibit A-3       -  Form of Class B Certificates
Exhibit A-4       -  Form of Class R Certificates
Exhibit A-5       -  Form of Class B-IO Certificates
Exhibit A-6       -  Form of Class XP Certificates
Exhibit B         -  Mortgage Loan Schedule
Exhibit C         -  Reserved
Exhibit D         -  Request for Release of Documents
Exhibit E         -  Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1       -  Form of Investment Letter
Exhibit F-2       -  Form of Rule 144A and Related Matters Certificate
Exhibit F-3       -  Form of Transferor Representation Letter
Exhibit G         -  Form of Custodial Agreement
Exhibit H         -  GreenPoint Servicing Agreement
Exhibit I         -  Assignment Agreement
Exhibit J         -  Mortgage Loan Purchase Agreement
Exhibit K         -  Form of Trustee Limited Power of Attorney

                                       v

                        POOLING AND SERVICING AGREEMENT

     Pooling  and  Servicing  Agreement  dated as of  December  1,  2004,  among
Structured  Asset  Mortgage  Investments  II Inc.,  a Delaware  corporation,  as depositor (the  "Depositor"),  JPMorgan Chase Bank, N.A., a banking  association organized under the laws of the United States of America,  not in its individual capacity  but solely as trustee  (the  "Trustee"),  Wells Fargo  Bank,  National
Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities  Administrator") and
EMC Mortgage Corporation ("EMC").

                              PRELIMINARY STATEMENT

     On or prior to the Closing Date, the Depositor  acquired the Mortgage Loans from EMC. On the Closing Date,  the Depositor  will sell the Mortgage  Loans and certain other property to the Trust Fund and receive in  consideration  therefor
Certificates  evidencing the entire beneficial  ownership  interest in the Trust
Fund.

     The Trustee on behalf of the Trust  shall make an  election  for the assets constituting  REMIC I to be treated for federal  income tax purposes as a REMIC.
On the Startup Day, the REMIC I Regular  Interests  will be designated  "regular interests" in such REMIC and the Class R-I  Certificate  will be designated  the sole class of "residual interests" in such REMIC.

     The Trustee on behalf of the Trust  shall make an election  for the REMIC I
Regular  Interests,  which  constitute REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated  "regular  interests" in such REMIC and the Class R-II Certificate will be designated the "residual interests" in such REMIC.

     The Mortgage  Loans will have an  Outstanding  Principal  Balance as of the
Cut-off  Date,  after  deducting  all  Scheduled  Principal due on or before the
Cut-off Date, of approximately $561,021,570. The initial principal amount of the
Certificates will not exceed such Outstanding Principal Balance.

     In consideration of the mutual agreements herein contained,  the Depositor, the Master Servicer, the Securities Administrator,  EMC and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

     Whenever used in this Agreement,  the following  words and phrases,  unless otherwise  expressly  provided or unless the context otherwise  requires,  shall have the meanings specified in this Article.

     Accepted Master Servicing Practices:  With respect to any Mortgage Loan, as applicable,  either (x) those customary mortgage servicing  practices of prudent mortgage  servicing  institutions that master service mortgage loans of the same type and quality as such  Mortgage  Loan in the  jurisdiction  where the related
Mortgaged  Property is located,  to the extent  applicable to the Trustee or the
Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in the GreenPoint Servicing Agreement,  to the extent applicable to the
Servicer, but in no event below the standard set forth in clause (x).

      Account: The Master Servicer Collection Account, the Distribution Account,
the  Protected  Account  or the Class XP Reserve  Account,  as the  context  may require.

      Affiliate:  As to any Person, any other Person controlling,  controlled by or under common  control with such Person.  "Control"  means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership  of voting  securities,  by contract or  otherwise.  "Controlled"  and
"Controlling"  have  meanings  correlative  to the  foregoing.  The  Trustee may conclusively  presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

      Agreement:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      Applicable Credit Rating: For any long-term deposit or security,  a credit rating of AAA in the case of S&P or Aaa in the case of Moody's (or with  respect to  investments  in money market funds, a credit rating of "AAAm" or "AAAm-G" in the case of S&P and the highest  rating  given by Moody's for money market funds in the case of Moody's).  For any short-term deposit or security, or a rating of
A-l+ in the case of S&P or Prime-1 in the case of Moody's.

      Applicable  State Law: For  purposes of Section  9.12(d),  the  Applicable
State Law shall be (a) the law of the State of New York and (b) such other state law  whose  applicability  shall  have  been  brought  to the  attention  of the
Securities  Administrator  and the  Trustee  by either (i) an Opinion of Counsel reasonably acceptable to the Securities  Administrator and the Trustee delivered to it by the Master  Servicer or the Depositor,  or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

      Applied Realized Loss Amount:  With respect to any Distribution Date and a
Class of Certificates  (other than the Class B-IO  Certificates and the Residual
Certificates),  the sum of the  Realized  Losses  with  respect to the  Mortgage
Loans, which are to be applied in reduction of the Certificate Principal Balance of such Class of  Certificates  pursuant to this Agreement in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of
all  of  the  Certificates   (after  all  distributions  of  principal  on  such
Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans for such Distribution  Date. The Applied Realized Loss Amount shall be  allocated  to first to the  Class  B-2  Certificates,  the  Class  B-1
Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order (so long as their respective  Certificate Principal Balances have not been reduced to zero), and thereafter Realized Losses shall be allocated to the Class
A-2  Certificates  and  Class  A-1  Certificates,   in  that  order,  until  the
Certificate Principal Balance of each such Class has been reduced to zero.

      Appraised  Value:  For any Mortgaged  Property related to a Mortgage Loan, the amount set forth as the  appraised  value of such  Mortgaged  Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

      Assignment Agreement:  The agreement attached hereto as Exhibit I, whereby the GreenPoint  Servicing  Agreement was assigned to the Trustee for the benefit of the Certificateholders.

      Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

      Assumed Final Distribution Date:  November 25, 2034, or if such day is not a Business Day, the next succeeding Business Day.

      Available Funds: With respect to each Distribution  Date, the aggregate of
Principal Funds and Interest Funds for such Distribution Date.

      Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

      Basis Risk Shortfall: With respect to any Distribution Date and each Class of  Offered  Certificates,  the  excess,  if any,  of (a) the  amount of Current
Interest   that  such  Class  would  have  been  entitled  to  receive  on  such
Distribution  Date had the applicable  Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus the related  Margin and (ii) 11.50% over (b) the amount of Current Interest on such Class of Offered
Certificates  calculated  using a Pass-Though  Rate equal to the  applicable Net
Rate Cap for such Distribution Date.

      Basis  Risk  Shortfall   Carry  Forward   Amount:   With  respect  to  any
Distribution Date and each Class of Offered Certificates,  Basis Risk Shortfalls for all  previous  Distribution  Dates  not  previously  paid  from  any  source including the Excess  Cashflow and payments  under the Cap  Contracts,  together with interest thereon at a rate equal to the related  Pass-Through Rate for such
Class of Offered Certificates for such Distribution Date.

      Book-Entry Certificates: Initially, all Classes of Certificates other than the Class B-IO, Class XP and the Residual Certificates.

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock  Exchange  or Federal  Reserve is closed or on which banking  institutions  in the  jurisdiction  in which the  Trustee,  the  Master
Servicer, Custodian, the Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

      Cap Contract:  With respect to any of the Class A-1, Class A-2, Class M-1,
Class M-2,  Class B-1 or Class B-2  Certificates,  the respective cap contracts, dated December 30, 2004, between the Trustee,  on behalf of the Class A-1, Class
A-2,  Class M-1, Class M-2,  Class B-1 or Class B-2  Certificateholders,  as the
case may be, and Bear Stearns Financial Products Inc.

      Cap Contract Payment Amount:  With respect to any Distribution  Date and a
Cap  Contract,  the amounts  received  from such Cap  Contract,  if any, on such
Distribution Date.

      Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership  interest in the Trust Fund signed and countersigned by the Trustee in substantially  the forms annexed  hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and
A-6, with the blanks therein appropriately completed.

      Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

      Certificate Principal Balance: With respect to any Certificate (other than the Class B-IO  Certificates or the Class R Certificates) as of any Distribution
Date, the initial  principal  amount of such  Certificate  plus in the case of a
Subordinate  Certificates,  any Subsequent  Recoveries  added to the Certificate
Principal Balance of such Certificates pursuant to Section 6.02(b) hereof, minus the sum of (i) all amounts  distributed on previous  Distribution  Dates on such
Certificate with respect to principal and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous  Distribution  Dates.  With respect to any such Class of Certificates,  the Certificate  Principal Balance thereof will equal the sum of the Certificate  Principal Balances of all Certificates in such
Class.

      Certificate Register: The register maintained pursuant to Section 5.02.

      Certificateholder: A Holder of a Certificate.

      Class:  With respect to the  Certificates,  A-1, A-2, R-I, R-II, M-1, M-2,
B-1, B-2, XP and B-IO.

      Class A  Certificates:  The  Class  A-1  Certificates  and the  Class  A-2
Certificates.

      Class A Principal  Distribution  Amount:  For any  Distribution  Date,  an
amount equal to the excess, if any, of (i) the aggregate  Certificate  Principal
Balance of the Class A Certificates  immediately prior to such Distribution Date over (ii) the  excess  of (a) the  aggregate  Stated  Principal  Balance  of the
Mortgage  Loans  for such  Distribution  Date  over (b) the  product  of (1) the aggregate Stated Principal  Balance of the Mortgage Loans for such  Distribution
Date  and  (2)  the  sum  of  (x)   15.00%   and  (y)  the   Current   Specified
Overcollateralization Percentage for such Distribution Date.

      Class B Certificates: The Class B-1 and Class B-2 Certificates.

      Class B-IO Advances:  As defined in Section 6.01(b).

      Class B-IO Distribution Amount: With respect to any Distribution Date, the
Current  Interest  for the Class B-IO  Certificate  for such  Distribution  Date
(which shall be deemed  distributable to the REMIC II Regular Interest  B-IO-I);
provided,  however,  that  on and  after  the  Distribution  Date on  which  the aggregate  Certificate  Principal  Balance of Class A-1,  Class A-2,  Class M-1,
Class M-2,  Class B-1 or Class B-2  Certificates  has been reduced to zero,  the
Class B-IO Distribution  Amount shall include the  Overcollateralization  Amount
(which shall be deemed  distributable,  first, to the REMIC II Regular  Interest
B-IO-I in respect of accrued and unpaid interest  thereon until such accrued and unpaid interest shall have been reduced to zero and, thereafter, to the REMIC II
Regular Interest B-IO-P in respect of the principal balance thereof).

      Class  B-IO  Pass-Through  Rate:  The Class  B-IO  Certificates  will bear interest at a per annum rate equal to the  percentage  equivalent of a fraction, the numerator of which is the sum of the amounts calculated  pursuant to clauses
(i)  through  (iii)  below,  and  the  denominator  of  which  is the  aggregate
Uncertificated  Principal Balance of the REMIC I Regular Interests. For purposes of  calculating  the  Pass-Through  Rate for the Class  B-IO  Certificates,  the
numerator is equal to the sum of the following components:

(i)   the  Uncertificated  Pass-Through  Rate for REMIC I Regular  Interest  LT1
      minus  the  Marker  Rate,  applied  to a  notional  amount  equal  to  the
      Uncertificated Principal Balance of REMIC I Regular Interest LT1;

(ii)  the  Uncertificated  Pass-Through  Rate for REMIC I Regular  Interest  LT2
      minus  the  Marker  Rate,  applied  to a  notional  amount  equal  to  the
      Uncertificated Principal Balance of REMIC I Regular Interest LT2; and

(iii) the  Uncertificated  Pass-Through  Rate for REMIC I Regular  Interest  LT4
      minus twice the Marker  Rate,  applied to a notional  amount  equal to the
      Uncertificated Principal Balance of REMIC I Regular Interest LT4.

      Class B-1 Principal  Distribution  Amount:  For any Distribution  Date, an
amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii)
the excess of (a) the aggregate Stated  Principal  Balance of the Mortgage Loans for such  Distribution  Date over (b) the sum of (1) the  aggregate  Certificate
Principal  Balance of the Class A  Certificates  (after  taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the  Certificate  Principal  Balance  of the Class M-1  Certificates  (after taking into account the payment of the Class M-1 Principal  Distribution  Amount on such Distribution  Date), (3) the Certificate  Principal Balance of the Class
M-2  Certificates  (after  taking  into  account  the  payment  of the Class M-2
Principal  Distribution Amount on such Distribution Date) and (4) the product of
(x) the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans for such
Distribution  Date and (y) the sum of (I) 1.60% and (II) the  Current  Specified
Overcollateralization Percentage for such Distribution Date.

      Class B-2 Principal  Distribution  Amount:  For any Distribution  Date, an
amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii)
the excess of (a) the aggregate Stated  Principal  Balance of the Mortgage Loans for such  Distribution  Date over (b) the sum of (1) the  aggregate  Certificate
Principal  Balance of the Class A  Certificates  (after  taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the  Certificate  Principal  Balance  of the Class M-1  Certificates  (after taking into account the payment of the Class M-1 Principal  Distribution  Amount on such Distribution  Date), (3) the Certificate  Principal Balance of the Class
M-2  Certificates  (after  taking  into  account  the  payment  of the Class M-2
Principal  Distribution  Amount on such Distribution  Date), (4) the Certificate
Principal  Balance of the Class B-1 Certificates  (after taking into account the payment  of the Class B-1  Principal  Distribution  Amount on such  Distribution
Date) and (5) the product of (x) the aggregate Stated  Principal  Balance of the
Mortgage  Loans  for  such  Distribution  Date  and  (y) the  Current  Specified
Overcollateralization Percentage for such Distribution Date.

      Class M Certificates: The Class M-1 and Class M-2 Certificates.

      Class M-1 Principal  Distribution  Amount:  For any Distribution  Date, an
amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii)
the excess of (a) the aggregate Stated  Principal  Balance of the Mortgage Loans for such  Distribution  Date over (b) the sum of (1) the  aggregate  Certificate
Principal  Balance of the Class A  Certificates  (after  taking into account the payment of the Class A Principal  Distribution Amount on such Distribution Date)
and (2) the  product  of (x)  the  aggregate  Stated  Principal  Balance  of the
Mortgage Loans for such  Distribution Date and (y) the sum of (I) 8.80% and (II)
the Current  Specified  Overcollateralization  Percentage for such  Distribution
Date.

      Class M-2 Principal  Distribution  Amount:  For any Distribution  Date, an
amount equal to the excess, if any, of (i) the Certificate  Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii)
the excess of (a) the aggregate Stated  Principal  Balance of the Mortgage Loans for such  Distribution  Date over (b) the sum of (1) the  aggregate  Certificate
Principal  Balance of the Class A  Certificates  (after  taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date),
(2) the  Certificate  Principal  Balance  of the Class M-1  Certificates  (after taking into account the payment of the Class M-1 Principal  Distribution  Amount on such  Distribution  Date) and (3) the  product  of (x) the  aggregate  Stated
Principal  Balance of the Mortgage Loans for such  Distribution Date and (y) the sum of (I) 4.10% and (II) the Current Specified Overcollateralization Percentage
for such Distribution Date.

      Class R Certificates: The Class R-I and R-II Certificates.

      Class R-I Certificate:  Any one of the Class R-I Certificates  executed by the Trustee and authenticated by the Certificate Registrar  substantially in the form annexed  hereto as Exhibit A-5 and  evidencing an interest  designated as a
"residual interest" in REMIC I for purposes of the REMIC Provisions.

      Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar  substantially in the form annexed  hereto as Exhibit A-5 and  evidencing an interest  designated as a
"residual interest" in REMIC II for purposes of the REMIC Provisions.

      Class XP Reserve  Account:  The account  established and maintained by the
Master Servicer pursuant to Section 4.07 hereof.

      Closing Date: December 30, 2004.

      Code: The Internal Revenue Code of 1986, as amended.

      Compensating Interest Payment: As defined in Section 6.06.

      Cooperative:  A private,  cooperative  housing corporation  which owns or leases land and all or part of a building or buildings,  including  apartments, spaces used for  commercial  purposes and common areas therein and  whose board of directors authorizes, among other things, the sale of Cooperative Stock.

      Cooperative  Apartment:  A dwelling  unit in a  multi-dwelling   building
owned or leased by a  Cooperative,  which unit the  Mortgagor has an  exclusive
right to occupy  pursuant  to the terms of a  proprietary  lease or   occupancy
agreement.

      Cooperative  Lease:  With respect to a Cooperative Loan, the  proprietary
lease  or  occupancy  agreement  with  respect  to the  Cooperative   Apartment
occupied by the  Mortgagor  and  relating to the  related  Cooperative   Stock,
which  lease or  agreement  confers an  exclusive  right to the holder  of such
Cooperative Stock to occupy such apartment.

      Cooperative  Loan:  Any of the  Mortgage  Loans  made  in   respect  of a
Cooperative  Apartment,  evidenced  by a  Mortgage  Note and  secured  by (i) a
Security Agreement,  (ii) the related Cooperative Stock Certificate,  (iii)  an assignment of the  Cooperative  Lease,  (iv)  financing  statements  and  (v) a
stock  power  (or  other  similar   instrument),   and   ancillary  thereto,  a
recognition  agreement  between  the  Cooperative  and  the  originator  of the
Cooperative  Loan,  each of which was  transferred and  assigned to the Trustee pursuant  to Section  2.01 and are from time to time held as  part of the Trust
Fund.

      Cooperative  Stock:  With  respect  to a  Cooperative  Loan,   the single
outstanding   class  of  stock,   partnership   interest  or  other   ownership
instrument in the related Cooperative.

      Cooperative Stock  Certificate:  With respect to a Cooperative  Loan, the
stock  certificate  or other  instrument  evidencing  the related   Cooperative
Stock.

      Corporate Trust Office:  The designated office of the Trustee where at any particular  time its corporate  trust  business  with respect to this  Agreement shall  be  administered,  which  office  at the  date of the  execution  of this
Agreement is located at 4 New York Plaza,  6th Floor,  New York, New York 10004,
Attention:  Institutional Trust  Services/Global Debt, Structured Asset Mortgage
Investments II Inc., Bear Stearns ALT-A Trust 2004-13,  or at such other address as the Trustee may designate from time to time.

      Current Interest:  As of any Distribution Date, with respect to each Class of  Certificates  (other  than  the  Class  XP  Certificates  and  the  Class  R
Certificates),  (i) the interest accrued on the Certificate Principal Balance or
Notional  Amount,  as applicable,  during the related Interest Accrual Period at the applicable  Pass-Through  Rate plus any amount  previously  distributed with respect to interest for such  Certificate  that has been recovered as a voidable preference by a trustee in bankruptcy  minus (ii) the sum of (a) any  Prepayment
Interest  Shortfall  for such  Distribution  Date,  to the extent not covered by
Compensating  Interest  Payments  and  (b) any  shortfalls  resulting  from  the application of the Relief Act during the related Due Period; provided,  however, that for purposes of calculating  Current  Interest for any such Class,  amounts specified in clauses (ii)(a) and (ii)(b) hereof for any such  Distribution  Date shall be  allocated  first  to the  Class  B-IO  Certificates  and the  Residual
Certificates   in  reduction  of  amounts   otherwise   distributable   to  such
Certificates on such Distribution Date and then any excess shall be allocated to each other Class of  Certificates  pro rata based on the  respective  amounts of interest  accrued  pursuant  to clause  (i)  hereof  for each such Class on such
Distribution Date.

      Current Specified  Overcollateralization  Percentage: For any Distribution
Date,  the  percentage  equivalent of a fraction,  the numerator of which is the
Overcollateralization  Target  Amount,  and  the  denominator  of  which  is the aggregate Stated Principal  Balance of the Mortgage Loans for such  Distribution
Date.

      Custodial Agreement: An agreement,  dated as of the Closing Date among the
Depositor,  the Master Servicer,  the Trustee and the Custodian in substantially the form of Exhibit G hereto.

      Custodian:  Wells  Fargo Bank,  National  Association,  and any  successor custodian  appointed  pursuant  to the  provisions  hereof and of the  Custodial
Agreement.

      Cut-off Date: December 1, 2004.

      Cut-off Date Balance: $561,021,570.

      Debt Service  Reduction:  Any reduction of the Scheduled  Payments which a
Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding  under the  Bankruptcy  Code or any other  similar state law or other proceeding.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation of the
Mortgaged  Property by a court of competent  jurisdiction in an amount less than the then  outstanding  indebtedness  under the Mortgage  Loan,  which  valuation results  from a  proceeding  initiated  under the  Bankruptcy  Code or any other similar state law or other proceeding.

      Delinquent:  A Mortgage Loan is "Delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day  such  payment  is  scheduled  to be due.  A  Mortgage  Loan is "30 days delinquent"  if such  payment has not been  received by the close of business on the last day of the month immediately succeeding the month in which such payment was due.  For  example,  a Mortgage  Loan with a payment  due on December 1 that remained  unpaid  as of the  close of  business  on  January  31  would  then be considered to be 30 to 59 days delinquent.  Similarly for "60 days  delinquent,"
"90 days delinquent" and so on.

      Depositor:  Structured  Asset  Mortgage  Investments  II Inc.,  a Delaware
corporation, and any successor thereto.

      Depository:  The Depository Trust Company,  the nominee of which is Cede &
Co., and any successor thereto.

      Depository Agreement: The meaning specified in Section 5.01(a) hereof.

      Depository  Participant:   A  broker,  dealer,  bank  or  other  financial
institution  or other Person for whom from time to time the  Depository  effects book-entry transfers and pledges of securities deposited with the Depository.

      Designated Depository  Institution:  A depository institution  (commercial bank,  federal savings bank mutual savings bank or savings and loan association)
or trust  company  (which may include the  Trustee),  the  deposits of which are fully insured by the FDIC to the extent provided by law.

      Determination  Date: With respect to each Mortgage Loan, the Determination
Date as defined in the GreenPoint Servicing Agreement.

      Disqualified  Organization:  Any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or  any  agency  or  instrumentality  of any of the  foregoing  (other  than  an instrumentality  which is a corporation  if all of its activities are subject to tax and, except for the Freddie Mac or any successor  thereto, a majority of its board of directors is not selected by such governmental  unit), (ii) any foreign government, any international organization,  or any agency or instrumentality of any of the  foregoing,  (iii) any  organization  (other  than  certain  farmers'
cooperatives  described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code  (including  the tax  imposed by Section 511 of the  Code on  unrelated  business  taxable  income),  (iv)  rural  electric  and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so  designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership  interest in a Residual  Certificate  by such Person may cause any  2004-13  REMIC  contained  in the Trust or any  Person  having an ownership interest in the Residual Certificate (other than such Person) to incur a liability  for any federal tax imposed under the Code that would not otherwise be  imposed  but  for  the  transfer  of an  ownership  interest  in a  Residual
Certificate   to  such  Person.   The  terms   "United   States,"   "State"  and
"international  organization"  shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      Distribution Account: The trust account or accounts created and maintained pursuant to Section  4.04 hereof,  which shall be  denominated  "JPMorgan  Chase
Bank, N.A., as Trustee f/b/o holders of Structured Asset Mortgage Investments II
Inc.,  Bear Stearns ALT-A Trust  2004-13,  Mortgage  Pass-Through  Certificates,
Series 2004-13 - Distribution Account."

      Distribution  Account  Deposit  Date:  The  Business  Day  prior  to  each
Distribution Date.

      Distribution  Date:  The 25th day of any  month,  beginning  in the  month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

      DTC Custodian:  JPMorgan Chase Bank,  N.A., and its successors in interest as custodian for the Depository.

      Due Date:  With respect to each Mortgage  Loan,  the date in each month on which its Scheduled  Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the GreenPoint Servicing Agreement.

      Due Period:  With respect to any Distribution Date and each Mortgage Loan, the period  commencing  on the second  day of the month  preceding  the month in which the  Distribution  Date  occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

      Eligible  Account:  Any  of (i) a  segregated  account  maintained  with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by  Standard & Poor's and P-1 by Moody's at the time  of any  deposit  therein  or  (B)  insured  by the  FDIC  (to  the  limits established by such  Corporation),  the uninsured  deposits in which account are otherwise  secured such that, as evidenced by an Opinion of Counsel (obtained by the Person  requesting  that the account be held  pursuant to this clause  (ii))
delivered  to the  Trustee  prior  to the  establishment  of such  account,  the
Certificateholders  will have a claim with  respect to the funds in such account and a perfected first priority  security  interest against any collateral (which shall be limited to Permitted Investments,  each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of  investment  in such  collateral  or the  Distribution  Date if such
Permitted  Investment  is an obligation of the  institution  that  maintains the
Distribution  Account)  securing  such funds that is  superior  to claims of any other depositors or general  creditors of the depository  institution with which such  account  is  maintained,  (ii) a  segregated  trust  account  or  accounts maintained  with a federal or state  chartered  depository  institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account  or  accounts  of a  depository  institution  acceptable  to the  Rating
Agencies (as  evidenced in writing by the Rating  Agencies  that use of any such account  as the  Distribution  Account  will not have an  adverse  effect on the then-current  ratings assigned to the Classes of the Certificates  then rated by the Rating Agencies). Eligible Accounts may bear interest.

      EMC: EMC Mortgage Corporation, and any successor thereto.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      Event of Default: An event of default described in Section 8.01.

      Excess  Cashflow:  With respect to any  Distribution  Date, the sum of (i)
Remaining    Excess    Spread    for   such    Distribution    Date   and   (ii)
Overcollateralization  Release  Amount  for such  Distribution  Date;  provided, however, that the Excess Cashflow shall include Principal Funds on and after the
Distribution  Date on which the aggregate  Certificate  Principal Balance of the
Class A-1, Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates
has been reduced to zero (other than Principal  Funds  otherwise  distributed to the Holders of Class A-1,  Class A-2,  Class M-1, Class M-2, Class B-1 and Class
B-2 Certificates on such Distribution Date).

      Excess  Liquidation  Proceeds:  To the  extent  that  such  amount  is not required by law to be paid to the  related  Mortgagor,  the  amount,  if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding  Principal  Balance of such Mortgage Loan and accrued but unpaid interest at the related  Mortgage  Interest Rate through the last day of the month in which the related  Liquidation  Date  occurs,  plus (ii) related
Liquidation Expenses.

      Excess Spread:  With respect to any Distribution Date, the excess, if any, of (i) the Interest  Funds for such  Distribution  Date over (ii) the sum of the
Current Interest on the Offered  Certificates and Interest Carry Forward Amounts
on the Class A Certificates, in each case for such Distribution Date.

      Extra  Principal  Distribution  Amount:  With respect to any  Distribution
Date, the lesser of (i) the excess, if any, of the Overcollateralization  Target
Amount for such Distribution Date over the Overcollateralization Amount for such
Distribution Date and (ii) the Excess Spread for such Distribution Date.

      Fannie Mae: Federal National Mortgage Association, and any successor thereto.

      FDIC: Federal Deposit Insurance Corporation, and any successor thereto.

      Final  Certification:  The  certification  substantially  in the  form  of
Exhibit Three to the Custodial Agreement.

      Fiscal Quarter:  November  1  through  the last day of  February,  March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

      Fitch:  Fitch Ratings, and any successor thereto.

                                       10

      Fractional Undivided Interest:  With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Certificate  Principal Balance of such Certificate and the  denominator of which is the  Certificate  Principal  Balance of such Class.
With respect to the  Certificates  in the aggregate,  the  fractional  undivided interest  evidenced  by (i) each  Residual  Certificate  will be deemed to equal
0.50% multiplied by the percentage interest of such Residual  Certificate,  (ii)
the  Class  B-IO  Certificates  will  be  deemed  to  equal  1.00%  and  (iii) a
Certificate  of any other Class will be deemed to equal 98.00%  multiplied  by a fraction,  the numerator of which is the Certificate  Principal  Balance of such
Certificate and the denominator of which is the aggregate  Certificate Principal
Balance of all the Certificates other than the Class B-IO Certificates.

      Freddie  Mac:  Freddie  Mac,  formerly  the  Federal  Home  Loan  Mortgage
Corporation, and any successor thereto.

      Global Certificate:  Any Private Certificate registered in the name of the
Depository  or its nominee,  beneficial  interests in which are reflected on the books of the Depository or on the books of a Person  maintaining an account with such Depository  (directly or as an indirect  participant in accordance with the rules of such depository).

      GreenPoint: GreenPoint Mortgage Funding, Inc., and any successor thereto.

      GreenPoint  Servicing  Agreement:  The Purchase,  Warranties and Servicing
Agreement,  dated as of September 1, 2003,  between  GreenPoint and EMC attached hereto as Exhibit H.

      Gross Margin:  As to each Mortgage Loan, the fixed percentage set forth in the related  Mortgage Note and  indicated on the Mortgage  Loan  Schedule  which percentage  is added to the related Index on each  Interest  Adjustment  Date to determine  (subject to rounding,  the minimum and maximum Mortgage Interest Rate and the Periodic  Rate Cap) the Mortgage  Interest  Rate until the next Interest
Adjustment Date.

      Holder:  The  Person in whose  name a  Certificate  is  registered  in the
Certificate  Register,  except that,  subject to Sections 11.02(b) and 11.05(e), solely for the purpose of giving any consent  pursuant  to this  Agreement,  any
Certificate  registered  in the  name of the  Depositor  or the  Trustee  or any
Affiliate  thereof  shall be deemed  not to be  outstanding  and the  Fractional
Undivided  Interest  evidenced  thereby  shall  not be  taken  into  account  in determining whether the requisite  percentage of Fractional  Undivided Interests necessary to effect any such consent has been obtained.

      Indemnified Persons:  The Trustee, the Master Servicer,  the Custodian and
the  Securities  Administrator,   and  their  officers,  directors,  agents  and
employees  and,  with respect to the Trustee,  any separate  co-trustee  and its officers, directors, agents and employees.

      Independent:  When used with respect to any  specified  Person,  this term means that such Person (a) is in fact independent of the Depositor or the Master
Servicer and of any Affiliate of the Depositor or the Master Servicer,  (b) does not have any  direct  financial  interest  or any  material  indirect  financial interest  in the  Depositor  or the  Master  Servicer  or any  Affiliate  of the
Depositor or the Master  Servicer and (c) is not connected with the Depositor or the  Master  Servicer  or  any  Affiliate  as an  officer,  employee,  promoter, underwriter, trustee, partner, director or person performing similar functions.

                                       11

      Index:  The index,  if any,  specified in a Mortgage  Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

      Individual Certificate:  Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

      Initial  Certification:  The  certification  substantially  in the form of
Exhibit One to the Custodial Agreement.

      Institutional  Accredited Investor: Any Person meeting the requirements of
Rule 501(a)(l),  (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

      Insurance  Policy:  With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

      Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged  Property other than amounts required to be paid over to the  Mortgagor  pursuant to law or the related  Mortgage Note or
Security  Instrument  and other  than  amounts  used to repair  or  restore  the
Mortgaged  Property or to  reimburse  insured  expenses,  including  the related
Servicer's  costs and expenses  incurred in connection  with  presenting  claims under the related Insurance Policies.

      Interest Accrual Period: With respect to each Class of Certificates (other than the Class XP Certificates and Residual  Certificates),  the period from and including  the  preceding  Distribution  Date  (or,  in the  case  of the  first
Distribution  Date, from the Closing Date) to and including the day prior to the current Distribution Date.

      Interest  Adjustment  Date:  With respect to a Mortgage Loan, the date, if any,  specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

      Interest  Carry  Forward  Amount:  As of any  Distribution  Date  and with respect to each Class of  Certificates  (other  than the Class XP  Certificates,
Class B-IO Certificates and Residual Certificates), the sum of (i) the excess of
(a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount  actually  distributed  to such Class of  Certificates  with respect to interest on or after such prior  Distribution Dates and (ii) interest
thereon  (to  the  extent   permitted  by  applicable  law)  at  the  applicable
Pass-Through  Rate  for such  Class  for the  related  Interest  Accrual  Period including the Interest Accrual Period relating to such Distribution Date.

                                       12

      Interest  Funds:   For  any   Distribution   Date  (i)  the  sum,  without
duplication,  of (a) all scheduled interest collected in respect to the Mortgage
Loans  during the related Due Period less the  related  Servicing  Fee,  (b) all
Monthly Advances relating to interest with respect to the Mortgage Loans made on or prior to the related  Distribution Account Deposit Date, (c) all Compensating
Interest Payments with respect to the Mortgage Loans and required to be remitted by the Master  Servicer  pursuant to this Agreement or the Servicer  pursuant to the GreenPoint  Servicing  Agreement with respect to such Distribution Date, (d)
Liquidation  Proceeds with respect to the Mortgage  Loans  collected  during the related Prepayment Period (or, in the case of Subsequent Recoveries,  during the related Due Period), to the extent such Liquidation Proceeds relate to interest,
(e) all  amounts  relating  to  interest  with  respect  to each  Mortgage  Loan purchased by EMC pursuant to Sections 2.02 and 2.03 or by the Depositor pursuant to Section  3.21 during the related Due Period and (f) all amounts in respect of interest  paid by EMC  pursuant  to  Section  10.01,  in each case to the extent remitted by EMC or the Servicer,  as  applicable,  to the  Distribution  Account pursuant to this Agreement or the GreenPoint  Servicing Agreement minus (ii) all amounts  relating to interest  required  to be  reimbursed  pursuant to Sections
4.01, 4.03 and 4.05 or as otherwise set forth in this Agreement.

      Interim  Certification:  The  certification  substantially  in the form of
Exhibit Two to the Custodial Agreement.

      Investment  Letter:  The  letter  to be  furnished  by each  Institutional
Accredited  Investor  which  purchases  any  of  the  Private   Certificates  in
connection  with such purchase,  substantially  in the form set forth as Exhibit
F-1 hereto.

      LIBOR  Business Day: Any day other than a Saturday or a Sunday or a day on which  banking  institutions  in the city of London,  England  are  required  or authorized by law to be closed.

      LIBOR   Determination   Date:  With  respect  to  each  Class  of  Offered
Certificates and for the first Interest Accrual Period,  December 27, 2005. With respect to each Class of Offered  Certificates  and any Interest  Accrual Period
thereafter,  the second LIBOR  Business Day preceding the  commencement  of such
Interest Accrual Period.

      Liquidated  Mortgage  Loan:  Any  defaulted  Mortgage Loan as to which the
Servicer or the Master  Servicer has  determined  that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

      Liquidation  Date: With respect to any Liquidated  Mortgage Loan, the date on which the Servicer or the Master  Servicer has  certified  that such Mortgage
Loan has become a Liquidated Mortgage Loan.

      Liquidation  Expenses:  With  respect to a Mortgage  Loan in  liquidation, unreimbursed  expenses  paid or incurred by or for the account of the  Servicer, such expenses  including (a) property  protection  expenses,  (b) property sales expenses,  (c) foreclosure and sale costs,  including court costs and reasonable attorneys'  fees,  and (d)  similar  expenses  reasonably  paid or  incurred  in connection with liquidation.

      Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan,  whether through  trustee's sale,  foreclosure sale,
Insurance  Proceeds,   condemnation   proceeds  or  otherwise,   and  Subsequent
Recoveries.

                                       13

      Loan-to-Value  Ratio:  With respect to any Mortgage  Loan,  the  fraction, expressed as a  percentage,  the  numerator  of which is the original  principal balance  of the  related  Mortgage  Loan  and the  denominator  of  which is the
Original Value of the related Mortgaged Property.

      Lost Notes: The original  Mortgage Notes that have been lost, as indicated
on the Mortgage Loan Schedule.

      Margin:  With  respect to any  Distribution  Date on or prior to the first possible Optional Termination Date and (i) the Class A-1 Certificates, 0.37% per
annum,  (ii) the Class A-2  Certificates,  0.44% per annum,  (iii) the Class M-1
Certificates, 0.62% per annum, (iv) the Class M-2 Certificates, 1.05% per annum,
(v) the  Class  B-1  Certificates,  1.75%  per  annum  and  (vi) the  Class  B-2
Certificates,  2.00% per annum; and with respect to any Distribution  Date after the first possible Optional Termination Date and (i) the Class A-1 Certificates,
0.74% per annum,  (ii) the Class A-2  Certificates,  0.88% per annum,  (iii) the
Class M-1 Certificates, 0.93% per annum, (iv) the Class M-2 Certificates, 1.575%
per annum, (v) the Class B-1  Certificates,  2.625% per annum and (vi) the Class
B-2 Certificates, 3.00% per annum

      Marker  Rate:  With  respect  to  the  Class  B-IO  Certificates  and  any
Distribution  Date, a per annum rate equal to two (2) times the weighted average of the  Uncertificated  REMIC I Pass-Through  Rates for REMIC I Regular Interest
LT2 and REMIC I Regular Interest LT3.

      Master  Servicer:  As of the Closing  Date,  Wells  Fargo  Bank,  National
Association and, thereafter,  its respective successors in interest who meet the qualifications of the Servicing Agreement and this Agreement.

      Master Servicer Certification:  A written certification covering servicing of the  Mortgage  Loans by the  Servicer  and signed by an officer of the Master
Servicer that complies with (i) the  Sarbanes-Oxley Act of 2002, as amended from time to time,  and (ii) the  February  21,  2003  Statement  by the Staff of the
Division  of  Corporation  Finance of the  Securities  and  Exchange  Commission
Regarding  Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and
15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended,  (b) the Statement referred to in clause (ii) is modified  or  superceded  by any  subsequent  statement,  rule or regulation  of the  Securities  and Exchange  Commission  or any  statement of a division  thereof,  or (c)  any  future  releases,  rules  and  regulations  are published by the Securities and Exchange  Commission  from time to time pursuant to the  Sarbanes-Oxley  Act of 2002,  which in any such case affects the form or
substance   of  the   required   certification   and  results  in  the  required
certification  being,  in  the  reasonable  judgment  of  the  Master  Servicer, materially  more onerous than the form of the required  certification  as of the
Closing Date,  the Master  Servicer  Certification  shall be as agreed to by the
Master  Servicer  and the  Depositor  following a  negotiation  in good faith to determine how to comply with any such new requirements.

      Master Servicer Collection Account:  The trust account or accounts created and maintained  pursuant to Section 4.02,  which shall be denominated  "JPMorgan
Chase  Bank,  N.A.,  as Trustee  f/b/o  holders  of  Structured  Asset  Mortgage
Investments  II Inc.,  Bear Stearns ALT-A Trust 2004-13,  Mortgage  Pass-Through
Certificates,  Series 2004-13 - Master Servicer  Collection  Account," and which shall be an Eligible Account.

                                       14

      Master Servicing Compensation: The meaning specified in Section 3.14.

      Material Defect: The meaning specified in Section 2.02(b).

      Maximum  Lifetime  Mortgage  Rate:  The maximum  level to which a Mortgage
Interest Rate can adjust in accordance with its terms,  regardless of changes in the applicable Index.

      MERS:  Mortgage  Electronic  Registration  Systems,  Inc.,  a  corporation organized  and  existing  under  the  laws of the  State  of  Delaware,  and any successor thereto.

      MERS  System:  The  system  of  recording   transfers  of  Mortgage  Loans
electronically maintained by MERS.

      MIN: The Mortgage Identification Number for Mortgage Loans registered with
MERS on the MERS System.

      Minimum  Lifetime  Mortgage  Rate:  The minimum  level to which a Mortgage
Interest Rate can adjust in accordance with its terms,  regardless of changes in the applicable Index.

      MOM Loan:  With respect to any Mortgage Loan, MERS acting as the mortgagee of such  Mortgage  Loan,  solely as nominee for the  originator of such Mortgage
Loan and its successors and assigns, at the origination thereof.

      Monthly Advance:  An advance of principal or interest  required to be made by the Servicer  pursuant to the  GreenPoint  Servicing  Agreement or the Master
Servicer pursuant to Section 6.05.

      Monthly Delinquency  Percentage:  With respect to a Distribution Date, the percentage  equivalent  of a fraction,  the  numerator of which is the aggregate
Stated  Principal  Balance  of the  Mortgage  Loans  that  are 60  days  or more
Delinquent or are in bankruptcy or  foreclosure  or are REO  Properties for such
Distribution Date and the denominator of which is the aggregate Stated Principal
Balance of Mortgage Loans for such Distribution Date.

      Moody's: Moody's Investors Service, Inc., and any successor in interest.

      Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional  documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage  Interest Rate:  The annual rate at which  interest  accrues from time to time on any Mortgage Loan pursuant to the related  Mortgage Note,  which rate is equal to the "Mortgage  Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

                                       15

     Mortgage  Loan:  A mortgage  loan  transferred  and assigned to the Trustee pursuant to Section  2.01 or Section  2.04 and held as a part of the Trust Fund, as  identified  in the Mortgage  Loan  Schedule  (which shall  include,  without limitation,  (i) with respect to each  Cooperative  Loan,  the related  Mortgage
Note,  Security  Agreement,  Assignment of Proprietary Lease,  Cooperative Stock
Certificate,  Cooperative  Lease and Mortgage  File and all rights  appertaining theret o, and (ii) with respect to each  Mortgage  Loan other than a Cooperative
Loan,  each related  Mortgage  Note,  Mortgage and Mortgage  File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

      Mortgage Loan  Purchase  Agreement:  The Mortgage Loan Purchase  Agreement
dated as of December 30,  2004,  between EMC, as seller,  and  Structured  Asset
Mortgage  Investments  II Inc., as  purchaser,  and all  amendments  thereof and supplements thereto, attached as Exhibit J.

      Mortgage Loan  Schedule:  The schedule  attached  hereto as Exhibit B with respect  to the  Mortgage  Loans,  as amended  from time to time to reflect  the repurchase or  substitution  of Mortgage Loans pursuant to this Agreement or the
Mortgage Loan Purchase Agreement, as the case may be.

      Mortgage  Note:  The  originally  executed  note or other  evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgaged  Property:  Land and improvements  securing the indebtedness of a
Mortgagor under the related Mortgage Loan or, in the case of REO Property,  such
REO  Property or, in the case of a  Cooperative  Loan,  the related  Cooperative
Lease and Cooperative Stock.

      Mortgagor: The obligor on a Mortgage Note.

      Net  Interest  Shortfall:  With  respect  to any  Distribution  Date,  the
Prepayment  Interest  Shortfall,  if any,  for  such  Distribution  Date  net of
Compensating Interest Payments made with respect to such Distribution Date.

      Net Liquidation Proceeds: As to any Liquidated Mortgage Loan,  Liquidation
Proceeds  net of (i)  Liquidation  Expenses  which are payable  therefrom by the
Master  Servicer or the Servicer in  accordance  with the  GreenPoint  Servicing
Agreement  or this  Agreement  and  (ii)  unreimbursed  advances  by the  Master
Servicer or the Servicer and Monthly Advances.

      Net Rate:  With respect to each Mortgage Loan, the Mortgage  Interest Rate in effect from time to time less the Servicing Fee Rate expressed as a per annum rate.

      Net Rate Cap: For any  Distribution  Date, the weighted average of the Net
Rates of the  Mortgage  Loans,  weighted  on the basis of the  Stated  Principal
Balances  thereof as of the  preceding  Distribution  Date,  as  adjusted  to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related  Interest  Accrual  Period.
For federal income tax purposes, the Net Rate Cap is equal to the Uncertificated
REMIC I Pass-Through Rate for the REMIC I Regular Interest LT1.

      Nonrecoverable  Advance:  Any  advance  or Monthly  Advance  (i) which was previously  made or is proposed to be made by the Master  Servicer,  the Trustee
(as successor Master Servicer) or the Servicer and (ii) which, in the good faith judgment of the Master  Servicer,  the Trustee or the Servicer,  will not or, in the case of a proposed  advance or Monthly  Advance,  would not,  be  ultimately recoverable by the Master  Servicer,  the Trustee (as successor Master Servicer)
or the Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

                                       16

      Notional  Amount:  The  Notional  Amount  of the Class  B-IO  Certificates
immediately  prior to any  Distribution  Date is equal to the  aggregate  of the
Uncertificated Principal Balances of the REMIC I Regular Interests.

      Offered  Certificate:   Any  Senior  Certificate  or  Offered  Subordinate
Certificate.

      Offered  Subordinate  Certificate:  Any of the Class M-1, Class M-2, Class
B-1 or Class B-2 Certificates.

      Officer's Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board,  the President or a Vice  President or Assistant
Vice  President  or other  authorized  officer  of the  Master  Servicer  or the
Depositor,  as  applicable,  and  delivered to the Trustee,  as required by this
Agreement.

      One-Month  LIBOR:  With respect to any Interest  Accrual Period,  the rate determined by the Securities  Administrator  on the related LIBOR  Determination
Date on the  basis of the  rate for U.S.  dollar  deposits  for one  month  that appears on  Telerate  Screen  Page 3750 as of 11:00 a.m.  (London  time) on such
LIBOR  Determination  Date;  provided that the parties hereto  acknowledge  that
One-Month  LIBOR for the first  Interest  Accrual Period shall equal 2.4175% per annum.  If such rate does not  appear  on such page (or such  other  page as may replace that page on that service, or if such service is no longer offered, such other  service for  displaying  One-Month  LIBOR or  comparable  rates as may be reasonably  selected by the Securities  Administrator),  One-Month LIBOR for the
applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank
Rate is available,  One-Month  LIBOR will be One-Month  LIBOR  applicable to the preceding Interest Accrual Period.

      Opinion of Counsel:  A written opinion of counsel who is or are acceptable to the  Trustee  and who,  unless  required to be  Independent  (an  "Opinion of
Independent  Counsel"),  may be internal counsel for EMC, the Master Servicer or the Depositor.

      Optional  Termination  Date: The Distribution  Date on which the aggregate
Stated  Principal  Balance of all of the Mortgage Loans is equal to or less than
20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of
the Cut-off Date.

      Original   Subordinate   Principal  Balance:  The  sum  of  the  aggregate
Certificate  Principal Balances of each Class of Subordinate  Certificates as of the Closing Date.

      Original  Value:  The lesser of (i) the Appraised  Value or (ii) the sales price of a Mortgaged  Property at the time of  origination  of a Mortgage  Loan, except in instances where either clauses (i) or (ii) is  unavailable,  the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable,  Original  Value may be determined  from other  sources  reasonably acceptable to the Depositor.

                                       17

      Outstanding  Mortgage Loan:  With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal  Prepayment in full,  did not  become  a  Liquidated  Mortgage  Loan and was not  purchased  or replaced.

      Outstanding  Principal Balance:  As of the time of any determination,  the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor,  or, in the case of an REO Property,  the principal  balance of the related  Mortgage
Loan  remaining  to be paid by the  Mortgagor  at the  time  such  property  was acquired  by the  Trust  Fund less any Net  Liquidation  Proceeds  with  respect thereto to the extent applied to principal.

      Overcollateralization  Amount:  With respect to any Distribution Date, the excess,  if any, of (a) the aggregate Stated  Principal  Balance of the Mortgage
Loans for such  Distribution Date over (b) the aggregate  Certificate  Principal
Balance of the Offered Certificates on such Distribution Date (after taking into account the payment of  principal  other than any Extra  Principal  Distribution
Amount on such Certificates).

      Overcollateralization  Release  Amount:  With respect to any  Distribution
Date is the  lesser  of (x) the sum of the  amounts  described  in  clauses  (a)
through (e) and (g) in the definition of Principal  Funds for such  Distribution
Date and (y) the  excess,  if any, of (i) the  Overcollateralization  Amount for
such Distribution Date (assuming that 100% of such Principal Funds is applied as
a   principal   payment   on   such    Distribution    Date)   over   (ii)   the
Overcollateralization  Target Amount for such Distribution Date (with the amount pursuant  to clause (y) deemed to be $0 if the  Overcollateralization  Amount is
less  than  or  equal  to  the  Overcollateralization   Target  Amount  on  that
Distribution Date).

     Overcollateralization  Target Amount: With respect to any Distribution Date
(a) prior to the Stepdown Date, 1.05% of the aggregate Stated Principal  Balance of the Mortgage  Loans as of the Cut-Off Date, (b) on or after the Stepdown Date and if a Trigger  Event is not in effect,  the  greater of (i) the lesser of (1)
1.05% of the aggregate Stated Principal  Balance of the Mortgage Loans as of the
Cut-Off  Date and (2)  2.10%  of the then  current  aggregate  Stated  Principal
Balance of the Mortgage Loans as of such  Distribution  Date and (ii) $2,805,108 and (c) on or after the Stepdown Date and if a Trigger  Event is in effect,  the
Overcollateralization  Target Amount for the immediately preceding  Distribution
Date.

      Pass-Through  Rate:  As to each  Class  of  Certificates  and the  REMIC I
Regular  Interests,  the rate of interest  determined  as provided  with respect thereto in Section 5.01(c).

      Periodic  Rate Cap:  With  respect  to each  Mortgage  Loan,  the  maximum adjustment  that  can be made to the  Mortgage  Interest  Rate on each  Interest
Adjustment  Date in  accordance  with its  terms,  regardless  of changes in the applicable Index.

      Permitted  Investments:  Any one or more of the following  obligations  or
securities   held  in  the  name  of  the   Trustee   for  the  benefit  of  the
Certificateholders:

                                       18

            (1) direct  obligations  of, and  obligations  the timely payment of which are fully  guaranteed  by the United States of America or any agency or  instrumentality  of the United  States of America the  obligations  of which are  backed by the full  faith and  credit of the  United  States of
      America;

            (2)  (a)  demand  or  time  deposits,   federal  funds  or  bankers'
      acceptances  issued  by  any  depository   institution  or  trust  company
      incorporated  under the laws of the United  States of America or any state thereof  (including  the Trustee or the Master  Servicer or its Affiliates
      acting in its commercial  banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial  paper and/or the  short-term  debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such  investment or  contractual  commitment  providing for such  investment  have the  Applicable  Credit  Rating or better from each
      Rating Agency and (b) any other demand or time deposit or  certificate  of
      deposit  that  is  fully   insured  by  the  Federal   Deposit   Insurance
      Corporation;

            (3)  repurchase   obligations  with  respect  to  (a)  any  security
      described  in  clause  (i)  above  or (b) any  other  security  issued  or guaranteed  by an  agency  or  instrumentality  of the  United  States  of
      America,  the obligations of which are backed by the full faith and credit of the  United  States of  America,  in either  case  entered  into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

            (4) securities  bearing interest or sold at a discount issued by any
      corporation   (including  the  Trustee  or  the  Master  Servicer  or  its
      Affiliates) incorporated under the laws of the United States of America or any state  thereof that have the  Applicable  Credit Rating or better from each  Rating  Agency  at  the  time  of  such  investment  or  contractual
      commitment  providing  for  such  investment;   provided,   however,  that
      securities  issued by any  particular  corporation  will not be  Permitted
      Investments  to the extent that  investments  therein  will cause the then outstanding  principal amount of securities issued by such corporation and held as part of the  Trust  to  exceed  10% of the  aggregate  Outstanding
      Principal  Balances of all the Mortgage  Loans and  Permitted  Investments
      held as part of the Trust;

            (5) commercial paper (including both  non-interest-bearing  discount obligations  and  interest-bearing  obligations  payable on demand or on a specified date not more than one year after the date of issuance  thereof)
      having the  Applicable  Credit Rating or better from each Rating Agency at the time of such investment;

            (6) a Reinvestment  Agreement issued by any bank,  insurance company or other corporation or entity;

            (7) any other  demand,  money  market or time  deposit,  obligation, security or  investment  as may be  acceptable  to each  Rating  Agency as evidenced in writing by each Rating Agency to the Trustee; and

                                       19

            (8) any money  market or common  trust fund  having  the  Applicable
      Credit Rating or better from each Rating  Agency,  including any such fund for which the  Trustee  or the Master  Servicer  or any  affiliate  of the
      Trustee or the Master Servicer acts as a manager or an advisor;

provided,  however,  that  no  instrument  or  security  shall  be  a  Permitted
Investment  if such  instrument  or security  evidences a right to receive  only interest payments with respect to the obligations  underlying such instrument or if such  security  provides for payment of both  principal  and interest  with a yield to  maturity  in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

      Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

      Person:   Any  individual,   corporation,   partnership,   joint  venture,
association,    limited   liability   company,   joint-stock   company,   trust,
unincorporated organization or government or any agency or political subdivision thereof.

      Physical   Certificates:   The  Residual   Certificates  and  the  Private
Certificates.

      Plan: The meaning specified in Section 5.07(a).

      Prepayment  Charge:  With  respect to any  Mortgage  Loan,  the charges or premiums,  if any, due in connection  with a full or partial  prepayment of such
Mortgage Loan in accordance with the terms thereof.

      Prepayment  Charge Loan:  Any Mortgage Loan for which a Prepayment  Charge may be assessed and to which such  Prepayment  Charge the Class XP  Certificates are entitled, as indicated on the Mortgage Loan Schedule.

      Prepayment Interest Shortfall:  With respect to any Distribution Date, for each Mortgage  Loan that was the subject of a partial  Principal  Prepayment,  a
Principal  Prepayment  in full,  or that  became a  Liquidated  Loan  during the related Prepayment Period,  (other than a Principal Prepayment in full resulting from the purchase of a Mortgage  Loan pursuant to Section  2.02,  2.03,  3.21 or
10.01  hereof),  the amount,  if any,  by which (i) one month's  interest at the applicable  Net Rate on the  Stated  Principal  Balance  of such  Mortgage  Loan immediately  prior  to such  prepayment  (or  liquidation)  or in the  case of a partial  Principal  Prepayment on the amount of such  prepayment (or liquidation proceeds)  exceeds (ii) the amount of interest  paid or collected in  connection with such Principal  Prepayment or such liquidation proceeds less the sum of (a)
any Prepayment Charges and (b) the related Servicing Fee.

      Prepayment Period:  With respect to a Distribution Date is the immediately preceding  calendar month in the case of the Mortgage Loans for which EMC is the
Servicer and in the case of the Mortgage Loans for which EMC is not the Servicer such period as is provided in the GreenPoint Servicing Agreement with respect to the Servicer.

                                       20

      Primary Mortgage Insurance Policy: A policy underwriting  primary mortgage insurance.

      Principal  Distribution Amount: With respect to each Distribution Date, an amount  equal  to the  excess  of (i) sum of (a) the  Principal  Funds  for such
Distribution  Date and (b) any  Extra  Principal  Distribution  Amount  for such
Distribution  Date over (ii) any  Overcollateralization  Release Amount for such
Distribution Date..

      Principal  Funds:  With  respect to any  Distribution  Date,  (i) the sum, without  duplication,  of (a) all scheduled  principal collected on the Mortgage
Loans  during the  related  Due Period,  (b) all  Monthly  Advances  relating to principal  made on the  Mortgage  Loans on or before  the  Distribution  Account
Deposit Date,  (c) Principal  Prepayments  on the Mortgage  Loans,  exclusive of prepayment charges or penalties, collected during the related Prepayment Period,
(d) the Stated Principal Balance of each Mortgage Loan that was purchased by the
Seller pursuant to Section 2.02, 2.03 or 3.21 during the related Due Period, (e)
the aggregate of all  Substitution  Adjustment  Amounts in  connection  with the substitution  of Mortgage  Loans pursuant to Section 2.04 during the related Due
Period,  (f)  amounts in respect of  principal  paid by EMC  pursuant to Section
10.01 and (g) all Liquidation  Proceeds  collected during the related Prepayment
Period (or, in the case of Subsequent Recoveries, during the related Due Period)
on the  Mortgage  Loans,  to the  extent  such  Liquidation  Proceeds  relate to principal,  in each case to the extent  remitted  by EMC or the  Servicer to the
Distribution  Account  pursuant to this  Agreement or the  GreenPoint  Servicing
Agreement minus (ii) all amounts required to be reimbursed  pursuant to Sections
4.01, 4.03 and 4.05 or as otherwise set forth in this Agreement.

      Principal  Prepayment:  Any  payment  (whether  partial  or full) or other recovery  of  principal  on a Mortgage  Loan which is received in advance of its scheduled Due Date to the extent that it is not  accompanied  by an amount as to interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment,  including  Insurance  Proceeds and  the  Repurchase  Proceeds,  but  excluding  the  principal  portion  of Net
Liquidation Proceeds.

      Private Certificate:  Any Class XP Certificate,  Class B-IO Certificate or
Class R Certificate.

      Prospectus:  The  prospectus,  dated December 20, 2004, as supplemented by the prospectus  supplement dated December 23, 2004,  relating to the offering of the Certificates.

      Protected Account:  An account  established and maintained for the benefit of  Certificateholders  by the Servicer  with respect to the Mortgage  Loans and with respect to REO Property pursuant to the GreenPoint Servicing Agreement.

      QIB: A Qualified  Institutional  Buyer as defined in Rule 144A promulgated under the Securities Act.

      Qualified Insurer:  Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged
Properties  is or are  located,  duly  authorized  and licensed in such state or states to  transact  the type of  insurance  business in which it is engaged and approved  as an  insurer by the Master  Servicer,  so long as the claims  paying ability  of  which  is  acceptable  to  the  Rating  Agencies  for  pass-through certificates  having  the same  rating as the  Certificates  rated by the Rating
Agencies as of the Closing Date.

                                       21

      Rating Agencies: S&P and Moody's.

      Realized  Loss:  Any (i)  Bankruptcy  Loss  or  (ii) as to any  Liquidated
Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage
Loan plus  accrued and unpaid  interest  thereon at the Mortgage  Interest  Rate through the last day of the month of such liquidation,  less (y) the related Net
Liquidation  Proceeds  with  respect  to such  Mortgage  Loan  and  the  related
Mortgaged  Property;  provided,  however,  that in the event the Master Servicer receives Subsequent  Recoveries with respect to any Mortgage Loan, the amount of the  Realized  Loss with  respect to that  Mortgage  Loan will be reduced to the extent  such  Subsequent  Recoveries  are  applied  to  reduce  the  Certificate
Principal Balance of any Class of Certificates on any Distribution Date.

      Record Date:  For each Class of  Certificates,  the Business Day preceding the applicable  Distribution Date so long as such Class of Certificates  remains in book-entry  form; and  otherwise,  the close of business on the last Business
Day of the month immediately preceding the month of such Distribution Date.

      Reference  Bank: A leading bank selected by the  Securities  Administrator that is engaged in  transactions  in  Eurodollar  deposits in the  international
Eurocurrency market.

      Reference  Bank Rate:  With respect to any Interest  Accrual  Period,  the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of
0.03125%,  of the offered rates for United States dollar  deposits for one month that are quoted by the Reference  Banks as of 11:00 a.m., New York City time, on the related interest  determination  date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate  Principal  Balance of all Classes of Offered  Certificates for such
Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York
City, selected by the securities administrator,  as of 11:00 a.m., New York City time,  on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts  approximately equal to the aggregate Certificate
Principal Balance of all Classes of Offered Certificates.

      Reinvestment Agreements:  One or more reinvestment agreements,  acceptable to the Rating Agencies,  from a bank,  insurance company or other corporation or entity (including the Trustee).

      Relief Act: The Servicemembers' Civil Relief Act, or similar state laws.

      Relief Act  Mortgage  Loan:  Any Mortgage  Loan as to which the  Scheduled
Payment thereof has been reduced due to the application of the Relief Act.

                                       22

      Remaining Excess Spread: With respect to any Distribution Date, the excess of the  related  Excess  Spread over the related  Extra  Principal  Distribution
Amount.

      REMIC: A real estate mortgage investment conduit, as defined in the Code.

      REMIC I: That group of assets  contained in the Trust Fund designated as a
REMIC  consisting  of (i) the  Mortgage  Loans,  (ii)  amounts on deposit in the
Master Servicer  Collection Account related to the Mortgage Loans, (iii) any REO
Property  relating  to the  Mortgage  Loans,  (iv) the  rights of the Trust with respect the Mortgage Loans under the  GreenPoint  Servicing  Agreement,  (v) the rights of the Trust with respect the Mortgage Loans under any related Assignment
Agreement or insurance  policy and (vi) any proceeds of the  foregoing,  but not including the Cap Contract or any proceeds thereof.

      REMIC I Available  Distribution Amount: For any Distribution Date, the sum
of the Principal Funds and Interest Funds (other than any Subsequent Recoveries)
for such Distribution Date.

      REMIC I  Distribution  Amount:  For any  Distribution  Date, the following amounts, in the following order of priority,  shall be distributed by REMIC I to
REMIC II on account of the REMIC I Regular  Interests and the Class R-I Residual
Interest:

     (1)  to the extent of the REMIC I Available  Distribution  Amount, to REMIC
          II as the holder of the REMIC I Regular  Interests  LT1,  LT2, LT3 and
          LT4, pro rata, in an amount equal to (A) their Uncertificated  Accrued
          Interest for such  Distribution  Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

     (2)  the amount of prepayment charges received with respect to the Mortgage
          Loans and  distributable to the Class XP Certificates,  to the REMIC I
          Regular Interest LT1;

     (3)  to REMIC II as the  holder  of the REMIC I  Regular  Interests,  in an amount equal to the  remainder  of the REMIC I Available  Distribution
          Amount  after the  distributions  made  pursuant  to clause (1) above, allocated as follows (except as provided below):

                  (A) in respect of the REMIC I Regular  Interests  LT2, LT3 and
            LT4, their respective Principal Distribution Amounts;

                  (B) in  respect  of the  REMIC I  Regular  Interest  LT1,  any remainder  until the  Uncertificated  Principal  Balance  thereof is reduced to zero; and

                  (C) any remainder in respect of the REMIC I Regular  Interests
            LT2,   LT3  and  LT4,  pro  rata   according  to  their   respective
            Uncertificated  Principal  Balances as reduced by the  distributions deemed  made  pursuant to clause (A) above,  until their  respective
            Uncertificated Principal Balances are reduced to zero;

                                       23

     (4)  the amount of any Subsequent Recoveries for such Distribution Date, to
          REMIC II as the holder of the REMIC I Regular Interests, in respect of the  REMIC I  Regular  Interests  LT1,  LT2,  LT3 and  LT4,  pro  rata according to the amount of  unreimbursed  Realized  Losses  previously allocated  to each such Class  pursuant to the  definition  of REMIC I
          Realized  Loss;  provided,   however,  that  any  amounts  distributed
          pursuant  to this  clause  (4)  shall  not  cause a  reduction  in the
          Uncertificated  Principal  Balances  of  any of the  REMIC  I  Regular
          Interests; and

     (5)  any remaining amounts of the REMIC I Available  Distribution Amount or of  any  Subsequent  Recoveries  to  the  Holders  of  the  Class  R-I
          Certificates.

      REMIC I  Interests:  The  REMIC I  Regular  Interests  and the  Class  R-I
Certificates.

      REMIC I  Principal  Reduction  Amounts:  For any  Distribution  Date,  the
amounts by which the principal  balances of the REMIC I Regular  Interests  LT1,
LT2, LT3 and LT4, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the  distribution of principal,  determined as follows:

      For purposes of the succeeding  formulas the following  symbols shall have the meanings set forth below:

~~~

      Y1 =  the principal  balance of the REMIC I  Regular  Interest LT1 after distributions on the prior Distribution Date.

      Y2 =  the principal  balance of the REMIC I  Regular  Interest LT2 after distributions on the prior Distribution Date.

      Y3 =  the principal  balance of the REMIC I  Regular  Interest LT3 after distributions on the prior Distribution Date.

      Y4 =  the principal  balance of the REMIC I  Regular  Interest LT4 after distributions on the prior Distribution Date (note:  Y3 = Y4).

      ΔY1 = the REMIC I Regular Interest LT1 Principal Reduction Amount.

      ΔY2 = the REMIC I Regular Interest LT2 Principal Reduction Amount.

      ΔY3 = the REMIC I Regular Interest LT3 Principal Reduction Amount.

      ΔY4 = the REMIC I Regular Interest LT4 Principal Reduction Amount.

      P0 =  the aggregate  principal  balance of the REMIC I Regular Interests
LT1,  LT2,  LT3 and LT4 after  distributions  and the  allocation  of Realized
Losses on the prior Distribution Date.

      P1 =  the aggregate  principal  balance of the REMIC I Regular Interests
LT1,  LT2,  LT3 and LT4 after  distributions  and the  allocation  of Realized
Losses to be made on such Distribution Date.

                                       24

      ΔP = P0 - P1 = the  aggregate of the REMIC I Regular  Interests  LT1,
LT2, LT3 and LT4 Principal Reduction Amounts.

            =     the  aggregate of Realized  Losses to be  allocated  to, and the principal  distributions to be made on, the Class A-1 Certificates on such
Distribution  Date (including  distributions of accrued and unpaid interest on the Class B-IO Certificates for prior Distribution Dates).

      R0 =  the Net Rate Cap (stated as a monthly  rate) after  giving  effect
to  amounts   distributed   and  Realized   Losses   allocated  on  the  prior
Distribution Date.

      R1 =  the Net Rate Cap (stated as a monthly  rate) after  giving  effect to amounts to be  distributed  and  Realized  Losses to be  allocated  on such
Distribution Date.

      α = (Y2 + Y3)/P0. The initial value of α on the Closing Date for use on the first Distribution Date shall be 0.0001.

      γ0 = the lesser of (A) the sum for all Classes of Certificates, other than the Class  B-IO  Certificates,  of the  product  for each  Class of (i) the monthly  interest rate (as limited by the Net Rate Cap, if applicable)  for such
Class applicable for distributions to be made on such Distribution Date and (ii)
the aggregate  Certificate  Principal Balance for such Class after distributions and the  allocation of Realized  Losses on the prior  Distribution  Date and (B)
R0*P0.

      γ1 = the lesser of (A) the sum for all Classes of Certificates, other than the Class  B-IO  Certificates,  of the  product  for each  Class of (i) the monthly  interest rate (as limited by the Net Rate Cap, if applicable)  for such
Class   applicable  for   distributions  to  be  made  on  the  next  succeeding
Distribution Date and (ii) the aggregate  Certificate Principal Balance for such
Class after  distributions  and the allocation of Realized  Losses to be made on such Distribution Date and (B) R1*P1.

      Then, based on the foregoing definitions:

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4;

      ΔY2 = (α/2){( γ0R1 - γ1R0)/R0R1};

      ΔY3 = αΔP - ΔY2; and

      ΔY4 = ΔY3.

      if both ΔY2 and ΔY3, as so determined, are non-negative numbers.
Otherwise:

      (1)   If ΔY2, as so determined, is negative, then

      ΔY2 = 0;

      ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

      ΔY4 = ΔY3; and

                                       25

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

      (2)   If ΔY3, as so determined, is negative, then

      ΔY3 = 0;

      ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 -  γ1R0};

      ΔY4 = ΔY3; and

      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

      REMIC I  Realized  Loss:  Realized  Losses  on  Mortgage  Loans  shall  be allocated to the REMIC I Regular Interests as follows:  Realized Losses shall be allocated,  first,  to the REMIC I Regular  Interests  LT2, LT3 and LT4 pro rata according to their respective REMIC I Principal  Reduction Amounts to the extent thereof in reduction  of the  Uncertificated  Principal  Balance of such REMIC I
Regular Interests and, second,  the remainder,  if any, of Realized Losses shall be  allocated  to  the  REMIC  I  Regular  Interest  LT1  in  reduction  of  the
Uncertificated Principal Balance thereof.

      REMIC I Regular  Interests:  REMIC I Regular Interest LT1, REMIC I Regular
Interest LT2, REMIC I Regular Interest LT3 and REMIC I Regular Interest LT4.

      REMIC I Regular  Interest LT1: A regular  interest in REMIC I that is held as an asset of REMIC II,  that has an  initial  principal  balance  equal to the related  Uncertificated  Principal  Balance,  that bears interest at the related
Uncertificated  REMIC I Pass-Through  Rate, and that has such other terms as are described herein.

      REMIC I  Regular  Interest  LT1  Principal  Distribution  Amount:  For any
Distribution  Date,  the  excess,  if any, of the REMIC I Regular  Interest  LT1
Principal  Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT1 on such Distribution Date.

      REMIC I Regular  Interest LT2: A regular  interest in REMIC I that is held as an asset of REMIC II,  that has an  initial  principal  balance  equal to the related  Uncertificated  Principal  Balance,  that bears interest at the related
Uncertificated  REMIC I Pass-Through  Rate, and that has such other terms as are described herein.

      REMIC I  Regular  Interest  LT2  Principal  Distribution  Amount:  For any
Distribution  Date,  the  excess,  if any, of the REMIC I Regular  Interest  LT2
Principal  Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT2 on such Distribution Date.

      REMIC I Regular  Interest LT3: A regular  interest in REMIC I that is held as an asset of REMIC II,  that has an  initial  principal  balance  equal to the related  Uncertificated  Principal  Balance,  that bears interest at the related
Uncertificated  REMIC I Pass-Through  Rate, and that has such other terms as are described herein.

                                       26

      REMIC I  Regular  Interest  LT3  Principal  Distribution  Amount:  For any
Distribution  Date,  the  excess,  if any, of the REMIC I Regular  Interest  LT3
Principal  Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT3 on such Distribution Date.

      REMIC I Regular  Interest LT4: A regular  interest in REMIC I that is held as an asset of REMIC II,  that has an  initial  principal  balance  equal to the related  Uncertificated  Principal  Balance,  that bears interest at the related
Uncertificated  REMIC I Pass-Through  Rate, and that has such other terms as are described herein.

      REMIC I  Regular  Interest  LT4  Principal  Distribution  Amount:  For any
Distribution  Date,  the  excess,  if any, of the REMIC I Regular  Interest  LT4
Principal  Reduction Amount for such  Distribution Date over the Realized Losses allocated to the REMIC I Regular Interest LT4 on such Distribution Date.

      REMIC II: That group of assets contained in the Trust Fund designated as a
REMIC consisting of the REMIC I Regular Interests.

      REMIC II  Certificates:  The REMIC II Regular  Certificates  and the Class
R-II Certificates.

      REMIC II Regular Certificates: As defined in Section 5.01(c).

      REMIC Opinion:  An Opinion of Independent  Counsel, to the effect that the proposed action  described  therein would not, under the REMIC  Provisions,  (i)
cause any 2004-13 REMIC to fail to qualify as a REMIC while any regular interest in such  2004-13  REMIC  is  outstanding,  (ii)  result  in a tax on  prohibited transactions  with  respect to any 2004-13  REMIC or (iii)  constitute a taxable contribution to any 2004-13 REMIC after the Startup Day.

      REMIC Provisions: The provisions of the federal income tax law relating to
REMICs,  which appear at Sections  860A  through  860G of the Code,  and related provisions and regulations  promulgated  thereunder,  as the foregoing may be in effect from time to time.

      REO Property:  A Mortgaged  Property  acquired in the name of the Trustee, for the  benefit  of  Certificateholders,  by  foreclosure  or  deed-in-lieu  of foreclosure in connection with a defaulted Mortgage Loan.

      Repurchase  Price:  With  respect to any  Mortgage  Loan (or any  property acquired with respect thereto) required to be repurchased by the Seller pursuant to the Mortgage  Loan  Purchase  Agreement or Article II of this  Agreement,  an amount  equal  to the  excess  of (i)  the sum of (a)  100%  of the  Outstanding
Principal  Balance of such Mortgage Loan as of the date of repurchase (or if the related  Mortgaged  Property was  acquired  with  respect  thereto,  100% of the
Outstanding  Principal Balance at the date of the acquisition),  (b) accrued but unpaid interest on the  Outstanding  Principal  Balance at the related  Mortgage
Interest Rate, through and including the last day of the month of repurchase and
(c) any costs and damages (if any) incurred by the Trust in connection  with any violation of such Mortgage  Loan of any  predatory or abusive  lending laws over
(ii) any portion of the Master  Servicing  Compensation,  Monthly  Advances  and
advances payable to the purchaser of the Mortgage Loan.

                                       27

      Repurchase   Proceeds:   the  Repurchase  Price  in  connection  with  any
repurchase  of a Mortgage  Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

      Request for Release:  A request for release in the form attached hereto as
Exhibit D.

      Required  Insurance  Policy:  With  respect  to  any  Mortgage  Loan,  any insurance policy which is required to be maintained from time to time under this
Agreement with respect to such Mortgage Loan.

      Reserve Fund:  The separate  trust account  created and  maintained by the
Trustee pursuant to Section 4.06 hereof.

      Residual Certificates: Any of the Class R Certificates.

      Responsible  Officer:  Any officer  assigned to the Corporate Trust Office
(or any  successor  thereto),  including  any  Vice  President,  Assistant  Vice
President,  Trust  Officer,  any Assistant  Secretary,  any trust officer or any other officer of the Trustee customarily  performing  functions similar to those
performed  by  any  of  the  above   designated   officers  and  having   direct
responsibility for the  administration of this Agreement,  and any other officer of the Trustee to whom a matter arising hereunder may be referred.

      Rolling Three-Month  Delinquency  Average:  With respect to a Distribution
Date, the average of the Monthly  Delinquency  Percentages for that Distribution
Date and each of the immediately preceding two Distribution Dates.

      Rule 144A  Certificate:  The certificate to be furnished by each purchaser of a Private  Certificate  (which  is also a  Physical  Certificate)  which is a
Qualified  Institutional  Buyer as defined under Rule 144A promulgated under the
Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      Scheduled  Payment:  With respect to any Mortgage Loan and any Due Period, the scheduled  payment or payments of principal and interest due during such Due
Period on such  Mortgage Loan which either is payable by a Mortgagor in such Due
Period under the related  Mortgage Note or, in the case of REO  Property,  would otherwise have been payable under the related Mortgage Note.

      Scheduled Principal: The principal portion of any Scheduled Payment.

      Securities Act: The Securities Act of 1933, as amended.

                                       28

      Securities Administrator:  Wells Fargo Bank, National Association, and any
successor thereto, or any successor securities administrator appointed as herein provided.

      Securities  Legend:  "THIS  CERTIFICATE  HAS  NOT  BEEN  AND  WILL  NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES  ACT"),
OR UNDER ANY STATE  SECURITIES  LAWS.  THE HOLDER  HEREOF,  BY  PURCHASING  THIS
CERTIFICATE,  AGREES THAT THIS CERTIFICATE MAY BE REOFFERED,  RESOLD, PLEDGED OR
OTHERWISE  TRANSFERRED  ONLY IN  COMPLIANCE  WITH THE  SECURITIES  ACT AND OTHER
APPLICABLE  LAWS AND ONLY (1)  PURSUANT  TO RULE 144A UNDER THE  SECURITIES  ACT
("RULE  144A") TO A PERSON  THAT THE HOLDER  REASONABLY  BELIEVES IS A QUALIFIED
INSTITUTIONAL  BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR
ITS OWN ACCOUNT OR A QIB  PURCHASING  FOR THE ACCOUNT OF A QIB,  WHOM THE HOLDER
HAS INFORMED,  IN EACH CASE, THAT THE REOFFER,  RESALE, PLEDGE OR OTHER TRANSFER
IS  BEING  MADE IN  RELIANCE  ON RULE  144A  OR (2) IN  CERTIFICATED  FORM TO AN
"INSTITUTIONAL   ACCREDITED   INVESTOR"  WITHIN  THE  MEANING  THEREOF  IN  RULE
501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH
ALL OF THE  EQUITY  OWNERS  COME  WITHIN  SUCH  PARAGRAPHS  PURCHASING  NOT  FOR
DISTRIBUTION IN VIOLATION OF THE SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY
THE TRUSTEE OF A LETTER  SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE  ACCEPTABLE TO THE TRUSTEE
THAT  SUCH  REOFFER,  RESALE,  PLEDGE  OR  TRANSFER  IS IN  COMPLIANCE  WITH THE
SECURITIES ACT AND OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL
APPLICABLE  SECURITIES  LAWS  OF THE  UNITED  STATES  AND ANY  OTHER  APPLICABLE
JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR
ON BEHALF  OF, AN  EMPLOYEE  BENEFIT  PLAN OR OTHER  RETIREMENT  ARRANGEMENT  (A
"PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE  RETIREMENT  INCOME  SECURITY
ACT OF 1974,  AS AMENDED,  AND/OR  SECTION 4975 OF THE INTERNAL  REVENUE CODE OF
1986,  AS AMENDED (THE  "CODE"),  or by a person using "PLAN  assets" of a Plan,
UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE TRUSTEE WITH AN OPINION OF COUNSEL
FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR
AND ON WHICH  THEY  MAY  RELY  WHICH IS  SATISFACTORY  TO THE  TRUSTEE  THAT THE
PURCHASE OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER  APPLICABLE  LAW, WILL NOT
CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975
OF THE CODE AND WILL  NOT  SUBJECT  THE  MASTER  SERVICER,  THE  TRUSTEE  OR THE
SECURITIES  ADMINISTRATOR  TO ANY  OBLIGATION  OR LIABILITY IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT.

      Security  Agreement:  With respect to a Cooperative  Loan,  the  agreement creating  a  security  interest  in  favor  of the  originator  in  the  related
Cooperative Stock.

      Security Instrument: A written instrument creating a valid first lien on a
Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage,  deed of trust,  deed to secure debt or security  deed,  including any riders or addenda thereto.

                                       29

      Seller:  EMC, as mortgage  loan seller  under the Mortgage  Loan  Purchase
Agreement.

      Senior Certificates: The Class A Certificates.

      Senior  Enhancement   Percentage:   As  to  each  Distribution  Date,  the
percentage  equivalent  of a fraction,  the numerator of which is the sum of (i)
the aggregate of the Certificate  Principal Balance of the Class M-1, Class M-2,
Class B-1 and Class B-2 Certificates and (ii) the Overcollateralization  Amount,
in each case after taking into account the distribution of the related Principal
Distribution  Amounts on such Distribution Date, and the denominator of which is
the  aggregate  Stated  Principal   Balance  of  the  Mortgage  Loans  for  such
Distribution Date.

      Servicer: With respect to each Mortgage Loan, GreenPoint and any successor thereto.

      Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the GreenPoint Servicing Agreement.

      Servicing  Fee: As to any Mortgage Loan and  Distribution  Date, an amount equal to the product of (i) the Stated  Principal  Balance of such Mortgage Loan for the  Distribution  Date  preceding  such  Distribution  Date  and  (ii)  the applicable Servicing Fee Rate.

      Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

      Startup Day: December 30, 2004.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO
Property and any Distribution Date, the Outstanding Principal Balance thereof as of the Cut-off Date minus the sum of (i) the principal  portion of the Scheduled
Payments due with respect to such  Mortgage  Loan during each Due Period  ending prior to such  Distribution  Date (and  irrespective of any delinquency in their payment),  (ii) all  Principal  Prepayments  with respect to such  Mortgage Loan received prior to or during the related  Prepayment  Period, and all Liquidation
Proceeds to the extent  applied by the  Servicer as  recoveries  of principal in accordance  with this  Agreement  or the  GreenPoint  Servicing  Agreement  with respect to such  Mortgage  Loan,  that were  received by the  Servicer as of the close of  business  on the last day of the  Prepayment  Period  related  to such
Distribution  Date and (iii) any Realized  Losses on such Mortgage Loan incurred prior to or during the related  Prepayment  Period. The Stated Principal Balance of a Liquidated Mortgage Loan equals zero.

      Stepdown Date: The earlier to occur of (i) the Distribution  Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced  to zero  and (ii) the  later to occur of (a) the  Distribution  Date in
January  2008  and (b) the  first  Distribution  Date  on  which  the sum of the aggregate  Certificate  Principal Balance of the Class M-1, Class M-2, Class B-1
and Class B-2 Certificates and the  Overcollateralization  Amount divided by the
Stated  Principal  Balance of the Mortgage Loans for such  Distribution  Date is greater than or equal to 17.10%.

                                       30

      Subordinate   Certificates:   The  Class  M-1   Certificates,   Class  M-2
Certificates,   Class  B-1  Certificates,   Class  B-2  Certificates,  Class  XP
Certificates, Class B-IO Certificates and Residual Certificates.

      Subsequent  Recoveries:  As of any  Distribution  Date,  amounts  received during  the  related  Due  Period by the  Master  Servicer  (net of any  related expenses permitted to be reimbursed pursuant to Section 4.03) or surplus amounts held by the Master  Servicer to cover  estimated  expenses  (including,  but not limited to, recoveries in respect of the  representations and warranties made by the Seller  pursuant to the Mortgage  Loan  Purchase  Agreement) in respect of a
Liquidated  Mortgage  Loan or the  disposition  of an REO Property  prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

      Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the GreenPoint Servicing  Agreement,  the Mortgage Loan Purchase Agreement or
Section 2.04 of this  Agreement,  as applicable,  in each case, (i) which has an
Outstanding  Principal Balance not greater nor materially less than the Mortgage
Loan for which it is to be substituted;  (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan;
(iii)  which has a  maturity  date not  materially  earlier  or later  than such
Mortgage Loan and not later than the latest  maturity date of any Mortgage Loan;
(iv) which is of the same  property  type and  occupancy  type as such  Mortgage
Loan;  (v) which has a  Loan-to-Value  Ratio not greater than the  Loan-to-Value
Ratio of such Mortgage  Loan;  (vi) which is current in payment of principal and interest as of the date of substitution;  (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate
Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same  Index  and  interval  between  Interest  Adjustment  Dates as such
Mortgage Loan, and a Minimum  Lifetime  Mortgage Rate no lower than that of such
Mortgage Loan.

      Substitution Adjustment Amount: The amount, if any, required to be paid by the Seller to the Trustee for deposit in the  Distribution  Account  pursuant to
Section 2.04 in connection with the substitution of a Mortgage Loan.

      Tax Administration  and Tax Matters Person:  The Securities  Administrator
and any successor  thereto or assignee thereof shall serve as tax  administrator hereunder  and as agent for the Tax  Matters  Person.  The Holder of the largest percentage  interest  of each Class of  Residual  Certificates  shall be the Tax
Matters Person for the related REMIC, as more  particularly set forth in Section
9.12 hereof.

      Termination Purchase Price: The price,  calculated as set forth in Section
10.01,  to be paid in  connection  with the  repurchase  of the  Mortgage  Loans pursuant to Section 10.01.

      Trigger Event: A Trigger Event exists with respect to a Distribution  Date on or after the  Stepdown  Date if either (i) the  related  Rolling  Three-Month
Delinquency Average exceeds 40% of the related Senior Enhancement  Percentage or
(ii) the percentage of the cumulative  amount of Realized Losses on the Mortgage
Loans as of such date of determination is greater than the applicable percentage listed below of the aggregate Stated Principal Balances of the Mortgage Loans as of the Closing Date:

                                       31

                              Months   Percentage
                             37 - 48     1.00%
                             49 - 60     1.50%
                             61 - 72     2.00%
                               73+       2.00%

      Trust Fund or Trust:  The corpus of the trust  created by this  Agreement, consisting  of the  Mortgage  Loans and the other  assets  described  in Section
2.01(a).

      Trustee:  JPMorgan  Chase Bank,  N.A., and any successor  thereto,  or any successor trustee appointed as herein provided.

      2004-13 REMIC: Any of REMIC I and REMIC II.

      Uncertificated  Accrued  Interest:  With  respect  to any  REMIC I Regular
Interest  for  any  Distribution  Date,  one  month's  interest  at the  related
Uncertificated  Pass-Through  Rate for such  Distribution  Date,  accrued on the
Uncertificated  Principal Balance  immediately prior to such Distribution  Date.
Uncertificated  Accrued Interest for the REMIC I Regular  Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.  For purposes of calculating  the amount of  Uncertificated  Accrued  Interest for the REMIC I
Regular Interest for any Distribution Date, any Prepayment  Interest  Shortfalls
and Relief Act Shortfalls (to the extent not covered by  Compensating  Interest)
for any  Distribution  Date shall be allocated  among REMIC I Regular  Interests
LT1, LT2, LT3 and LT4, pro rata, based on, and to the extent of,  Uncertificated
Accrued Interest, as calculated without application of this sentence.

      Uncertificated  Pass-Through Rate: The Uncertificated REMIC I Pass-Through
Rate.

      Uncertificated  Principal  Balance:  With  respect to each  REMIC  Regular
Interest,  the principal amount of such REMIC Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal
Balance of each REMIC Regular  Interest  shall equal the amount set forth in the
Section  5.01  as  its  initial   Uncertificated   Principal  Balance.  On  each
Distribution  Date,  the  Uncertificated  Principal  Balance  of each such REMIC
Regular Interest shall be reduced by all distributions of principal made on such
REMIC Regular Interest on such Distribution Date pursuant to Section 5.01 (other than any distributions  made pursuant to clause (4) of the definition of REMIC I
Distribution  Amount) and shall be further reduced on such  Distribution Date by
Realized  Losses as provided by the definition of REMIC I Realized  Losses.  The
Uncertificated  Principal  Balance of each REMIC Regular Interest shall never be less than zero.

      Uncertificated REMIC I Pass-Through Rate: With respect to any Distribution
Date and (i) REMIC I Regular  Interests LT1 and LT2, the weighted average of the
Net Rates of the Mortgage Loans, (ii) REMIC I Regular Interest LT3, zero (0.00%)
and (iii) REMIC I Regular  Interest LT4,  twice the weighted  average of the Net
Rates of the Mortgage Loans.

                                       32

      Uninsured  Cause:  Any cause of damage to a Mortgaged  Property or related
REO Property such that the complete  restoration of such  Mortgaged  Property or related REO Property is not fully  reimbursable by the hazard insurance policies required  to be  maintained  pursuant  to the  GreenPoint  Servicing  Agreement, without regard to whether or not such policy is maintained.

      United  States  Person:  A citizen or  resident  of the United  States,  a corporation  or  partnership  (including an entity  treated as a corporation  or partnership  for federal income tax purposes)  created or organized in, or under the laws of, the United  States or any state thereof or the District of Columbia
(except,  in the case of a partnership,  to the extent provided in regulations), provided that, for purposes solely of the Class R  Certificates,  no partnership or other entity  treated as a partnership  for United States  federal income tax purposes  shall be treated as a United States Person unless all persons that own an interest in such  partnership  either  directly or through any entity that is not a  corporation  for United  States  federal  income tax  purposes are United
States  Persons,  or an estate whose income is subject to United States  federal income tax  regardless  of its source,  or a trust if a court  within the United
States is able to exercise primary  supervision over the  administration  of the trust and one or more such United  States  Persons have the authority to control all substantial  decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust  treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was  treated as a United  States  person on August  20,  1996 may elect to continue to be treated as a United  States person  notwithstanding  the previous sentence.

      Unpaid Realized Loss Amount:  With respect to any Distribution  Date and a
Class of  Offered  Certificates,  is the  excess of (i)  Applied  Realized  Loss
Amounts  allocated to such Class over (ii) the sum of all  distributions to such
Class in  reduction  of such  Applied  Realized  Loss  Amounts  on all  previous
Distribution Dates.

                                       33

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

      Section 2.01  Conveyance of Mortgage  Loans to Trustee.  (a)The  Depositor
concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without  recourse all its right,  title and interest in and to (i)  the  Mortgage  Loans  identified  in the  applicable  Mortgage  Loan
Schedule,  including all interest and principal due with respect to the Mortgage
Loans after the Cut-off  Date,  but  excluding  any  payments of  principal  and interest  due on or prior to the  Cut-off  Date;  (ii) such assets as shall from time to time be credited or are  required by the terms of this  Agreement  to be credited to the Master Servicer Collection  Account,  (iii) such assets relating to the  Mortgage  Loans  as from  time to time  may be held by the  Servicer  in
Protected  Accounts,  the  Master  Servicer  in the Master  Servicer  Collection
Account  and the  Trustee in the  Distribution  Account  for the  benefit of the
Trustee  on behalf of the  Certificateholders,  (iv) any REO  Property,  (v) the
Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the
Mortgage  Loan  Purchase  Agreement to the extent  provided in Section  2.03(a),
(vii) the rights with respect to the GreenPoint  Servicing Agreement as assigned to the Trustee on behalf of the  Certificateholders by the Assignment Agreement,
(viii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution  Account and (ix) any proceeds  of the  foregoing.  Although  it is the intent of the  parties to this
Agreement that the conveyance of the  Depositor's  right,  title and interest in and to the Mortgage  Loans and other  assets in the Trust Fund  pursuant to this
Agreement shall constitute a purchase and sale and not a loan, in the event that such  conveyance is deemed to be a loan, it is the intent of the parties to this
Agreement  that the  Depositor  shall be deemed to have granted to the Trustee a first priority  perfected  security  interest in all of the  Depositor's  right, title and interest  in, to and under the Mortgage  Loans and other assets in the
Trust Fund, and that this Agreement shall constitute a security  agreement under applicable law.

      (b) In connection  with the above transfer and  assignment,  the Depositor hereby deposits with the Trustee or the Custodian, as its agent, with respect to
(I) each Mortgage Loan (other than a Cooperative Loan):

            (i) the original  Mortgage Note,  endorsed  without  recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person  endorsing it to the Trustee,  or lost note affidavit together with a copy of the related Mortgage Note;

            (ii) the original  Mortgage  and, if the related  Mortgage Loan is a
     MOM Loan, noting the presence of the MIN and language  indicating that such
     Mortgage  Loan is a MOM Loan,  which  shall have been  recorded  (or if the original  is not  available,  a  copy),  with  evidence  of such  recording indicated thereon (or if clause (X) in the proviso below applies,  shall be in recordable form);

                                       34

            (iii)  unless the Mortgage  Loan is a MOM Loan, a certified  copy of the  assignment  (which  may be in the  form  of a  blanket  assignment  if permitted in the  jurisdiction in which the Mortgaged  Property is located)
     to "JPMorgan Chase Bank, N.A., as Trustee", with evidence of recording with respect to each  Mortgage  Loan in the name of the  Trustee  thereon (or if clause (X) in the proviso below applies or for Mortgage  Loans with respect to which the  related  Mortgaged  Property is located in a state other than
     Maryland, Tennessee, South Carolina, Mississippi and Florida, or an Opinion
     of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form);

            (iv) all  intervening  assignments  of the Security  Instrument,  if applicable and only to the extent  available to the Depositor with evidence of recording thereon;

            (v) the original or a copy of the policy or  certificate  of primary mortgage guaranty insurance, to the extent available, if any;

            (vi)  the  original   policy  of  title   insurance  or  mortgagee's
     certificate of title insurance or commitment or binder for title insurance;

            (vii) originals of all  modification  agreements,  if applicable and available;

and (II) with respect to each Cooperative Loan so assigned:

            (viii) the original  Mortgage Note,  endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the  Person  endorsing  it to the  Trustee,  or lost note  affidavit, together with a copy of the related Mortgage Note;

            (ix)  a counterpart of the Cooperative Lease and the Assignment of
     Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the
     Trustee;

            (x)   the  related  Cooperative  Stock  Certificate,   representing  the
     related  Cooperative  Stock  pledged  with respect to such  Cooperative  Loan, together with an undated stock power (or other  similar  instrument)  executed in blank;

           (xi)  the  original  recognition  agreement  by the  Cooperative  of the interests of the mortgagee with respect to the related Cooperative Loan;

           (xii) the Security Agreement;

           (xiii)  copies  of  the  original  UCC-1  financing   statement,   and  any
     continuation  statements,  filed by the originator of such  Cooperative  Loan as secured party, each with evidence of recording thereof,  evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary
     Lease

           (xiv)  copies of the  filed  UCC-3  assignments  of the  security  interest referenced  in clause  (vi) above  showing an  unbroken  chain of title from the originator to the Trustee,  each with evidence of recording thereof,  evidencing the interest of the originator  under the Security  Agreement and the Assignment of Proprietary Lease

           (xv) an  executed  assignment  of the  interest  of the  originator  in the
     Security  Agreement,   Assignment  of  Proprietary  Lease  and  the  recognition
     agreement  referenced in clause (iv) above,  showing an unbroken  chain of title from the originator to the Trustee; and

           (xvi) the original of each modification,  assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan;

provided,  however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (X) in lieu of the
original  Security  Instrument,   assignments  to  the  Trustee  or  intervening
assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included  thereon,  be delivered to recording  offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the
Depositor, on the face of such copy, substantially as follows:  "Certified to be a true  and  correct  copy of the  original,  which  has  been  transmitted  for recording"; (Y) in lieu of the Security Instrument, assignment to the Trustee or intervening  assignments  thereof,  if the applicable  jurisdiction  retains the originals of such documents (as evidenced by a certification  from the Depositor to such  effect)  the  Depositor  may  deliver  photocopies  of  such  documents containing  an original  certification  by the  judicial  or other  governmental authority of the  jurisdiction  where such documents were recorded;  and (Z) the
Depositor shall not be required to deliver  intervening  assignments or Mortgage
Note  endorsements  between the related  underlying seller of the Mortgage Loans and EMC,  between  EMC and the  Depositor,  and between  the  Depositor  and the
Trustee;  and provided,  further,  however,  that in the case of Mortgage  Loans which have been  prepaid in full after the Cut-off Date and prior to the Closing
Date, the Depositor,  in lieu of delivering the above documents,  may deliver to the Trustee or the Custodian,  as its agent, a certification  to such effect and shall deposit all amounts paid in respect of such  Mortgage  Loans in the Master
Servicer  Collection  Account on the Closing Date.  The Depositor  shall deliver such original documents  (including any original documents as to which certified copies had previously  been  delivered) to the Trustee or the Custodian,  as its agent,  promptly  after they are  received.  The Depositor  shall cause,  at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing  Date unless such (a)  recordation  is not required by the Rating  Agencies or an Opinion of Counsel has been  provided to the Trustee (with a copy to the Custodian)  which states that  recordation of such  Security  Instrument  is not  required  to protect  the  interests  of the
Certificateholders  in the related  Mortgage  Loans or (b) MERS is identified on the  Mortgage  or on a  properly  recorded  assignment  of the  Mortgage  as the mortgagee  of record  solely as nominee  for  Depositor  and its  successor  and assigns;  provided,  however,  that  each  assignment  shall  be  submitted  for recording by the Depositor in the manner  described  above, at no expense to the
Trust or the Trustee or the Custodian,  as its agent, upon the earliest to occur
of:  (i)  reasonable  direction  by  the  Holders  of  Certificates   evidencing
Fractional Undivided Interests  aggregating not less than 25% of the Trust, (ii)
the  occurrence  of an Event of Default,  (iii) the  occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor and (iv) the occurrence of a servicing  transfer as described in Section  8.02  hereof.  Notwithstanding  the foregoing,  if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

                                       35

      Section  2.02  Acceptance  of Mortgage  Loans by Trustee.  (a)The  Trustee
acknowledges  the  sale,  transfer  and  assignment  of the  Trust  to it by the
Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof)  delivered to it pursuant to Section
2.01,  and  declares  that it will  continue  to hold  those  documents  and any amendments,  replacements  or  supplements  thereto and all other  assets of the
Trust Fund  delivered  to it as Trustee in trust for the use and  benefit of all present  and future  Holders  of the  Certificates.  On the  Closing  Date,  the
Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File,  except to the extent necessary to confirm that  such  Mortgage  File  contains  the  related  Mortgage  Note or lost  note affidavit.  No later than 90 days after the Closing Date (or with respect to any
Substitute  Mortgage  Loan,  within five  Business Days after the receipt by the
Trustee or  Custodian  thereof),  the  Trustee  agrees,  for the  benefit of the
Certificateholders,  to review or cause to be reviewed by the  Custodian  on its behalf (under the Custodial  Agreement),  each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered,  to the Depositor and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian  will ascertain  whether all required  documents have been executed and received,  and based on the Mortgage Loan Schedule,  whether those documents relate,  determined  on the  basis of the  Mortgagor  name,  original  principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule.  In performing  any such review,  the Trustee or the
Custodian,  as its agent, may  conclusively  rely on the purported due execution and  genuineness  of any such document and on the purported  genuineness  of any signature  thereon.  If the Trustee or the  Custodian,  as its agent,  finds any document  constituting  part of the Mortgage  File not to have been  executed or received,  or to be unrelated to the Mortgage Loans  identified in Exhibit B, or to appear to be  defective  on its face,  the Trustee or the  Custodian,  as its agent,  shall promptly  notify the Seller.  In accordance with the Mortgage Loan
Purchase  Agreement,  the Seller  shall  correct or cure any such defect  within ninety days from the date of notice from the  Trustee or the  Custodian,  as its agent,  of the  defect  and if the  Seller  fails to  correct or cure the defect within  such  period,  and such  defect  materially  and  adversely  affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian,  as its agent, shall enforce the Seller's  obligation pursuant to the Mortgage  Loan Purchase  Agreement  within 90 days from the Trustee's or the
Custodian's  notification,  to purchase  such  Mortgage  Loan at the  Repurchase
Price;  provided  that, if such defect would cause the Mortgage Loan to be other than a "qualified  mortgage" as defined in Section  860G(a)(3) of the Code,  any such cure or repurchase  must occur within 90 days from the date such breach was discovered;  provided,  however,  that  if such  defect  relates  solely  to the inability  of  the  Seller  to  deliver  the  original  Security  Instrument  or intervening  assignments  thereof,  or a certified copy because the originals of such  documents,  or a certified  copy have not been returned by the  applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller  delivers  such  original  documents or certified  copy promptly upon receipt,  but in no event  later  than 360 days  after  the  Closing  Date.  The foregoing  repurchase  obligation  shall not apply in the event  that the Seller cannot deliver such original or copy of any document  submitted for recording to the appropriate  recording  office in the applicable  jurisdiction  because such document has not been  returned by such office;  provided  that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not  available,  a  certificate  confirming  that  such  documents  have been accepted for  recording,  and delivery to the Trustee or the  Custodian,  as its agent,  shall be effected by the Seller within thirty days of its receipt of the original recorded document.

                                       36

      (b) No later than 180 days after the Closing  Date (or with respect to any
Substitute  Mortgage  Loan,  within five  Business Days after the receipt by the
Trustee or the Custodian thereof),  the Trustee or the Custodian,  as its agent, will  review,  for the benefit of the  Certificateholders,  the  Mortgage  Files delivered  to it and will  execute  and  deliver  or cause  to be  executed  and delivered to the Depositor and the Trustee a Final Certification.  In conducting such review, the Trustee or the Custodian,  as its agent, will ascertain whether an original of each document  required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained  from the recording  office.  If the Trustee or the  Custodian,  as its agent,  finds any document  constituting  part of the Mortgage File has not been received,  or to be unrelated,  determined  on the basis of the Mortgagor  name, original  principal balance and loan number, to the Mortgage Loans identified in
Exhibit B, or to appear defective on its face (a "Material Defect"), the Trustee or the  Custodian,  as its agent,  shall promptly  notify the Seller  (provided, however, that with respect to those documents described in Sections 2.01(b)(iv),
(v) and (vii),  the  Trustee's  obligations  shall extend only to the  documents actually delivered  pursuant to such Sections).  In accordance with the Mortgage
Loan Purchase Agreement, the Seller shall correct or cure any such defect within
90 days from the date of notice from the Trustee or the Custodian, as its agent, of the  Material  Defect and if the Seller is unable to cure such defect  within such period,  and if such defect  materially and adversely affects the interests of the  Certificateholders  in the related  Mortgage  Loan,  the  Trustee  shall enforce the Seller's  obligation  under the Mortgage Loan Purchase  Agreement to provide a Substitute  Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided,  however, that if such  defect  would  cause  the  Mortgage  Loan to be  other  than a  "qualified mortgage"  as  defined  in  Section  860G(a)(3)  of the  Code,  any  such  cure, repurchase or  substitution  must occur within 90 days from the date such breach was  discovered;  provided,  further,  that if such defect relates solely to the inability  of  the  Seller  to  deliver  the  original  Security  Instrument  or intervening  assignments  thereof, or a certified copy, because the originals of such  documents or a certified  copy,  have not been returned by the  applicable jurisdiction,  the Seller shall not be required to purchase such Mortgage  Loan, if the Seller  delivers such original  documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

                                       37

(c) In the event that a Mortgage  Loan is purchased by the Seller in  accordance with  Sections  2.02(a)  or (b)  above,  the  Seller  shall  remit to the Master
Servicer  the  Repurchase  Price for deposit in the Master  Servicer  Collection
Account  and the  Seller  shall  provide  to the  Trustee  written  notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase
Price in the Master Servicer Collection Account,  the Depositor shall notify the
Trustee  and the  Trustee  or the  Custodian,  as its agent  (upon  receipt of a
Request  for Release in the form of Exhibit D attached  hereto  with  respect to such Mortgage Loan),  shall release to the Seller the related  Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse,  representation or warranty,  furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan.
Such  purchase  shall be  deemed  to have  occurred  on the  date on  which  the
Repurchase  Price in  available  funds is received by the  Trustee.  The Trustee shall amend the Mortgage Loan Schedule,  which was previously delivered to it by the  Depositor in a form agreed to between the  Depositor  and the  Trustee,  to reflect such  repurchase and shall promptly  notify the Rating  Agencies and the
Master  Servicer of such  amendment.  The obligation of the Seller to repurchase any Mortgage  Loan as to which such a defect in a  constituent  document  exists
shall  be  the  sole   remedy   respecting   such   defect   available   to  the
Certificateholders or to the Trustee on their behalf.

      Section  2.03  Assignment  of  Interest  in  the  Mortgage  Loan  Purchase
Agreement.  (a)The  Depositor  hereby  assigns to the Trustee,  on behalf of the
Certificateholders,  all of its right,  title and interest in the Mortgage  Loan
Purchase  Agreement,  including  but  not  limited  to  Depositor's  rights  and obligations  pursuant to the  GreenPoint  Servicing  Agreement  (noting that the
Seller  has  retained  the right in the event of breach of the  representations, warranties  and  covenants,  if any,  with respect to the Mortgage  Loans of the
Servicer  under the  GreenPoint  Servicing  Agreement to enforce the  provisions thereof  and to seek all or any  available  remedies).  The  obligations  of the
Seller to substitute or repurchase,  as applicable, a Mortgage Loan shall be the
Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request  of the  Trustee,  the  Depositor  shall  take  such  actions  as may be necessary  to  enforce  the above  right,  title and  interest  on behalf of the
Trustee and the  Certificateholders  or shall execute such further  documents as the Trustee may  reasonably  require in order to enable the Trustee to carry out such enforcement.

      (b) If the  Depositor,  the Master  Servicer  or the  Trustee  discovers a breach of any of the  representations  and  warranties set forth in the Mortgage
Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of  Certificateholders  or the Trustee in the related  Mortgage
Loan, the party  discovering  the breach shall give prompt written notice of the breach to the other  parties.  The Seller,  within 90 days of its  discovery  or receipt of notice  that such breach has  occurred  (whichever  occurs  earlier), shall cure the breach in all material  respects or, subject to the Mortgage Loan
Purchase  Agreement  or Section 2.04 of this  Agreement,  as  applicable,  shall purchase the Mortgage Loan or any property  acquired  with respect  thereto from the Trustee; provided,  however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement,  and the Mortgage Loan or the
related  property  acquired with respect  thereto has been sold, then the Seller shall pay, in lieu of the Repurchase  Price,  any excess of the Repurchase Price over  the  Net  Liquidation  Proceeds  received  upon  such  sale.  If  the  Net
Liquidation  Proceeds exceed the Repurchase  Price,  any excess shall be paid to the Seller to the extent not  required  by law to be paid to the  borrower.  Any such  purchase by the Seller  shall be made by  providing an amount equal to the
Repurchase  Price to the Master  Servicer  for  deposit  in the Master  Servicer
Collection  Account and written  notification  detailing the  components of such
Repurchase  Price.  The  Depositor  shall  notify the  Trustee and submit to the
Trustee or the Custodian,  as its agent, a Request for Release,  and the Trustee shall  release,  or the Trustee  shall cause the  Custodian  to release,  to the
Seller the related  Mortgage  File and the Trustee shall execute and deliver all instruments  of transfer or  assignment  furnished to it by the Seller,  without recourse,  representation  or  warranty as are  necessary  to vest in the Seller title to and  rights  under the  Mortgage  Loan or any  property  acquired  with respect  thereto.  Such purchase shall be deemed to have occurred on the date on which the Repurchase  Price in available  funds is received by the Trustee.  The
Securities  Administrator shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment.  Enforcement  of  the  obligation  of  the  Seller  to  purchase  (or substitute a  Substitute  Mortgage  Loan for) any Mortgage  Loan or any property acquired with respect  thereto (or pay the Repurchase  Price as set forth in the above  proviso)  as to which a  breach  has  occurred  and is  continuing  shall
constitute   the  sole  remedy   respecting   such  breach   available   to  the
Certificateholders or the Trustee on their behalf.

                                       38

      Section 2.04 Substitution of Mortgage Loans.  Notwithstanding  anything to the contrary in this  Agreement,  in lieu of purchasing a Mortgage Loan pursuant to the  Mortgage  Loan  Purchase  Agreement  or  Sections  2.02  or 2.03 of this
Agreement,  the Seller may, no later than the date by which such purchase by the
Seller would otherwise be required,  tender to the Trustee a Substitute Mortgage
Loan  accompanied by a certificate  of an authorized  officer of the Seller that such  Substitute  Mortgage  Loan conforms to the  requirements  set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement
or this Agreement, as applicable;  provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or this Section 2.04, as applicable,  in lieu of purchase  shall not be permitted  after the  termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage  Loan to be other than a  "qualified  mortgage" as defined in
Section  860G(a)(3) of the Code, any such cure or substitution must occur within
90 days from the date the breach was  discovered.  The Trustee or the Custodian, as its agent,  shall examine the Mortgage File for any Substitute  Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian,  as
its agent, shall notify the Seller, in writing,  within five Business Days after receipt,  whether or not the documents relating to the Substitute  Mortgage Loan satisfy the requirements of the fourth sentence of Section  2.02(a).  Within two
Business Days after such  notification,  the Seller shall provide to the Trustee for  deposit  in the  Distribution  Account  the  amount,  if any,  by which the
Outstanding  Principal Balance as of the next preceding Due Date of the Mortgage
Loan for which  substitution  is being made,  after  giving  effect to Scheduled
Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such  date,  which  amount  shall be  treated  for the  purposes  of this
Agreement  as if it were the payment by the Seller of the  Repurchase  Price for the purchase of a Mortgage Loan by the Seller.  After such  notification  to the
Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute  Mortgage Loan which shall  thereafter be deemed to be a  Mortgage  Loan  hereunder.  In the event of such a  substitution,  accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued  interest  for such month on the Mortgage
Loan for which  the  substitution  is made and any  Principal  Prepayments  made thereon  during such month shall be the  property of the Seller.  The  Scheduled
Principal  on a  Substitute  Mortgage  Loan due on the Due Date in the  month of substitution shall be the property of the Seller and the Scheduled  Principal on the Mortgage Loan for which the  substitution is made due on such Due Date shall be the property of the Trust Fund.  Upon  acceptance of the Substitute  Mortgage
Loan (and delivery to the Trustee or Custodian of a Request for Release for such
Mortgage  Loan),  the Trustee shall  release to the Seller the related  Mortgage
File  related to any  Mortgage  Loan  released  pursuant  to the  Mortgage  Loan
Purchase Agreement or Section 2.04 of this Agreement,  as applicable,  and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released  pursuant to the
Mortgage  Loan  Purchase  Agreement  or  Section  2.04  of  this  Agreement,  as applicable.  The Seller shall  deliver the documents  related to the  Substitute
Mortgage  Loan in accordance  with the  provisions of the Mortgage Loan Purchase
Agreement or Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute  Mortgage Loan deemed to be the Closing
Date  for  purposes  of the  time  periods  set  forth  in  such  Sections.  The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each  Substitute
Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee.
The Master  Servicer  shall amend the  Mortgage  Loan  Schedule to reflect  such substitution  and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

                                       39

      Section  2.05  Issuance  of  Certificates.  The Trustee  acknowledges  the assignment to it of the Mortgage Loans and the other assets comprising the Trust
Fund and, concurrently therewith, has signed, and countersigned and delivered to
the  Depositor,   in  exchange   therefor,   Certificates   in  such  authorized
denominations  representing such Fractional Undivided Interests as the Depositor has requested.  The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

      The Depositor,  concurrently with the execution and delivery hereof,  does hereby transfer,  assign,  set over and otherwise convey in trust to the Trustee without  recourse all the right,  title and interest of the  Depositor in and to the REMIC I Regular  Interests  and the other assets of REMIC II for the benefit of the holders of the REMIC II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of
REMIC II and  declares  that it holds  and will  hold the same in trust  for the exclusive use and benefit of the holders of the REMIC II Certificates.

                                       40

      Section 2.06 Representations and Warranties Concerning the Depositor.  The
Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

            (1) the  Depositor  (a) is a  corporation  duly  organized,  validly existing and in good standing  under the laws of the State of Delaware and
      (b) is  qualified  and in good  standing  as a foreign  corporation  to do business  in each  jurisdiction  where such  qualification  is  necessary, except where the failure so to qualify would not reasonably be expected to have a material  adverse effect on the  Depositor's  business as presently conducted or on the  Depositor's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (2) the Depositor has full corporate  power to own its property,  to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (3) the execution  and delivery by the  Depositor of this  Agreement have been duly authorized by all necessary corporate action on the part of the Depositor;  and neither the execution and delivery of this  Agreement,
      nor  the  consummation  of  the  transactions  herein  contemplated,   nor
      compliance with the provisions  hereof,  will conflict with or result in a breach of, or  constitute a default  under,  any of the  provisions of any law, governmental rule, regulation,  judgment,  decree or order binding on the  Depositor  or its  properties  or the  articles of  incorporation  or by-laws of the  Depositor,  except those  conflicts,  breaches or defaults which would not  reasonably be expected to have a material  adverse effect on the Depositor's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (4) the execution, delivery and performance by the Depositor of this
      Agreement and the consummation of the transactions  contemplated hereby do not  require  the  consent  or  approval  of, the giving of notice to, the registration  with,  or the taking of any other  action in respect of, any state,  federal or other  governmental  authority or agency,  except those consents,  approvals,  notices,  registrations  or other  actions  as have already been obtained, given or made;

            (5) this  Agreement  has been duly  executed  and  delivered  by the
      Depositor and, assuming due  authorization,  execution and delivery by the other parties  hereto,  constitutes a valid and binding  obligation of the
      Depositor  enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (6) there are no actions,  suits or  proceedings  pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions  contemplated by this Agreement or (ii)
      with respect to any other  matter  which in the judgment of the  Depositor will be  determined  adversely  to the  Depositor  and will if  determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this
      Agreement;  and the  Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the  transactions  contemplated by this
      Agreement; and

                                       41

            (7) immediately prior to the transfer and assignment to the Trustee, each  Mortgage Note and each Mortgage were not subject to an assignment or pledge,  and the  Depositor had good and  marketable  title to and was the sole owner  thereof and had full right to transfer and sell such  Mortgage
      Loan to the  Trustee  free and  clear of any  encumbrance,  equity,  lien, pledge, charge, claim or security interest.

                                       42

                                  ARTICLE III

                 Administration and Servicing of Mortgage Loans

      Section 3.01 Master  Servicer.  (a) The Master  Servicer shall  supervise, monitor and oversee the obligation of the Servicer to service and administer the
Mortgage  Loans  in  accordance  with  the  terms  of the  GreenPoint  Servicing
Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master  servicing and administration.  In performing its  obligations  hereunder,  the Master Servicer shall act in a manner  consistent  with  Accepted  Master  Servicing  Practices.
Furthermore,  the Master Servicer shall oversee and consult with the Servicer as necessary  from  time-to-time  to carry out the  Master  Servicer's  obligations hereunder, shall receive, review and evaluate all reports, information and other data  provided  to the  Master  Servicer  by the  Servicer  and shall  cause the
Servicer to perform and observe the covenants,  obligations and conditions to be performed or observed by the Servicer under the GreenPoint  Servicing Agreement.
The Master Servicer shall  independently  and separately  monitor the Servicer's servicing  activities with respect to each Mortgage Loan,  reconcile the results of such monitoring with such information  provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master
Servicer's records, and based on such reconciled and corrected information,  the
Master Servicer shall provide such  information to the Securities  Administrator as shall be  necessary  in order for it to prepare the  statements  specified in
Section 6.04, and prepare any other  information  and statements  required to be forwarded by the Master Servicer hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring  with the actual  remittances of the
Servicer  to  the  Protected  Account  pursuant  to  the  GreenPoint   Servicing
Agreement.

      (b) The Trustee  shall  furnish the Servicer and the Master  Servicer with any powers of attorney,  in substantially the form attached hereto as Exhibit K, and other documents in form as provided to it necessary or appropriate to enable the  Servicer  and the Master  Servicer to service and  administer  the Mortgage
Loans and REO Property.

      (c) The Trustee shall provide access to the records and  documentation  in possession of the Trustee  regarding the Mortgage Loans and REO Property and the servicing  thereof  to the  Certificateholders,  the FDIC,  and the  supervisory agents  and  examiners  of the  FDIC,  such  access  being  afforded  only  upon reasonable  prior written request and during normal business hours at the office of the Trustee;  provided,  however, that, unless otherwise required by law, the
Trustee   shall  not  be  required  to  provide   access  to  such  records  and
documentation if the provision  thereof would violate the legal right to privacy of any Mortgagor.  The Trustee shall allow representatives of the above entities to photocopy any of the records and  documentation  and shall provide  equipment for that purpose at a charge that covers the Trustee's actual costs.

      (d) The Trustee  shall  execute and deliver to the Servicer and the Master
Servicer any court  pleadings,  requests for trustee's  sale or other  documents necessary or desirable to (i) the  foreclosure or trustee's sale with respect to a Mortgaged  Property;  (ii) any legal action brought to obtain judgment against any  Mortgagor  on the  Mortgage  Note or Security  Instrument;  (iii)  obtain a deficiency  judgment against the Mortgagor;  or (iv) enforce any other rights or remedies  provided by the  Mortgage  Note or Security  Instrument  or  otherwise available at law or equity.

                                       43

      Section 3.02  REMIC-Related  Covenants.  For as long as each 2004-13 REMIC shall  exist,  the  Trustee  and  the  Securities  Administrator  shall  act  in accordance  herewith to assure  continuing  treatment of such 2004-13 REMIC as a
REMIC,  and the Trustee and the Securities  Administrator  shall comply with any directions of the Depositor,  the Servicer or the Master Servicer to assure such continuing  treatment.  In particular,  the Trustee shall not (a) sell or permit the sale of all or any portion of the  Mortgage  Loans or of any  investment  of deposits in an Account  unless such sale is as a result of a  repurchase  of the
Mortgage  Loans  pursuant to this  Agreement or the Trustee has received a REMIC
Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution  pursuant to the Mortgage Loan Purchase Agreement or Section 2.04
or contributions  pursuant to Section 4.08(c) and 4.09(c) of this Agreement,  as applicable,  accept any  contribution to any 2004-13 REMIC after the Startup Day without receipt of a REMIC Opinion.

      Section 3.03 Monitoring of the Servicer.  (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by the
Servicer with its duties under the GreenPoint Servicing Agreement. In the review of the  Servicer's  activities,  the Master  Servicer may rely upon an officer's certificate  of the Servicer with regard to the Servicer's  compliance  with the terms of the  GreenPoint  Servicing  Agreement.  In the  event  that the  Master
Servicer, in its judgment,  determines that the Servicer should be terminated in accordance with the GreenPoint Servicing  Agreement,  or that a notice should be sent  pursuant  to such  GreenPoint  Servicing  Agreement  with  respect  to the occurrence of an event that,  unless cured,  would  constitute  grounds for such termination,  the Master  Servicer  shall notify the  Depositor  and the Trustee thereof  and the Master  Servicer  shall  issue  such  notice or take such other action as it deems appropriate.

      (b)  The  Master  Servicer,  for  the  benefit  of  the  Trustee  and  the
Certificateholders,  shall  enforce the  obligations  of the Servicer  under the
GreenPoint Servicing Agreement,  and shall, in the event that the Servicer fails
to  perform  its  obligations  in  accordance  with  the  GreenPoint   Servicing
Agreement,  subject  to  the  preceding  paragraph,  terminate  the  rights  and obligations  of the  Servicer  thereunder  and act as  servicer  of the  related
Mortgage Loans or to cause the Trustee to enter in to a new GreenPoint Servicing
Agreement with a successor  Servicer selected by the Master Servicer;  provided, however, it is understood and acknowledged by the parties hereto that there will be a period of  transition  (not to exceed 90 days) before the actual  servicing functions can be fully transferred to such successor Servicer. Such enforcement, including,  without limitation,  the legal prosecution of claims, termination of the  GreenPoint  Servicing  Agreement  and  the  pursuit  of  other  appropriate remedies,  shall be in such form and  carried  out to such an extent and at such time as the Master Servicer, in its good faith business judgment,  would require were it the owner of the related  Mortgage Loans.  The Master Servicer shall pay the costs of such  enforcement  at its own  expense,  provided  that the  Master
Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                                       44

      (c) To the  extent  that the costs and  expenses  of the  Master  Servicer related to any termination of the Servicer,  appointment of a successor Servicer or the transfer and assumption of servicing by the Master  Servicer with respect to the GreenPoint Servicing Agreement  (including,  without limitation,  (i) all legal costs and expenses  and all due  diligence  costs and expenses  associated with an evaluation of the potential  termination  of the Servicer as a result of an event of default by the Servicer  and (ii) all costs and expenses  associated with the complete  transfer of servicing,  including all servicing files and all servicing data and the completion,  correction or manipulation of such servicing data as may be  required  by the  successor  servicer  to correct  any errors or insufficiencies  in the  servicing  data or  otherwise  to enable the  successor service  to  service  the  Mortgage  Loans in  accordance  with  the  GreenPoint
Servicing  Agreement)  are not fully and  timely  reimbursed  by the  terminated
Servicer,  the Master Servicer shall be entitled to  reimbursement of such costs and expenses from the Master Servicer Collection Account.

      The  Master  Servicer  shall  require  the  Servicer  to  comply  with the remittance  requirements  and  other  obligations  set  forth in the  GreenPoint
Servicing Agreement.

      If the Master Servicer acts as Servicer,  it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

      Section 3.04 Fidelity Bond.  The Master  Servicer,  at its expense,  shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy,  affording coverage with respect to all directors,  officers,  employees and other Persons acting on such Master Servicer's  behalf,  and covering errors and omissions in the performance of the Master Servicer's obligations hereunder.
The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

      Section 3.05 Power to Act;  Procedures.  The Master  Servicer shall master service the Mortgage Loans and shall have full power and  authority,  subject to the REMIC  Provisions and the provisions of Article X hereof,  to do any and all things that it may deem  necessary or desirable  in  connection  with the master servicing and administration of the Mortgage Loans, including but not limited to the  power  and  authority  (i)  to  execute  and  deliver,  on  behalf  of  the
Certificateholders  and the  Trustee,  customary  consents  or waivers and other instruments  and  documents,  (ii) to  consent  to  transfers  of any  Mortgaged
Property and assumptions of the Mortgage Notes and related  Mortgages,  (iii) to collect any Insurance Proceeds and Liquidation Proceeds,  and (iv) to effectuate foreclosure  or other  conversion  of the  ownership of the  Mortgaged  Property securing any Mortgage  Loan, in each case, in accordance  with the provisions of this Agreement and the GreenPoint Servicing Agreement, as applicable;  provided,
however,   that  the  Master  Servicer  shall  not  (and,  consistent  with  its responsibilities under Section 3.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken)
any  action  reasonably  within  its  control  and  the  scope  of  duties  more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any 2004-13 REMIC to fail to qualify as a
REMIC or result in the  imposition  of a tax upon the Trust  (including  but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2)
of the Code and the tax on contributions to a REMIC set forth in Section 860G(d)
of the Code) unless the Master  Servicer has received an Opinion of Counsel (but not at the expense of the Master  Servicer) to the effect that the  contemplated action will not cause any 2004-13  REMIC to fail to qualify as a REMIC or result in the  imposition  of a tax upon any  2004-13  REMIC,  as the case may be.  The
Trustee shall furnish the Master Servicer, upon written request from a Servicing
Officer,  with any powers of  attorney  empowering  the Master  Servicer  or the
Servicer to execute and deliver instruments of satisfaction or cancellation,  or of partial or full  release or  discharge,  and to  foreclose  upon or otherwise liquidate  Mortgaged Property,  and to appeal,  prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged  Property,  in accordance with the  GreenPoint  Servicing  Agreement and this  Agreement,  and the Trustee shall  execute and deliver  such other  documents,  as the Master  Servicer  may request,  to enable the Master  Servicer to master  service and  administer  the
Mortgage  Loans and carry out its duties  hereunder,  in each case in accordance with  Accepted  Master  Servicing  Practices  (and  the  Trustee  shall  have no liability  for misuse of any such powers of  attorney by the Master  Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken  prohibit  such action  if  taken  in the  name of the  Trustee  or that  the  Trustee  would be adversely  affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master  Servicer shall join with the Trustee in the  appointment  of a  co-trustee  pursuant  to  Section  9.11  hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

                                       45

      Section 3.06 Due-on-Sale  Clauses;  Assumption  Agreements.  To the extent provided in the GreenPoint  Servicing  Agreement,  to the extent  Mortgage Loans contain  enforceable  due-on-sale  clauses,  the Master Servicer shall cause the
Servicer to enforce such clauses in  accordance  with the  GreenPoint  Servicing
Agreement.  If applicable law prohibits the enforcement of a due-on-sale  clause or such clause is  otherwise  not  enforced in  accordance  with the  GreenPoint
Servicing  Agreement,  and, as a  consequence,  a Mortgage Loan is assumed,  the original  Mortgagor  may be  released  from  liability  in  accordance  with the
GreenPoint Servicing Agreement.

      Section 3.07 Release of Mortgage Files. Upon becoming aware of the payment in full of any Mortgage  Loan, or the receipt by the Servicer of a  notification that payment in full has been  escrowed in a manner  customary for such purposes for payment to  Certificateholders  on the next Distribution  Date, the Servicer will, if required (or if the Servicer  does not, the Master  Servicer may) under the GreenPoint Servicing Agreement, promptly furnish to the Custodian, on behalf of the  Trustee,  two  copies of a  certification  substantially  in the form of
Exhibit D hereto  signed  by a  Servicing  Officer  or in a  mutually  agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts  received in connection  with such payment that are required to be deposited in the Protected  Account  maintained  by the Servicer  pursuant to
Section 4.01 or by the Servicer pursuant to the GreenPoint  Servicing  Agreement have been or will be so  deposited)  and shall  request that the  Custodian,  on behalf of the Trustee,  deliver to the Servicer the related  Mortgage File. Upon receipt of such  certification  and  request,  the  Custodian,  on behalf of the
Trustee,  shall promptly  release the related  Mortgage File to the Servicer and the Trustee and Custodian  shall have no further  responsibility  with regard to such Mortgage  File.  Upon any such payment in full, the Servicer is authorized, to give,  as agent for the Trustee,  as the  mortgagee  under the Mortgage  that secured the Mortgage  Loan,  an  instrument of  satisfaction  (or  assignment of mortgage  without  recourse)  regarding  the Mortgaged  Property  subject to the
Mortgage,  which  instrument of satisfaction or assignment,  as the case may be, shall be delivered to the Person or Persons  entitled  thereto  against  receipt therefor  of such  payment,  it being  understood  and agreed  that no  expenses incurred in connection with such  instrument of  satisfaction or assignment,  as the case may be, shall be chargeable to the Protected Account.

                                       46

      From time to time and as  appropriate  for the servicing or foreclosure of any Mortgage Loan and in accordance with the GreenPoint Servicing Agreement, the
Trustee shall  execute such  documents as shall be prepared and furnished to the
Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the  prosecution  of any such  proceedings.
The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of  two  copies  of  a  request  for  release  signed  by  a  Servicing  Officer substantially  in the form of Exhibit D (or in a mutually  agreeable  electronic format  which  will,  in lieu  of a  signature  on its  face,  originate  from a
Servicing Officer),  release the related Mortgage File held in its possession or control  to the  Servicer  or the Master  Servicer,  as  applicable.  Such trust receipt  shall  obligate  the  Servicer  or the  Master  Servicer  to return the
Mortgage File to the Custodian on behalf of the Trustee,  when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing
Officer  similar  to that  hereinabove  specified,  the  Mortgage  File shall be released by the  Custodian,  on behalf of the  Trustee,  to the  Servicer or the
Master Servicer.

      Section 3.08 Documents, Records and Funds in Possession of Master Servicer
To Be Held for Trustee.

      The  Master  Servicer  shall  transmit  and the  Servicer  (to the  extent required by the GreenPoint Servicing Agreement) shall transmit to the Trustee or
Custodian  such  documents  and  instruments  coming into the  possession of the
Master  Servicer or the Servicer  from time to time as are required by the terms hereof, or in the case of the Servicer,  the GreenPoint Servicing Agreement,  to
be  delivered  to the  Trustee or  Custodian.  Any funds  received by the Master
Servicer or by the Servicer in respect of any Mortgage  Loan or which  otherwise are collected by the Master Servicer or by the Servicer as Liquidation  Proceeds
or  Insurance  Proceeds  in respect of any  Mortgage  Loan shall be held for the benefit  of the  Trustee  and  the  Certificateholders  subject  to  the  Master
Servicer's  right to retain or  withdraw  from the  Master  Servicer  Collection
Account the Master  Servicing  Compensation  and other amounts  provided in this
Agreement,  and to the right of the  Servicer  to retain its  Servicing  Fee and other  amounts as provided in the  GreenPoint  Servicing  Agreement.  The Master
Servicer  shall,  and  (to  the  extent  provided  in the  GreenPoint  Servicing
Agreement)  shall cause the  Servicer  to,  provide  access to  information  and documentation  regarding  the  Mortgage  Loans to the  Trustee,  its  agents and accountants  at any time upon  reasonable  request  and during  normal  business hours, and to Certificateholders  that are savings and loan associations,  banks or  insurance  companies,  the  Office of Thrift  Supervision,  the FDIC and the
supervisory  agents and examiners of such Office and Corporation or examiners of any other  federal or state  banking or  insurance  regulatory  authority  if so required by applicable  regulations of the Office of Thrift Supervision or other regulatory  authority,  such access to be afforded  without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master  Servicer  designated by it. In fulfilling  such a request the Master
Servicer  shall not be  responsible  for  determining  the  sufficiency  of such information.

                                       47

      All  Mortgage  Files and funds  collected or held by, or under the control of, the Master  Servicer,  in respect of any  Mortgage  Loans,  whether from the collection of principal and interest  payments or from  Liquidation  Proceeds or
Insurance  Proceeds,  shall be held by the Master  Servicer for and on behalf of the  Trustee  and the  Certificateholders  and shall be and  remain the sole and exclusive property of the Trustee;  provided,  however, that the Master Servicer and the Servicer shall be entitled to setoff against,  and deduct from, any such funds any amounts that are  properly  due and payable to the Master  Servicer or the Servicer under this Agreement or the GreenPoint Servicing Agreement.

      Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

      For each Mortgage Loan,  the Master  Servicer shall enforce any obligation of the Servicer under the GreenPoint Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable,  flood insurance,  all in accordance  with the provisions of the  GreenPoint  Servicing
Agreement.  It is  understood  and  agreed  that  such  insurance  shall be with insurers  meeting  the  eligibility  requirements  set  forth in the  GreenPoint
Servicing  Agreement and that no earthquake or other additional  insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

      Pursuant to Section 4.01 and 4.02,  any amounts  collected by the Servicer or the Master Servicer, or by the Servicer,  under any insurance policies (other than amounts to be applied to the restoration or repair of the property  subject to the related  Mortgage or released to the  Mortgagor  in  accordance  with the
GreenPoint  Servicing  Agreement)  shall be deposited  into the Master  Servicer
Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03. Any cost  incurred by the Master  Servicer or the Servicer in  maintaining  any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into  account  for  purposes  of  calculating  the  distributions  to be made to
Certificateholders  and  shall be  recoverable  by the  Master  Servicer  or the
Servicer pursuant to Section 4.02 and 4.03.

      Section 3.10 Presentment of Claims and Collection of Proceeds.  The Master
Servicer shall (to the extent  provided in the GreenPoint  Servicing  Agreement)
cause the  Servicer  to,  prepare  and  present on behalf of the Trustee and the
Certificateholders all claims under the Insurance Policies and take such actions
(including  the  negotiation,  settlement,  compromise  or  enforcement  of  the insured's  claim) as shall be necessary to realize recovery under such policies.
Any proceeds  disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly  deposited  in the Master  Servicer  Collection  Account  upon receipt,  except that any amounts  realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation  of claims on the related  Mortgage  Loan to the insurer  under any applicable Insurance Policy need not be so deposited (or remitted).

                                       48

      Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

      The Master  Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the GreenPoint Servicing Agreement) to take, any action that would result in noncoverage  under any applicable  Primary  Mortgage
Insurance  Policy of any loss which, but for the actions of such Master Servicer or Servicer,  would have been covered thereunder.  The Master Servicer shall use its best reasonable  efforts to cause the Servicer (to the extent required under the GreenPoint  Servicing  Agreement) to keep in force and effect (to the extent that the Mortgage  Loan  requires the  Mortgagor  to maintain  such  insurance), primary mortgage  insurance  applicable to each Mortgage Loan in accordance with the  provisions of this  Agreement and the GreenPoint  Servicing  Agreement,  as
applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent  required  under the  GreenPoint  Servicing  Agreement) to, cancel or refuse to renew any such Primary Mortgage  Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force  hereunder  except in accordance  with the provisions of this Agreement and the GreenPoint Servicing Agreement, as applicable.

      The Master  Servicer  agrees to present,  or to cause the Servicer (to the extent required under the GreenPoint  Servicing Agreement) to present, on behalf of the  Trustee  and the  Certificateholders,  claims to the  insurer  under any
Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be  necessary  to permit  recovery  under any  Primary  Mortgage
Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or the Servicer under any
Primary  Mortgage  Insurance  Policies shall be deposited in the Master Servicer
Collection Account, subject to withdrawal pursuant to Section 4.03.

      Section 3.12 Trustee to Retain  Possession of Certain  Insurance  Policies
and Documents.

      The Trustee (or the Custodian,  as directed by the Trustee),  shall retain possession and custody of the originals (to the extent available) of any Primary
Mortgage Insurance Policies, or certificate of insurance if applicable,  and any certificates  of renewal as to the  foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has  fulfilled  its  obligations  under  this  Agreement,  the  Trustee  (or its
Custodian,  if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage  File in  accordance  with and subject to the terms and conditions of this  Agreement.  The Master  Servicer shall  promptly  deliver or cause to be  delivered  to the  Trustee  (or the  Custodian,  as directed by the
Trustee),  upon the  execution or receipt  thereof the  originals of any Primary
Mortgage  Insurance  Policies,  any  certificates  of  renewal,  and such  other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

      Section  3.13  Realization  Upon  Defaulted  Mortgage  Loans.  The  Master
Servicer  shall cause the Servicer (to the extent  required under the GreenPoint
Servicing  Agreement)  to foreclose  upon,  repossess  or  otherwise  comparably convert the  ownership of  Mortgaged  Properties  securing  such of the Mortgage
Loans as come  into and  continue  in  default  and as to which no  satisfactory arrangements  can  be  made  for  collection  of  delinquent  payments,  all  in accordance with the GreenPoint Servicing Agreement.

                                       49

      Section 3.14 Compensation for the Master Servicer.

      The Master  Servicer will be entitled to all income and gain realized from any  investment  of funds in the  Master  Servicer  Collection  Account  and the
Distribution  Account,  pursuant  to  Article  IV,  for the  performance  of its activities hereunder.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any  prepayment  premium or penalty) shall be retained by the Servicer and shall not be deposited in the Protected Account.  The Master Servicer will be entitled to retain, as additional compensation,  any interest remitted by the Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution  Account (such amounts together with the amounts  specified in the first  sentence of this Section 3.14,  the "Master
Servicing  Compensation").  The Master  Servicer  shall be  required  to pay all expenses  incurred by it in connection  with its activities  hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

      Section 3.15 REO Property.

      In the event the Trust Fund  acquires  ownership  of any REO  Property  in respect of any related  Mortgage  Loan, the deed or certificate of sale shall be
issued  to  the  Trustee,   or  to  its  nominee,   on  behalf  of  the  related
Certificateholders.  The Master  Servicer  shall,  to the extent provided in the
GreenPoint Servicing Agreement,  cause the Servicer to sell, any REO Property as expeditiously  as  possible  and in  accordance  with  the  provisions  of  this
Agreement and the GreenPoint Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property,  the Master Servicer shall cause the Servicer to  protect  and  conserve,  such REO  Property  in the manner and to the extent required by the GreenPoint  Servicing  Agreement,  in accordance  with the REMIC
Provisions  and in a manner  that does not result in a tax on "net  income  from foreclosure  property"  (unless  such result  would  maximize  the Trust  Fund's after-tax return on such property) or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

      The Master  Servicer  shall,  to the  extent  required  by the  GreenPoint
Servicing  Agreement,  cause the  Servicer  to deposit all funds  collected  and received in  connection  with the operation of any REO Property in the Protected
Account.

      The Master  Servicer and the Servicer,  upon the final  disposition of any
REO Property,  shall be entitled to reimbursement  for any related  unreimbursed
Monthly Advances and other unreimbursed advances as well as any unpaid Servicing
Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property;  provided,  that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final  disposition,  out of any net rental  income or other net amounts derived from such REO Property.

                                       50

      To  the  extent  provided  in  the  GreenPoint  Servicing  Agreement,  the
Liquidation Proceeds from the final disposition of the REO Property,  net of any payment to the Master  Servicer  and the  Servicer  as  provided  above shall be deposited in the Protected Account on or prior to the Determination  Date in the month following  receipt thereof and be remitted by wire transfer in immediately available  funds to the Master  Servicer  for deposit  into the  related  Master
Servicer Collection Account on the next succeeding Servicer Remittance Date.

      Section 3.16 Annual Officer's Certificate as to Compliance.

      The Master  Servicer shall deliver to the Trustee and the Rating  Agencies on or before  March 1 of each year,  commencing  on March 1, 2005,  an Officer's
Certificate,  certifying  that with respect to the period ending  December 31 of the prior year: (i) such  Servicing  Officer has reviewed the activities of such
Master  Servicer  during the preceding  calendar year or portion thereof and its performance under this Agreement,  (ii) to the best of such Servicing  Officer's knowledge,  based  on such  review,  such  Master  Servicer  has  performed  and fulfilled its duties,  responsibilities  and obligations under this Agreement in all material  respects  throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations,  specifying each such  default  known to such  Servicing  Officer  and the nature and status thereof,  (iii) nothing has come to the attention of such  Servicing  Officer to lead such  Servicing  Officer to believe that the Servicer has failed to perform any  of  its  duties,  responsibilities  and  obligations  under  its  Servicing
Agreement in all material respects throughout such year, or, if there has been a material  default  in  the  performance  or  fulfillment  of  any  such  duties, responsibilities  or  obligations,  specifying  each such default  known to such
Servicing Officer and the nature and status thereof.

      Copies of such statements shall be provided to any Certificateholder  upon request,  by the Master  Servicer  or by the  Trustee  at the Master  Servicer's
expense if the Master  Servicer  failed to provide  such copies  (unless (i) the
Master  Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee  shall be unaware of the Master  Servicer's  failure to provide such statement).

      Section 3.17 Annual  Independent  Accountant's  Servicing  Report.  If the
Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage  Loans,  then the Master  Servicer at its expense  shall cause a nationally  recognized  firm of  independent  certified  public  accountants  to furnish a statement to the Trustee,  the Rating Agencies and the Depositor on or
before March 1 of each year,  commencing  on March 1, 2005,  to the effect that, with respect to the most  recently  ended  fiscal  year,  such firm has examined certain records and documents  relating to the Master Servicer's  performance of its  servicing  obligations  under this  Agreement and pooling and servicing and trust  agreements  in material  respects  similar to this  Agreement and to each other and that,  on the basis of such  examination  conducted  substantially  in compliance with the audit program for mortgages  serviced for Freddie Mac or the
Uniform Single  Attestation  Program for Mortgage  Bankers,  such firm is of the opinion that the Master Servicer's  activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance  except  for (i)  such  exceptions  as such  firm  believes  to be immaterial,  (ii) such other  exceptions as are set forth in such  statement and
(iii) such exceptions that the Uniform Single  Attestation  Program for Mortgage
Bankers or the Audit Program for  Mortgages  Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon  request by the Master  Servicer,  or by the  Trustee at the expense of the
Master  Servicer if the Master  Servicer  shall fail to provide such copies.  If such report  discloses  exceptions that are material,  the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

                                       51

      Section 3.18 Reports Filed with Securities and Exchange Commission. Within
15 days after each  Distribution  Date, the Securities  Administrator  shall, in accordance with industry standards,  file with the Commission via the Electronic
Data Gathering and Retrieval System  ("EDGAR"),  a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed  upon)  with a copy  of the  statement  to the  Trustee  who  shall  make available a copy of the monthly  statement  to the  Certificateholders  for such
Distribution  Date as an exhibit thereto.  Prior to January 30 in each year, the
Securities  Administrator  shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust Fund, if  applicable.  Prior to (i) March 15, 2005 and (ii) unless and until a Form 15  Suspension  Notice shall have been filed,  prior to March 15 of
each  year  thereafter,   the  Master  Servicer  shall  provide  the  Securities
Administrator with a Master Servicer Certification,  together with a copy of the annual  independent  accountant's  servicing  report  and  annual  statement  of compliance of the Servicer,  in each case,  required to be delivered pursuant to the GreenPoint Servicing Agreement,  and, if applicable,  the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master  Servicer  pursuant to Sections 3.16 and 3.17.  Prior to (i) March
31, 2005, or such earlier filing date as may be required by the Commission,  and
(ii) unless and until a Form 15 Suspension  Notice shall have been filed,  March
31 of each year  thereafter,  or such earlier  filing date as may be required by the Commission, the Securities Administrator shall prepare and file a Form 10-K, in substance  conforming to industry standards,  with respect to the Trust. Such
Form  10-K  shall   include  the  Master   Servicer   Certification   and  other
documentation  provided by the Master Servicer  pursuant to the second preceding sentence. The Depositor hereby grants to the Securities  Administrator a limited power of  attorney  to  execute  and file  each such  document  on behalf of the
Depositor. Such power of attorney shall continue until either the earlier of (i)
receipt  by  the  Securities   Administrator   from  the  Depositor  of  written
termination  of such power of  attorney  and (ii) the  termination  of the Trust
Fund. The Depositor agrees to promptly furnish to the Securities  Administrator, from time to time upon request, such further information,  reports and financial statements  within its control  related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Securities  Administrator  shall have no  responsibility  to file any items  other than those  specified  in this
Section 3.18;  provided,  however,  the Securities  Administrator will cooperate with the Depositor in connection with any additional filings with respect to the
Trust Fund as the Depositor deems necessary under the Securities Exchange Act of
1934,  as amended  (the  "Exchange  Act").  Fees and  expenses  incurred  by the
Securities  Administrator  in  connection  with this  Section  3.18 shall not be reimbursable from the Trust Fund.

      Section 3.19 EMC. On the Closing Date, EMC will receive from the Depositor a payment of $5,000.

                                       52

      Section 3.20 UCC. The Depositor shall inform the Trustee in writing of any
Uniform Commercial Code financing statements that were filed on the Closing Date in  connection  with the Trust with stamped  recorded  copies of such  financing statements  to be  delivered  to  the  Trustee  promptly  upon  receipt  by  the
Depositor.  The  Trustee  agrees to  monitor  and notify  the  Depositor  if any continuation  statements for such Uniform  Commercial Code financing  statements need to be filed. If directed by the Depositor in writing, the Trustee will file any such  continuation  statements  solely at the expense of the Depositor.  The
Depositor shall file any financing  statements or amendments thereto required by any change in the Uniform Commercial Code..

      Section 3.21 Optional Purchase of Defaulted Mortgage Loans.

      With  respect to any  Mortgage  Loan which as of the first day of a Fiscal
Quarter is delinquent  in payment by 90 days or more or is an REO Property,  EMC shall have the right to purchase  such  Mortgage  Loan from the Trust at a price equal to the Repurchase  Price;  provided however (i) that such Mortgage Loan is still 90 days or more  delinquent  or is an REO  Property as of the date of such purchase and (ii) this purchase  option,  if not  theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan  thereafter  again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

      If at any time EMC remits to the Master  Servicer a payment for deposit in the Master  Servicer  Collection  Account  covering the amount of the Repurchase
Price for such a Mortgage Loan, and EMC provides to the Trustee a  certification signed by a Servicing  Officer  stating that the amount of such payment has been deposited in the Master  Servicer  Collection  Account,  then the Trustee  shall execute  the  assignment  of such  Mortgage  Loan to EMC at the  request  of EMC without recourse, representation or warranty and EMC shall succeed to all of the
Trustee's  right,  title and  interest  in and to such  Mortgage  Loan,  and all security and documents relative thereto.  Such assignment shall be an assignment outright and not for security.  EMC will  thereupon own such  Mortgage,  and all such security and  documents,  free of any further  obligation to the Trustee or the Certificateholders with respect thereto.

                                       53

                                   ARTICLE IV

                                    Accounts

     Section 4.01 Protected  Accounts.  (a)The Master Servicer shall enforce the obligation  of the  Servicer to establish  and  maintain a Protected  Account in accordance with the GreenPoint Servicing Agreement, with records to be kept with respect  thereto on a Mortgage Loan by Mortgage Loan basis,  into which accounts shall be  deposited  within 48 hours (or as of such other time  specified in the
GreenPoint  Servicing  Agreement)  of receipt all  collections  of principal and interest on any Mortgage  Loan and with respect to any REO Property  received by the Servicer, including Principal Prepayments,  Insurance Proceeds,  Liquidation
Proceeds,  and  advances  made from the  Servicer's  own funds  (less  servicing compensation as permitted by the GreenPoint  Servicing  Agreement in the case of the Servicer)  and all other  amounts to be deposited in the Protected  Account.
The Servicer is hereby  authorized to make  withdrawals from and deposits to the related  Protected Account for purposes required or permitted by this Agreement.
To the extent  provided in the  GreenPoint  Servicing  Agreement,  the Protected
Account shall be held in a Designated  Depository  Institution and segregated on the books of such  institution  in the name of the  Trustee  for the  benefit of
Certificateholders.

     (b) To the extent provided in the GreenPoint Servicing  Agreement,  amounts on deposit in a Protected  Account may be invested in Permitted  Investments  in the name of the  Trustee for the benefit of  Certificateholders  and,  except as provided in the preceding  paragraph,  not commingled with any other funds, such
Permitted  Investments to mature,  or to be subject to redemption or withdrawal, no later than the date on which  such funds are  required  to be  withdrawn  for deposit  in the  Master  Servicer  Collection  Account,  and shall be held until required for such deposit.  The income earned from  Permitted  Investments  made pursuant to this Section 4.01 shall be paid to the Servicer under the GreenPoint
Servicing  Agreement,  and the risk of loss of moneys required to be distributed to the Certificateholders  resulting from such investments shall be borne by and be the  risk of the  Servicer.  The  Servicer  (to the  extent  provided  in the
GreenPoint Servicing Agreement) shall deposit the amount of any such loss in the
Protected  Account within two Business Days of receipt of  notification  of such loss but not later than the second Business Day prior to the  Distribution  Date on  which  the  moneys  so  invested  are  required  to be  distributed  to  the
Certificateholders.

     (c) To the  extent  provided  in the  GreenPoint  Servicing  Agreement  and subject to this  Article  IV, on or before the  Servicer  Remittance  Date,  the
Servicer  shall  withdraw  or shall  cause to be  withdrawn  from the  Protected
Accounts  and shall  immediately  deposit or cause to be deposited in the Master
Servicer Collection Account amounts  representing the following  collections and payments  (other than with  respect to  principal of or interest on the Mortgage
Loans due on or before the Cut-off Date):

            (i) Scheduled Payments on the Mortgage Loans received or any related portion  thereof  advanced  by the  Servicer  pursuant  to  the  GreenPoint
     Servicing Agreement which were due during or before the related Due Period, net of the amount thereof comprising the Servicing Fees;

                                       54

            (ii)  Full  Principal   Prepayments  and  any  Liquidation  Proceeds
     received by the Servicer with respect to such Mortgage Loans in the related
     Prepayment  Period (or, in the case of  Subsequent  Recoveries,  during the
     related  Due  Period),   with   interest  to  the  date  of  prepayment  or
     liquidation, net of the amount thereof comprising the Servicing Fees;

            (iii)  Partial  Principal  Prepayments  received by the Servicer for such Mortgage Loans in the related Prepayment Period; and

            (iv) Any amount to be used as an Monthly Advance.

      (d) Withdrawals  may be made from an Account only to (i) make  remittances as  provided  in  Section  4.01(c),  4.02 and 4.03,  (ii)  reimburse  the Master
Servicer or the  Servicer  for Monthly  Advances  which have been  recovered  by subsequent collection from the related Mortgagor; (iii) remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis;  or (iv) clear and  terminate  such  account at the  termination  of this
Agreement in accordance with Section 10.01. As provided in Sections  4.01(c) and
4.02(b)  certain  amounts  otherwise due to the Servicer may be retained by them and need not be deposited in the Master Servicer Collection Account.

      Section 4.02 Master Servicer  Collection  Account.  (a)The Master Servicer
shall establish and maintain in the name of the Trustee,  for the benefit of the
Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible
Account.  The Master  Servicer  will deposit in the Master  Servicer  Collection
Account as  identified  by the Master  Servicer  and as  received  by the Master
Servicer, the following amounts:

            (i) Any amounts withdrawn from a Protected Account;

            (ii) Any Monthly Advance and any Compensating Interest Payments;

            (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the  Master  Servicer  or which  were not  deposited  in a
      Protected Account;

            (iv)  The  Repurchase  Price  with  respect  to any  Mortgage  Loans purchased  by the Seller  pursuant  to Section  2.02 or 2.03,  any amounts which are to be treated  pursuant to Section 2.04 of this Agreement as the payment of such a Repurchase  Price,  the Repurchase Price with respect to any Mortgage  Loans  purchased by EMC  pursuant to Section  3.21,  and all proceeds of any Mortgage Loans or property  acquired with respect  thereto repurchased by EMC or its designee pursuant to Section 10.01;

            (v) Any amounts  required to be deposited  with respect to losses on investments of deposits in an Account; and

            (vi) Any  other  amounts  received  by or on  behalf  of the  Master
      Servicer and required to be  deposited in the Master  Servicer  Collection
      Account pursuant to this Agreement.

                                       55

      (b) All amounts deposited to the Master Servicer  Collection Account shall be held by the  Master  Servicer  in the name of the  Trustee  in trust  for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements  for crediting the Master Servicer  Collection
Account or the Distribution Account shall be exclusive,  it being understood and agreed that,  without limiting the generality of the foregoing,  payments in the nature of (i)  prepayment or late payment  charges or  assumption,  tax service, statement account or payoff, substitution,  satisfaction, release and other like fees and charges and (ii) the items  enumerated in Sections  4.05(a)(i)  through
(iv) and (vi) through (xii) with respect to the Securities Administrator and the
Master Servicer,  need not be credited by the Master Servicer or the Servicer to
the  Distribution   Account  or  the  Master  Servicer  Collection  Account,  as
applicable.  In the event that the Master  Servicer shall deposit or cause to be deposited  to the  Distribution  Account any amount not  required to be credited thereto,  the Trustee,  upon receipt of a written  request  therefor signed by a
Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

      The amount at any time credited to the Master Servicer  Collection Account shall be invested,  in the name of the Trustee, or its nominee,  for the benefit of the  Certificateholders,  in  Permitted  Investments  as  directed  by Master
Servicer.  All Permitted Investments shall mature or be subject to redemption or withdrawal  on  or  before,  and  shall  be  held  until,  the  next  succeeding
Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer.  The Master Servicer from time to time shall be  permitted  to withdraw  or receive  distribution  of any and all  investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required  to be  distributed  to  the  Certificateholders  resulting  from  such investments shall be borne by and be the risk of the Master Servicer. The Master
Servicer  shall  deposit  the  amount  of any such loss in the  Master  Servicer
Collection  Account within two Business Days of receipt of  notification of such loss but not later than the second Business Day prior to the  Distribution  Date on  which  the  moneys  so  invested  are  required  to be  distributed  to  the
Certificateholders.

      Section 4.03 Permitted  Withdrawals and Transfers from the Master Servicer
Collection Account.  (a)The Master Servicer will, from time to time on demand of the  Servicer  or the  Securities  Administrator,  make or cause to be made such withdrawals  or transfers  from the Master  Servicer  Collection  Account as the
Master Servicer has designated for such transfer or withdrawal  pursuant to this
Agreement and the GreenPoint Servicing Agreement.  The Master Servicer may clear and terminate the Master Servicer  Collection  Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

      On an ongoing  basis,  the Master  Servicer shall withdraw from the Master
Servicer  Collection  Account (i) any expenses  recoverable by the Trustee,  the
Master  Servicer,  the  Securities  Administrator  or the Custodian  pursuant to
Sections 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

      In addition,  on or before each  Distribution  Account  Deposit Date,  the
Master  Servicer  shall  deposit in the  Distribution  Account  (or remit to the
Trustee for deposit  therein)  any Monthly  Advances  required to be made by the
Master Servicer with respect to the Mortgage Loans.

                                       56

      No later than 3:00 p.m. New York time on each Distribution Account Deposit
Date,  the Master  Servicer will transfer all Available  Funds on deposit in the
Master Servicer Collection Account with respect to the related Distribution Date to the Trustee for deposit in the Distribution Account.

      Section 4.04  Distribution  Account.  (a)The  Trustee shall  establish and maintain in the name of the Trustee, for the benefit of the  Certificateholders, the Distribution Account as a segregated trust account or accounts.

      (b) All amounts deposited to the Distribution Account shall be held by the
Trustee  in  the  name  of  the   Trustee  in  trust  for  the  benefit  of  the
Certificateholders   in  accordance  with  the  terms  and  provisions  of  this
Agreement.

      (c) The Distribution Account shall constitute a trust account of the Trust
Fund  segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and  encumbrances  of any  creditors or  depositors of the Trustee or the Master
Servicer (whether made directly,  or indirectly through a liquidator or receiver of the Trustee or the Master  Servicer).  The  Distribution  Account shall be an
Eligible  Account.  The amount at any time credited to the Distribution  Account shall be (i) held in cash or fully  insured by the FDIC to the maximum  coverage provided thereby or (ii) invested in the name of the Trustee,  in such Permitted
Investments selected by the Master Servicer or deposited in demand deposits with such depository  institutions as selected by the Master Servicer,  provided that time deposits of such depository  institutions would be a Permitted  Investment.
All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding  Distribution Date if the obligor for such Permitted  Investment is the Trustee or, if such obligor is any other  Person,  the Business  Day  preceding  such  Distribution  Date.  All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested  therein from time to time shall be for the account of the
Master  Servicer.  The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit,  the Master  Servicer shall remit the amount of the loss to the Trustee who shall deposit such amount in the Distribution  Account.  With respect to the
Distribution  Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim  against the estate of the Trustee) as provided by 12 U.S.C.  92a(e),  and applicable  regulations  pursuant  thereto,  if  applicable,  or any  applicable comparable state statute applicable to state chartered banking corporations.

      Section 4.05 Permitted  Withdrawals  and Transfers  from the  Distribution
Account. (a)The Trustee will, from time to time on demand of the Master Servicer or the Securities  Administrator,  make or cause to be made such  withdrawals or transfers from the  Distribution  Account as the Master  Servicer has designated for such transfer or withdrawal  pursuant to this  Agreement and the  GreenPoint
Servicing Agreement or as the Securities  Administrator has instructed hereunder for the  following  purposes  (limited  in the case of  amounts  due the  Master
Servicer to those not withdrawn from the Master Servicer  Collection  Account in accordance with the terms of this Agreement):

                                       57

            (i) to reimburse the Master Servicer or the Servicer for any Monthly
      Advance of its own funds, the right of the Master Servicer or the Servicer to  reimbursement  pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including,  for this purpose,  the
      Repurchase Price therefor,  Insurance  Proceeds and Liquidation  Proceeds)
      which  represent  late  payments  or  recoveries  of the  principal  of or interest on such Mortgage Loan with respect to which such Monthly  Advance was made;

            (ii) to reimburse the Master Servicer or the Servicer from Insurance
      Proceeds or Liquidation  Proceeds  relating to a particular  Mortgage Loan for amounts  expended by the Master Servicer or the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

            (iii)  to  reimburse  the  Master  Servicer  or  the  Servicer  from
      Insurance  Proceeds  relating to a  particular  Mortgage  Loan for insured expenses  incurred with respect to such Mortgage Loan and to reimburse the
      Master  Servicer  or  the  Servicer  from  Liquidation   Proceeds  from  a
      particular Mortgage Loan for Liquidation Expenses incurred with respect to such  Mortgage  Loan;  provided  that the  Master  Servicer  shall  not be entitled to  reimbursement  for  Liquidation  Expenses  with  respect to a
      Mortgage  Loan to the extent  that (i) any  amounts  with  respect to such
      Mortgage Loan were paid as Excess Liquidation  Proceeds pursuant to clause
      (xi)  of this  Section  4.03(a)  to the  Master  Servicer  and  (ii)  such
      Liquidation  Expenses were not included in the  computation of such Excess
      Liquidation Proceeds;

            (iv) to pay the Master  Servicer or the  Servicer,  as  appropriate, from  Liquidation  Proceeds or Insurance  Proceeds  received in connection with the  liquidation  of any  Mortgage  Loan,  the amount which it or the
      Servicer  would have been  entitled to receive  under  clause (ix) of this
      Section  4.03(a) as servicing  compensation  on account of each  defaulted scheduled  payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

            (v) to pay the Master  Servicer or the Servicer from the  Repurchase
      Price for any Mortgage  Loan,  the amount  which it or the Servicer  would have been entitled to receive under clause (ix) of this Section 4.03(a) as servicing compensation;

            (vi) to reimburse  the Master  Servicer or the Servicer for advances of funds (other than Monthly  Advances)  made with respect to the Mortgage
      Loans,  and the  right to  reimbursement  pursuant  to this  clause  being limited to amounts received on the related  Mortgage Loan (including,  for this  purpose,  the  Repurchase  Price  therefor,  Insurance  Proceeds and
      Liquidation  Proceeds) which represent late recoveries of the payments for which such advances were made;

                                       58

            (vii) to  reimburse  the Master  Servicer  or the  Servicer  for any
      Monthly Advance or advance,  after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been  reimbursed  pursuant  to  clauses  (i) and (vi) of this  Section
      4.03(a);

            (viii) to pay the Master Servicer as set forth in Section 3.14;

            (ix) to  reimburse  the  Master  Servicer  for  expenses,  costs and liabilities  incurred by and reimbursable to it pursuant to Sections 3.03,
      7.04(c) and (d);

            (x)  to  pay  to  the  Master  Servicer,   as  additional  servicing
      compensation,  any Excess Liquidation  Proceeds to the extent not retained by the Servicer;

            (xi) to  reimburse  or pay the  Servicer any such amounts as are due thereto  under  the  GreenPoint  Servicing  Agreement  and  have  not been retained  by or  paid  to the  Servicer,  to the  extent  provided  in the
      GreenPoint Servicing Agreement;

            (xii) to reimburse the Trustee, the Securities  Administrator or the
      Custodian for expenses,  costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

            (xiii) to remove amounts deposited in error; and

            (xiv) to clear and terminate the  Distribution  Account  pursuant to
      Section 10.01.

      (b) The Master Servicer shall keep and maintain separate accounting,  on a
Mortgage  Loan by Mortgage  Loan basis,  for the purpose of  accounting  for any reimbursement from the Distribution Account pursuant to clauses (i) through (vi)
and (viii) or with respect to any such amounts  which would have been covered by such clauses had the amounts not been  retained by the Master  Servicer  without being deposited in the Distribution Account under Section 4.02(b).

      (c) On each  Distribution  Date, the Trustee shall distribute the Interest
Funds and Principal Funds to the extent on deposit in the  Distribution  Account to the Holders of the Certificates in accordance with distribution  instructions provided to it by the Securities  Administrator  no later than two Business Days prior to such Distribution  Date and determined by the Securities  Administrator in accordance with Section 6.01.

      Section 4.06 Reserve Fund.  (a) On or before the Closing Date, the Trustee shall  establish  a  Reserve  Fund  on  behalf  of the  Holders  of the  Offered
Certificates.  The Reserve  Fund must be an Eligible  Account.  The Reserve Fund shall be entitled  "Reserve Fund,  JPMorgan Chase Bank,  N.A. as Trustee for the
benefit  of holders of  Structured  Asset  Mortgage  Investments  II Inc.,  Bear
Stearns ALT-A Trust 2004-13, Mortgage Pass-Through Certificates, Series 2004-13,
Class A-1,  Class A-2,  Class M-1,  Class  M-2,  Class B-1 and Class  B-2".  The
Trustee  shall demand  payment of all money  payable by Bear  Stearns  Financial
Products Inc. (the  "Counterparty")  under the Cap Contracts.  The Trustee shall deposit in the Reserve  Fund all payments  received by it from the  Counterparty pursuant  to the Cap  Contracts  and,  prior  to  distribution  of such  amounts pursuant to Section 6.01(a),  all payments described under the sixth and seventh clause of Section 6.01(a).  On each  Distribution  Date, the Trustee shall remit amounts  received by it from the  Counterparty  to the Holders of the applicable
Offered Certificates in the manner provided in Section 6.01(b).

                                       59

      (b) The Reserve  Fund is an "outside  reserve  fund" within the meaning of
Treasury Regulation '1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2004-13  REMIC.  The Trustee on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Class B-IO Certificateholder shall be the beneficial  owner of the  Reserve  Fund,  subject to the power of the Trustee to distribute  amounts  under Section  6.01(b) and the sixth and seventh  clause of
Section  6.01(a).  For  federal  income tax  purposes,  amounts  distributed  to
Certificateholders  pursuant to the sixth and seventh clause of Section  6.01(a)
will be treated as first  distributed  to the Class B-IO  Certificates  and then paid from the Class B-IO  Certificateholders  to the  applicable  holders of the
Offered Certificates. Amounts in the Reserve Fund shall, at the direction of the
Class B-IO  Certificateholder,  be held either  uninvested in a trust or deposit account of the Trustee  with no  liability  for  interest or other  compensation thereon or  invested  in  Permitted  Investments  that  mature no later than the
Business Day prior to the next succeeding  Distribution  Date. The Trustee shall distribute all net income and gain from such  investments in the Reserve Fund to the Class  B-IO  Certificateholder,  not as a  distribution  in  respect  of any interest in any 2004-13 REMIC, on each Distribution  Date. All amounts earned on amounts  on  deposit  in the  Reserve  Fund  shall be  taxable to the Class B-IO
Certificateholder.  Any losses on such  investments  shall be  deposited  in the
Reserve  Fund  by  the  Class  B-IO  Certificateholder  out  of  its  own  funds immediately as realized.

      Section  4.07 Class XP  Reserve  Account.  (a)The  Master  Servicer  shall establish and maintain with itself a separate,  segregated trust account,  which shall be an  Eligible  Account,  titled  "Reserve  Account,  Wells  Fargo  Bank,
National Association, as Master Servicer f/b/o Bear Stearns ALT-A Trust 2004-13,
Mortgage Pass-Through  Certificates,  Series 2004-13,  Class XP". On the Closing
Date, the Depositor shall deposit $100 into the Class XP Reserve Account.  Funds on deposit in the Class XP Reserve  Account shall be held in trust by the Master
Servicer for the holder of the Class XP Certificate.

      (b) The amount on deposit  in the Class XP Reserve  Account  shall be held uninvested.  On the earlier of (x) the  Business  Day prior to the  Distribution
Date on which all the assets of the Trust Fund are  repurchased  as described in
Section  10.01(a)  and (y) the  Business  Day  prior  to the  Distribution  Date immediately  following the  Prepayment  Period during which the last  Prepayment
Charge  on the  Mortgage  Loans  is  payable  by the  related  Mortgagor,  which
Prepayment  Period is the month of  November  2010,  the Master  Servicer  shall withdraw  the amount on deposit in the Class XP Reserve  Account  and remit such amount to the Trustee and provide  instruction to the Trustee to pay such amount to the Class XP Certificate in reduction of the  Certificate  Principal  Balance thereof.

                                       60

                                   ARTICLE V

                                  Certificates

      Section  5.01  Certificates.  (a)The  Depository,  the  Depositor  and the
Trustee have entered  into a Depository  Agreement  dated as of the Closing Date
(the "Depository Agreement").  Except for the Residual Certificates, the Private
Certificates and the Individual Certificates and as provided in Section 5.01(b), the  Certificates  shall  at all  times  remain  registered  in the  name of the
Depository  or  its  nominee  and  at  all  times:   (i)  registration  of  such
Certificates  may not be transferred by the Trustee except to a successor to the
Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the  Depository;  (iii) the Depository may collect its usual and customary fees, charges and expenses from its  Depository  Participants;  (iv) the Trustee shall deal with the Depository as  representative  of such  Certificate  Owners of the respective  Class of  Certificates  for  purposes  of  exercising  the rights of
Certificateholders  under this  Agreement,  and requests and  directions for and votes of such representative  shall not be deemed to be inconsistent if they are made with respect to different  Certificate Owners; and (v) the Trustee may rely and shall be fully  protected  in  relying  upon  information  furnished  by the
Depository with respect to its Depository Participants.

      The  Residual  Certificates  and the Private  Certificates  are  initially
Physical Certificates.  If at any time the Holders of all of the Certificates of one or more such  Classes  request  that the Trustee  cause such Class to become
Global Certificates,  the Trustee and the Depositor will take such action as may be reasonably  required to cause the  Depository to accept such Class or Classes for trading if it may legally be so traded.

      All  transfers  by  Certificate  Owners  of  such  respective  Classes  of
Book-Entry  Certificates and any Global Certificates shall be made in accordance with the procedures  established by the Depository Participant or brokerage firm representing  such Certificate  Owners.  Each Depository  Participant shall only transfer  Book-Entry  Certificates  of  Certificate  Owners it  represents or of brokerage firms for which it acts as agent in accordance  with the  Depository's normal procedures.

      (b) If (i)(A) the  Depositor  advises  the  Trustee  in  writing  that the
Depository   is  no  longer   willing  or  able  to   properly   discharge   its
responsibilities  as  Depository  and (B) the  Depositor  is  unable to locate a qualified  successor  within 30 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the  Depository,  the  Trustee  shall  request  that the  Depository  notify all
Certificate  Owners of the occurrence of any such event and of the  availability of definitive,  fully registered  Certificates to Certificate  Owners requesting the same.  Upon surrender to the Trustee of the  Certificates by the Depository,
accompanied by registration  instructions  from the Depository for registration, the Trustee shall issue the definitive Certificates.

                                       61

      In addition,  if an Event of Default has occurred and is continuing,  each
 Certificate  Owner  materially  adversely  affected  thereby  may at its option request a definitive  Certificate  evidencing such Certificate Owner's interest in the  related  Class of  Certificates.  In order to make such  request,  such
 Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related  Depository  Participant  with directions for the Trustee to exchange or cause the  exchange of the  Certificate  Owner's interest  in such Class of  Certificates  for an  equivalent  interest in fully registered  definitive  form. Upon receipt by the Trustee of instructions  from the Depository directing the Trustee to effect such exchange (such instructions to contain  information  regarding  the Class of  Certificates  and the Current
 Principal  Balance being exchanged,  the Depository  Participant  account to be debited with the decrease,  the registered holder of and delivery  instructions for the definitive  Certificate,  and any other information reasonably required by the Trustee),  (i) the Trustee shall  instruct the  Depository to reduce the related  Depository  Participant's  account by the aggregate  Current Principal
 Balance of the  definitive  Certificate,  (ii) the  Trustee  shall  execute and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's interest in such Class of  Certificates  and (iii) the Trustee  shall execute a new Book-Entry  Certificate  reflecting the reduction in the aggregate  Current
 Principal Balance of such Class of Certificates by the amount of the definitive
 Certificates.

      Neither the Depositor nor the Trustee shall be liable for any delay in the delivery of any instructions  required  pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

      (c)  REMIC  I will be  evidenced  by (x) the  REMIC  I  Regular  Interests
(designated below),  which will be uncertificated and  non-transferable  and are hereby  designated  as the "regular  interests" in REMIC I and (y) the Class R-I
Certificates,  which is  hereby  designated  as the  single  class of  "residual interests" in REMIC I. On each  Distribution  Date,  the Trustee shall cause the
REMIC I Distribution  Amount to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution  Account and distributed to the holders of the Class R-I Certificates, as the case may be, in the  amounts  and with the  priorities  set forth in the  definition  of REMIC I
Distribution Amount.

                                       62

      The REMIC I Regular Interests and the Class R-I Certificates will have the following designations and pass-through rates:

                Uncertificated
                   REMIC I        Initial Uncertificated
                 Pass-Through             REMIC I             Latest Possible
 Designation         Rate            Principal Balance        Maturity Date(2)
 -----------    --------------    ----------------------      ----------------

     LT1          Variable(1)         $560,923,521.09         November 25, 2034
     LT2          Variable(1)              $14,155.41         November 25, 2034
     LT3             0.00%                 $41,946.75         November 25, 2034
     LT4          Variable(1)              $41,946.75         November 25, 2034
     R-I             0.00%                      $0.00         November 25, 2034

(1)  Calculated  as  provided  in  the  definition  of  Uncertificated  REMIC  I
     Pass-Through Rate.

(2)  Solely  for  purposes  of  Section  1.860G  1(a)(4)(iii)  of  the  Treasury
     regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest  maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

      REMIC II will be evidenced by (x) the Certificates (other than the Class R
Certificates) (the "REMIC II Regular Certificates")  exclusive of the rights, if any, of such  Certificates  to payments of Basis Risk  Shortfall  Carry  Forward
Amounts or payments  from the Cap Contract,  which are hereby  designated as the
"regular  interests"  in REMIC II and have the  principal  balances  and  accrue interest  at the  Pass-Through  Rates  equal to those set forth in this  Section
5.01(c) and (y) the Class R-II  Certificate,  which is hereby  designated as the single "residual interest" in REMIC II.

      The Classes of the  Certificates  shall have the  following  designations, initial principal amounts and Pass-Through Rates:

        Designation          Initial Principal Amount      Pass Through Rate
        -----------          ------------------------      -----------------
           A-1                         $456,952,000               (1)
           A-2                          $56,102,000               (2)
           M-1                          $17,392,000               (3)
           M-2                          $13,184,000               (4)
           B-1                           $7,013,000               (5)
           B-2                           $4,488,000               (6)
           XP                                  $100               (7)
           B-IO                        $561,021,570               (8)
           R-I                                   $0               (9)
           R-II                                  $0               (9)

                                       63

--------------------

      (1) The Class A-1  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 2.7875% per annum.

      (2) The Class A-2  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 2.8575% per annum.

      (3) The Class M-1  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 3.0375% per annum.

      (4) The Class M-2  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 3.4675% per annum.

      (5) The Class B-1  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 4.1675% per annum.

      (6) The Class B-2  Certificates  will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin,  (ii) 11.50% and (iii) the
Net Rate Cap. The  pass-through  rate with respect to the first interest accrual period is expected to be approximately 4.4175% per annum.

      (7) The  Class XP  Certificates  will not  bear any  interest.  It will be entitled to receive prepayment  penalties collected with respect to the Mortgage
Loans.

      (8) The Class B-IO  Certificates  will bear  interest  at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. The Class B-IO
Certificates  will be comprised of two REMIC II Regular  Interests,  a principal only regular  interest  designated  B-IO-P and an interest only regular interest designated  REMIC  II  Regular  Interest  B-IO-I,  which  will  be  entitled  to distributions as set forth herein.

      (9) The Class R-I and Class R-II Certificates will not bear any interest.

      (d) Solely for  purposes of Section  1.860G-1(a)(4)(iii)  of the  Treasury regulations,  the Distribution Date immediately  following the maturity date for the  Mortgage  Loan with the  latest  maturity  date in the Trust  Fund has been designated  as the  "latest  possible  maturity  date" for the REMIC II  Regular
Interests and the Certificates.

                                       64

      (e) With respect to each  Distribution  Date,  each Class of  Certificates shall accrue interest during the related Interest  Accrual Period.  With respect to each  Distribution  Date and (i) each such Class of Certificates  (other than the Class B-IO  Certificates),  interest shall be calculated,  on the basis of a
360-day  year and the  actual  number of days  elapsed in the  related  Interest
Accrual  Period,  based upon the  respective  Pass-Through  Rate set  forth,  or determined  as provided,  above and the  Certificate  Principal  Balance of such
Class applicable to such  Distribution  Date. With respect to each  Distribution
Date and the Class B-IO Certificates, interest shall be calculated, on the basis
of  a  360-day  year  consisting  of  twelve  30-day  months,   based  upon  the
Pass-Through  Rate set forth, or determined as provided,  above and the Notional
Amount of such Class applicable to such Distribution Date.

      (f) The  Certificates  shall be  substantially  in the  forms set forth in
Exhibits  A-1, A-2,  A-3,  A-4, A-5 and A-6. On original  issuance,  the Trustee shall  sign,  countersign  and  shall  deliver  them  at  the  direction  of the
Depositor.  Pending the preparation of definitive Certificates of any Class, the
Trustee  may sign  and  countersign  temporary  Certificates  that are  printed, lithographed or typewritten,  in authorized  denominations  for  Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of
which  they  are  issued  and  with  such  appropriate  insertions,   omissions,
substitutions  and other  variations as the officers or  authorized  signatories executing such  Certificates  may determine,  as evidenced by their execution of such  Certificates.  If temporary  Certificates  are issued,  the Depositor will cause definitive  Certificates to be prepared without  unreasonable delay. After the preparation of definitive Certificates,  the temporary Certificates shall be exchangeable  for  definitive  Certificates  upon  surrender  of  the  temporary
Certificates  at the office of the Trustee,  without charge to the Holder.  Upon surrender  for  cancellation  of any one or  more  temporary  Certificates,  the
Trustee  shall sign and  countersign  and  deliver in  exchange  therefor a like aggregate  principal  amount,  in authorized  denominations  for such Class,  of definitive  Certificates of the same Class.  Until so exchanged,  such temporary
Certificates  shall  in all  respects  be  entitled  to  the  same  benefits  as definitive Certificates.

      (g) Each Class of Book-Entry  Certificates  will be registered as a single
Certificate  of  such  Class  held by a  nominee  of the  Depository  or the DTC
Custodian,  and  beneficial  interests  will be held by  investors  through  the book-entry  facilities of the Depository in minimum  denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates),  $25,000 and in each case increments of $1,000 in excess thereof, and (ii) in the case of the  Subordinate  Certificates,  $25,000  and  increments  of  $1,000  in excess thereof,  except  that one  Certificate  of each  such  Class may be issued in a different  amount  so  that  the  sum of the  denominations  of all  outstanding
Certificates of such Class shall equal the Certificate Principal Balance of such
Class on the Closing Date.  On the Closing  Date,  the Trustee shall execute and countersign  Physical  Certificates  all in an aggregate  principal  amount that shall equal the Certificate Principal Balance of such Class on the Closing Date.
The Residual Certificates shall each be issued in certificated  fully-registered form.  Each  Class of  Global  Certificates,  if any,  shall be  issued in fully registered  form  in  minimum  dollar  denominations  of  $50,000  and  integral multiples of $1.00 in excess thereof,  except that one Certificate of each Class may be in a different  denomination so that the sum of the  denominations of all outstanding  Certificates  of such Class shall equal the  Certificate  Principal
Balance of such Class on the  Closing  Date.  On the Closing  Date,  the Trustee
shall  execute  and  countersign  (i) in the  case  of  each  Class  of  Offered
Certificates, the Certificate in the entire Certificate Principal Balance of the respective  Class and (ii) in the case of each  Class of  Private  Certificates,
Individual  Certificates  all in an aggregate  principal amount that shall equal the Certificate  Principal  Balance of each such respective Class on the Closing
Date. The Certificates referred to in clause (i) and if at any time there are to be Global  Certificates,  the  Global  Certificates  shall be  delivered  by the
Depositor to the Depository or pursuant to the Depository's instructions,  shall be delivered by the Depositor on behalf of the  Depository to and deposited with the DTC  Custodian.  The Trustee  shall sign the  Certificates  by  facsimile or manual  signature  and  countersign  them by manual  signature  on behalf of the
Trustee by one or more authorized signatories, each of whom shall be Responsible
Officers  of the  Trustee or its agent.  A  Certificate  bearing  the manual and facsimile  signatures of individuals who were the authorized  signatories of the
Trustee  or  its  agent  at  the  time  of  issuance  shall  bind  the  Trustee, notwithstanding  that such  individuals  or any of them have ceased to hold such positions prior to the delivery of such Certificate.

                                       65

      (h) No Certificate  shall be entitled to any benefit under this Agreement, or be valid for any  purpose,  unless  there  appears  on such  Certificate  the manually  executed  countersignature  of the  Trustee  or its  agent,  and  such countersignature upon any Certificate shall be conclusive evidence, and the only evidence,  that such Certificate has been duly executed and delivered hereunder.
All Certificates issued on the Closing Date shall be dated the Closing Date. All
Certificates   issued   thereafter   shall   be   dated   the   date  of   their
countersignature.

      (i) The Closing Date is hereby  designated  as the  "startup"  day of each
2004-13 REMIC within the meaning of Section 860G(a)(9) of the Code.

      (j) For federal  income tax purposes,  each 2004-13 REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

      (k) The Trustee on behalf of the Trust shall cause each  2004-13  REMIC to timely  elect to be  treated  as a REMIC  under  Section  860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of any
Trust  established  hereby  shall be  resolved in a manner  that  preserves  the validity of such elections.

      (l) The  following  legend shall be placed on the  Residual  Certificates, whether upon original  issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

                                       66

      ANY RESALE,  TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE
      ONLY IF THE  PROPOSED  TRANSFEREE  PROVIDES  A TRANSFER  AFFIDAVIT  TO THE
      MASTER  SERVICER AND THE TRUSTEE THAT (1) SUCH  TRANSFEREE  IS NOT (A) THE
      UNITED STATES, ANY STATE OR POLITICAL  SUBDIVISION THEREOF, ANY POSSESSION
      OF THE  UNITED  STATES,  OR ANY  AGENCY OR  INSTRUMENTALITY  OF ANY OF THE
      FOREGOING (OTHER THAN AN INSTRUMENTALITY  WHICH IS A CORPORATION IF ALL OF
      ITS  ACTIVITIES  ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY
      OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL  UNIT), (B)
      A FOREIGN  GOVERNMENT,  ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR
      INSTRUMENTALITY  OF EITHER OF THE FOREGOING,  (C) ANY ORGANIZATION  (OTHER
      THAN CERTAIN FARMERS'  COOPERATIVES  DESCRIBED IN SECTION 521 OF THE CODE)
      WHICH IS EXEMPT  FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH
      ORGANIZATION  IS  SUBJECT TO THE TAX  IMPOSED  BY SECTION  511 OF THE CODE
      (INCLUDING  THE TAX  IMPOSED  BY  SECTION  511 OF THE  CODE  ON  UNRELATED
      BUSINESS  TAXABLE INCOME),  (D) RURAL ELECTRIC AND TELEPHONE  COOPERATIVES
      DESCRIBED  IN SECTION  1381(a)(2)(C)  OF THE CODE,  (E) AN ELECTING  LARGE
      PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN
      THE FOREGOING  CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN  REFERRED TO
      AS A  "DISQUALIFIED  ORGANIZATION"),  OR (F) AN  AGENT  OF A  DISQUALIFIED
      ORGANIZATION,  (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT
      OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES CERTAIN ADDITIONAL
      CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.
      NOTWITHSTANDING  THE  REGISTRATION  IN  THE  CERTIFICATE  REGISTER  OR ANY
      TRANSFER,  SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED
      ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION
      SHALL BE DEEMED  TO BE OF NO LEGAL  FORCE OR  EFFECT  WHATSOEVER  AND SUCH
      PERSON  SHALL  NOT BE  DEEMED TO BE A  CERTIFICATEHOLDER  FOR ANY  PURPOSE
      HEREUNDER,  INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON
      THIS  CERTIFICATE.  EACH HOLDER OF THIS  CERTIFICATE BY ACCEPTANCE OF THIS
      CERTIFICATE  SHALL BE DEEMED TO HAVE  CONSENTED TO THE  PROVISIONS OF THIS
      PARAGRAPH.

      Section 5.02 Registration of Transfer and Exchange of Certificates. (a)The
Trustee shall maintain at its Corporate  Trust Office a Certificate  Register in
which, subject to such reasonable  regulations as it may prescribe,  the Trustee shall  provide  for  the  registration  of  Certificates  and of  transfers  and exchanges of Certificates as herein provided.

      (b) Subject to Section 5.01(a) and, in the case of any Global  Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for  registration of transfer of any Certificate at any office or agency of the Trustee  maintained  for such  purpose,  the  Trustee  shall sign, countersign  and shall  deliver,  in the name of the  designated  transferee  or transferees,  a  new  Certificate  of a  like  Class  and  aggregate  Fractional
Undivided Interest, but bearing a different number.

      (c) By  acceptance  of an  Individual  Certificate,  whether upon original issuance or subsequent transfer, each holder of such a Certificate  acknowledges the restrictions on the transfer of such Certificate set forth in the Securities
Legend and agrees  that it will  transfer  such a  Certificate  only as provided herein.  In  addition  to the  provisions  of  Section  5.02(h),  the  following restrictions  shall  apply with  respect to the  transfer  and  registration  of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                                       67

            (i)  The  Trustee  shall  register  the  transfer  of an  Individual
      Certificate  if the requested  transfer is being made to a transferee  who has  provided  the  Trustee  with a Rule 144A  Certificate  or  comparable evidence as to its QIB status.

            (ii) The Trustee  shall  register  the  transfer  of any  Individual
      Certificate  if (x) the transferor has advised the Trustee in writing that the  Certificate  is  being  transferred  to an  Institutional  Accredited
      Investor along with facts surrounding the transfer as set forth in Exhibit
      F-3 hereto; and (y) prior to the transfer the transferee  furnishes to the
      Trustee an Investment  Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Trustee to the effect  that the  delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption  from, or in a transaction  not subject to, the  registration requirements of the Securities Act and other  applicable laws, the Trustee shall as a condition of the  registration of any such transfer require the transferor to furnish such other  certifications,  legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

      (d) So long as a Global  Certificate of such Class is  outstanding  and is held by or on behalf of the  Depository,  transfers of  beneficial  interests in such Global Certificate,  or transfers by holders of Individual  Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate,  may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

            (i) In the case of a beneficial  interest in the Global  Certificate being transferred to an Institutional Accredited Investor, such transferee shall  be  required  to  take  delivery  in  the  form  of  an  Individual
      Certificate or  Certificates  and the Trustee shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

            (ii) In the  case of a  beneficial  interest  in a Class  of  Global
      Certificates  being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above,  the Trustee  shall  register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

            (iii)  In the case of an  Individual  Certificate  of a Class  being transferred  to  a  transferee  that  takes  delivery  in  the  form  of a beneficial  interest in a Global  Certificate  of such Class,  the Trustee shall  register such transfer if the  transferee  has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

            (iv) No  restrictions  shall apply with  respect to the  transfer or
      registration   of  transfer  of  a  beneficial   interest  in  the  Global
      Certificate of a Class to a transferee  that takes delivery in the form of a beneficial  interest in the Global  Certificate of such Class;  provided
      that   each   such   transferee   shall  be   deemed  to  have  made  such
      representations  and warranties  contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

                                       68

      (e) Subject to Section 5.02(h),  an exchange of a beneficial interest in a
Global  Certificate of a Class for an Individual  Certificate or Certificates of
such Class, an exchange of an Individual  Certificate or Certificates of a Class
for a  beneficial  interest  in the  Global  Certificate  of such  Class  and an exchange of an Individual  Certificate  or  Certificates  of a Class for another
Individual  Certificate or Certificates of such Class (in each case,  whether or not such exchange is made in  anticipation of subsequent  transfer,  and, in the case of the Global  Certificate  of such Class,  so long as such  Certificate is outstanding  and is held by or on behalf of the  Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

            (i) A holder of a beneficial  interest in a Global  Certificate of a
      Class may at any time exchange such beneficial  interest for an Individual
      Certificate or Certificates of such Class.

            (ii) A holder of an  Individual  Certificate  or  Certificates  of a
      Class may  exchange  such  Certificate  or  Certificates  for a beneficial interest in the Global  Certificate of such Class if such holder furnishes to the Trustee a Rule 144A  Certificate  or comparable  evidence as to its
      QIB status.

            (iii) A holder of an Individual  Certificate of a Class may exchange such  Certificate  for an equal aggregate  principal  amount of Individual
      Certificates of such Class in different authorized  denominations  without any certification.

      (f)  (i)  Upon  acceptance  for  exchange  or  transfer  of an  Individual
Certificate of a Class for a beneficial interest in a Global Certificate of such
Class as provided herein,  the Trustee shall cancel such Individual  Certificate and shall (or shall request the Depository  to) endorse on the schedule  affixed to the applicable  Global  Certificate  (or on a  continuation  of such schedule affixed to the Global  Certificate and made a part thereof) or otherwise make in its  books and  records  an  appropriate  notation  evidencing  the date of such exchange or transfer  and an increase in the  certificate  balance of the Global
Certificate  equal to the  certificate  balance of such  Individual  Certificate exchanged or transferred therefor.

            (ii) Upon  acceptance  for  exchange  or  transfer  of a  beneficial interest in a Global Certificate of a Class for an Individual  Certificate
      of such Class as provided herein,  the Trustee shall (or shall request the
      Depository to) endorse on the schedule affixed to such Global  Certificate
      (or on a continuation of such schedule affixed to such Global  Certificate and made a part  thereof)  or  otherwise  make in its books and records an appropriate  notation evidencing the date of such exchange or transfer and a decrease in the certificate  balance of such Global Certificate equal to the certificate balance of such Individual  Certificate issued in exchange therefor or upon transfer thereof.

                                       69

      (g) The Securities  Legend shall be placed on any  Individual  Certificate issued in exchange for or upon transfer of another Individual  Certificate or of a beneficial interest in a Global Certificate.

      (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual  Certificate may transfer or exchange the same in whole or in part (in an  initial  certificate  balance  equal to the minimum  authorized  denomination  set forth in Section  5.01(g) or any integral multiple of $1,000 in excess  thereof) by surrendering  such  Certificate at the
Corporate Trust Office, or at the office of any transfer agent, together with an executed  instrument  of  assignment  and  transfer  satisfactory  in  form  and substance  to the  Trustee in the case of  transfer  and a written  request  for exchange  in the case of  exchange.  The holder of a  beneficial  interest  in a
Global  Certificate  may, subject to the rules and procedures of the Depository, cause the  Depository  (or its  nominee)  to notify the  Trustee in writing of a request for transfer or exchange of such  beneficial  interest for an Individual
Certificate  or  Certificates.  Following  a  proper  request  for  transfer  or exchange,  the Trustee shall,  within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust
Office,  to the  transferee  (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of  transfer)  or  holder  (in the  case of  exchange)  to such  address  as the transferee or holder, as applicable,  may request, an Individual  Certificate or
Certificates, as the case may require, for a like aggregate Fractional Undivided
Interest  and  in  such  authorized  denomination  or  denominations  as  may be
requested.   The  presentation  for  transfer  or  exchange  of  any  Individual
Certificate  shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

      (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Fractional  Undivided  Interest,  upon  surrender  of  the  Certificates  to  be exchanged at the Corporate Trust Office; provided,  however, that no Certificate may be exchanged for new Certificates unless the original  Fractional  Undivided
Interest  represented by each such new  Certificate (i) is at least equal to the minimum  authorized  denomination  or (ii) is  acceptable  to the  Depositor  as
indicated  to  the  Trustee  in  writing.   Whenever  any  Certificates  are  so
surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the  Certificateholder  making the exchange is entitled to receive.

      (j) If the Trustee so requires, every Certificate presented or surrendered for  transfer or exchange  shall be duly  endorsed  by, or be  accompanied  by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee,  duly executed by the holder thereof or his or her attorney duly authorized in writing.

      (k) No  service  charge  shall be made for any  transfer  or  exchange  of
Certificates,  but the Trustee may require  payment of a sum sufficient to cover any tax or  governmental  charge  that may be  imposed  in  connection  with any transfer or exchange of Certificates.

      (l) The Trustee shall cancel all Certificates  surrendered for transfer or exchange  but shall retain such  Certificates  in  accordance  with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended,  and thereafter may destroy such Certificates.

                                       70

      Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. (a) If (i)
any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence  to  its  satisfaction  of  the  destruction,  loss  or  theft  of  any
Certificate,  and (ii)  there is  delivered  to the  Trustee  such  security  or indemnity as it may require to save it  harmless,  and (iii) the Trustee has not received notice that such  Certificate has been acquired by a third Person,  the
Trustee shall sign,  countersign and deliver,  in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and  Fractional  Undivided  Interest  but in each case bearing a different number. The mutilated,  destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

      (b) Upon the issuance of any new Certificate  under this Section 5.03, the
Trustee may require  the payment of a sum  sufficient  to cover any tax or other governmental  charge  that may be  imposed  in  relation  thereto  and any other expenses  (including the fees and expenses of the Trustee) connected  therewith.
Any duplicate  Certificate issued pursuant to this Section 5.03 shall constitute complete  and  indefeasible  evidence  of  ownership  in the Trust  Fund,  as if originally  issued,  whether or not the lost,  stolen or  destroyed  Certificate shall be found at any time.

      Section  5.04  Persons  Deemed  Owners.  Prior  to due  presentation  of a
Certificate  for  registration of transfer,  the Depositor,  the Trustee and any agent of the  Depositor  or the  Trustee  may treat the Person in whose name any
Certificate  is registered as the owner of such  Certificate  for the purpose of receiving  distributions  pursuant  to Section  6.01 and for all other  purposes whatsoever. Neither the Depositor, the Trustee nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly  presented  for a transfer  effective  on any Record Date unless the
Certificate  to be  transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

      Section 5.05 Transfer Restrictions on Residual  Certificates.  (a)Residual
Certificates,  or interests  therein,  may not be transferred  without the prior express  written  consent of the Tax  Matters  Person and the  Depositor,  which cannot be unreasonably withheld. As a prerequisite to such consent, the proposed transferee  must provide the Tax Matters  Person,  the Depositor and the Trustee
with an affidavit that the proposed  transferee is a Permitted  Transferee (and, unless the Tax Matters  Person and the  Depositor  consent to the  transfer to a person  who is not a U.S.  Person,  an  affidavit  that it is a U.S.  Person) as provided in Section 5.05(b).

      (b) No  transfer,  sale or other  disposition  of a  Residual  Certificate
(including a  beneficial  interest  therein)  may be made  unless,  prior to the transfer,  sale or other  disposition  of a Residual  Certificate,  the proposed transferee  (including  the  initial  purchasers  thereof)  delivers  to the Tax
Matters Person,  the Trustee and the Depositor an affidavit in the form attached hereto as Exhibit E stating,  among  other  things,  that as of the date of such transfer  (i) such  transferee  is a  Permitted  Transferee  and that  (ii) such transferee is not acquiring  such  Residual  Certificate  for the account of any person who is not a  Permitted  Transferee.  The Tax  Matters  Person  shall not consent to a transfer of a Residual  Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true.  Notwithstanding any transfer, sale or other disposition of a Residual
Certificate to any Person who is not a Permitted Transferee, such transfer, sale or  other  disposition  shall  be  deemed  to be of no  legal  force  or  effect whatsoever  and such  Person  shall not be  deemed to be a Holder of a  Residual
Certificate  for any  purpose  hereunder,  including,  but not  limited  to, the receipt  of  distributions  thereon.  If  any  purported  transfer  shall  be in violation  of the  provisions  of this  Section  5.05(b),  then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact  permitted by this Section  5.05(b),  be restored to all rights as a
Holder thereof  retroactive to the date of the purported  transfer.  None of the
Trustee, the Tax Matters Person or the Depositor shall be under any liability to any Person for any  registration or transfer of a Residual  Certificate  that is not  permitted  by this  Section  5.05(b)  or for  making  payments  due on such
Residual  Certificate to the purported Holder thereof or taking any other action with respect to such purported  Holder under the provisions of this Agreement so long as the written  affidavit  referred to above was  received  with respect to such transfer,  and the Tax Matters  Person,  the Trustee and the Depositor,  as
applicable,  had no  knowledge  that it was untrue.  The prior  Holder  shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted  transferee  under this  Section  5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a
Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05(b) and to any amendment of this  Agreement  deemed  necessary  (whether as a result of new  legislation  or otherwise) by counsel of the Tax Matters  Person or the Depositor to ensure that the  Residual  Certificates  are  not  transferred  to any  Person  who is not a
Permitted  Transferee and that any transfer of such Residual  Certificates  will not cause the  imposition  of a tax upon the Trust or cause any 2004-13 REMIC to fail to qualify as a REMIC.

                                       71

      (c) Unless the Tax Matters  Person shall have  consented in writing (which consent  may be  withheld  in the Tax Matters  Person's  sole  discretion),  the
Residual  Certificates  (including  a  beneficial  interest  therein) may not be purchased by or transferred to any person who is not a United States Person.

      (d) By accepting a Residual  Certificate,  the purchaser thereof agrees to be a Tax Matters Person if it is the Holder of the largest  percentage  interest of such  Certificate,  and appoints the Securities  Administrator  to act as its agent with respect to all matters concerning the tax obligations of the Trust.

      Section 5.06 Restrictions on Transferability of Certificates. (a)No offer, sale, transfer or other disposition  (including pledge) of any Certificate shall be made by any Holder thereof unless  registered under the Securities Act, or an exemption  from the  registration  requirements  of the  Securities  Act and any applicable  state securities or "Blue Sky" laws is available and the prospective transferee  (other than the Depositor) of such Certificate signs and delivers to the  Trustee  an  Investment  Letter,  if  the  transferee  is an  Institutional
Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A
Certificate,  if the  transferee  is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions  shall  apply  with  respect to the  transfer  or  registration  of transfer  of  a  beneficial  interest  in  any  Certificate  that  is  a  Global
Certificate  of a Class to a  transferee  that takes  delivery  in the form of a beneficial  interest in the Global  Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed  transfer of any  Certificate  to a  transferee other than a QIB,  the  Trustee  may  require  an  Opinion of Counsel  that such transaction is exempt from the registration  requirements of the Securities Act.
The cost of such  opinion  shall not be an expense  of the  Trustee or the Trust
Fund.

                                       72

      (b) The Private Certificates shall each bear a Securities Legend.

      Section  5.07  ERISA   Restrictions.   (a)Subject  to  the  provisions  of
subsection (b), no Residual Certificates or Private Certificates may be acquired directly or  indirectly  by, or on behalf of, an employee  benefit plan or other retirement  arrangement  (a "Plan")  that is subject to Title I of ERISA  and/or
Section 4975 of the Code, or by a person using "plan  assets" of a Plan,  unless the proposed  transferee provides the Trustee with an Opinion of Counsel for the benefit of the Trustee, the Master Servicer and the Securities Administrator and
on which they may rely which is the  satisfactory to the Trustee,  which opinion will not be at the expense of the Trustee, the Master Servicer or the Securities
Administrator,  that the purchase of such  Certificates  by or on behalf of such
Plan is  permissible  under  applicable  law, will not constitute or result in a nonexempt  prohibited  transaction  under ERISA or Section  4975 of the Code and
will  not  subject  the  Trustee,   the  Master   Servicer  or  the   Securities
Administrator  to  any  obligation  in  addition  to  those  undertaken  in  the
Agreement.

      (b) Any Person  acquiring an interest in a Global  Certificate  which is a
Private Certificate, by acquisition of such Certificate, shall be deemed to have represented  to the  Trustee  that  it is not  acquiring  an  interest  in  such
Certificate  directly or  indirectly  by, or on behalf of, or with "plan assets"
of, an employee benefit plan or other retirement arrangement which is subject to
Title I of ERISA and/or Section 4975 of the Code.

      (c) Each  beneficial  owner of a Class M-1,  Class M-2, Class B-1 or Class
B-2 Certificate or any interest therein shall be deemed to have represented,  by virtue of its  acquisition or holding of that  certificate or interest  therein, that either (i) such  Certificate  is rated at least "BBB-" or its equivalent by
Fitch,  S&P or Moody's,  (ii) such  beneficial  owner is not a Plan or investing with "plan assets" of any Plan, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the  certificate or interest  therein is an "insurance  company  general  account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      (d)  None  of  the  Trustee,  the  Master  Servicer,   or  the  Securities
Administrator will be required to monitor, determine or inquire as to compliance with the  transfer  restrictions  with respect to the Global  Certificates.  Any attempted  or  purported  transfer  of  any  Certificate  in  violation  of  the provisions  of Sections  (a),  (b) or (c) above shall be void ab initio and such
Certificate  shall be  considered  to have been held  continuously  by the prior permitted  Certificateholder.  Any transferor of any Certificate in violation of such  provisions,  shall  indemnify  and hold  harmless the Trustee,  the Master
Servicer  and  the  Securities  Administrator  from  and  against  any  and  all liabilities,  claims,  costs or  expenses  incurred by the  Trustee,  the Master
Servicer  or the  Securities  Administrator  as a result  of such  attempted  or purported transfer. The Trustee shall have no liability for transfer of any such
Global  Certificates  in or through  book-entry  facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

                                       73

      Section  5.08  Rule  144A   Information.   For  so  long  as  any  Private
Certificates  are  outstanding,  (1) the  Depositor  will provide or cause to be provided  to any  holder  of  such  Private  Certificates  and  any  prospective purchaser thereof  designated by such a holder,  upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective  purchaser by Rule  144A(d)(4)  under the Securities Act; and (2)
the  Depositor  shall  update  such  information  from  time to time in order to prevent such  information  from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration  requirements  of the Securities Act under Rule 144A is and will be available for resales of such Private Certificates  conducted in accordance with
Rule 144A.

                                       74

                                   ARTICLE VI

                         Payments to Certificateholders

      Section 6.01  Distributions on the  Certificates.  (a)On each Distribution
Date,  an  amount  equal to the  Interest  Funds  and  Principal  Funds for such
Distribution  Date  shall be  withdrawn  by the  Trustee  from the  Distribution
Account to the extent of funds on deposit therein and distributed as directed in accordance  with  distribution  instructions  provided  to it by the  Securities
Administrator for such Distribution Date, in the following order of priority:

      First,  Interest Funds will be  distributed,  in the following  manner and order of priority:

          1.   From Interest Funds, to the Class A-1  Certificates and Class A-2
               Certificates,  pro rata, based on the amount of interest owed to each such Class pursuant to this clause 1,  the Current  Interest and then any Interest  Carry Forward  Amount, in each  case,  for each such Class for such Distribution Date;

          2.   From remaining  Interest  Funds, to the Class M-1, the Class M-2, the Class B-1, and the Class B-2 Certificates,  sequentially,  in that order, the Current Interest for each such Class;

          3.   Any  Excess  Spread,   to  the  extent  necessary  to  cause  the
               Overcollateralization      Amount     to     equal     to     the
               Overcollateralization  Target Amount, will be the Extra Principal
               Distribution Amount and will be included as part of the Principal
               Distribution Amount and distributed in accordance with Second (A)
               and (B) below; and

          4.   Any remaining  Excess Spread will be the Remaining  Excess Spread and will be  applied,  together  with  the  Overcollateralization
               Release  Amount,  as Excess  Cashflow  pursuant to clauses  Third through Twelfth below.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment  Interest Shortfalls to the extent not covered by  Compensating  Interest  Payments  will  be  allocated  as set  forth  in the definition of Current Interest herein.

      Second,  to pay as principal on the  Certificates  entitled to payments of principal, in the following order of priority:

     (A) For each  Distribution  Date (i) prior to the Stepdown  Date or (ii) on which a Trigger Event is in effect,  from the Principal Funds and the Extra
     Principal Distribution Amount for such Distribution Date:

          1.   To the Class A-1  Certificates  and Class A-2  Certificates,  pro
               rata, based on  their respective Certificate Principal  Balances, an  amount  equal  to  the  Principal Distribution Amount,  until the Certificate  Principal  Balance of each such Class is reduced to zero;

                                       75

          2.   To  the  Class  M-1   Certificates,   any   remaining   Principal
               Distribution  Amount  until  the  Certificate  Principal  Balance thereof is reduced to zero;

          3.   To  the  Class  M-2   Certificates,   any   remaining   Principal
               Distribution  Amount  until  the  Certificate  Principal  Balance thereof is reduced to zero;

          4.   To  the  Class  B-1   Certificates,   any   remaining   Principal
               Distribution  Amount  until  the  Certificate  Principal  Balance thereof is reduced to zero; and

          5.   To  the  Class  B-2   Certificates,   any   remaining   Principal
               Distribution  Amount  until  the  Certificate  Principal  Balance thereof is reduced to zero; and

      (B) For each Distribution Date on or after the Stepdown Date, so long as a
      Trigger  Event is not in effect,  from the  Principal  Funds and the Extra
      Principal Distribution Amount for such Distribution Date:

          1.   To the Class A-1  Certificates  and Class A-2  Certificates,  pro
               rata,  based on their respective Certificate Principal Balances, an  amount  equal to the  Class A  Principal Distribution Amount, until the  Certificate  Principal  Balance  of each such Class is reduced to zero;

          2.   To the  Class  M-1  Certificates,  from any  remaining  Principal
               Distribution Amount, the Class M-1 Principal Distribution Amount,
               until the  Certificate  Principal  Balance  thereof is reduced to zero;

         3.    To the Class  M-2  Certificates,  from  any  remaining  Principal
               Distribution Amount, the Class M-2 Principal Distribution Amount,
               until the Certificate Principal Balance  thereof  is  reduced  to zero;

         4.    To the  Class B-1  Certificates,  from  any  remaining  Principal
               Distribution Amount, the Class B-1 Principal Distribution Amount,
               until  the Certificate Principal Balance  thereof  is  reduced to zero; and

         5.    To the Class B-2 Certificates, from any remaining Principal Distribution
               Amount, the Class B-2 Principal Distribution Amount, until the
               Certificate Principal Balance thereof is reduced to zero;

      Third,  from any remaining Excess Cashflow,  the following  amounts to the
Class A-1 Certificates and Class A-2  Certificates,  pro rata among such Classes based on the amount due: (a) any Interest Carry Forward Amount to the extent not paid  pursuant  to clause  First 1 above and then (b) any Unpaid  Realized  Loss
Amount, in each case for such Class for such Distribution Date;

      Fourth,  from any remaining Excess Cashflow,  the following amounts to the
Class M-1  Certificates:  (a) any Interest Carry Forward Amount and then (b) any
Unpaid Realized Loss Amount,  in each case for such Class for such  Distribution
Date;

                                       76

      Fifth,  from any remaining Excess Cashflow,  the following  amounts to the
Class M-2  Certificates:  (a) any Interest Carry Forward Amount and then (b) any
Unpaid Realized Loss Amount,  in each case for such Class for such  Distribution
Date;

      Sixth,  from any remaining Excess Cashflow,  the following  amounts to the
Class B-1  Certificates:  (a) any Interest Carry Forward Amount and then (b) any
Unpaid Realized Loss Amount,  in each case for such Class for such  Distribution
Date;

      Seventh, from any remaining Excess Cashflow,  the following amounts to the
Class B-2  Certificates:  (a) any Interest Carry Forward Amount and then (b) any
Unpaid Realized Loss Amount,  in each case for such Class for such  Distribution
Date;

      Eighth, from any  remaining  Excess  Cashflow,  to each Class of Class A-1
Certificates and Class A-2 Certificates,  any Basis Risk Shortfall and any Basis
Risk Shortfall  Carry Forward  Amount for each such Class for such  Distribution
Date,  pro rata  based on the Basis  Risk  Shortfall  and Basis  Risk  Shortfall
Carryforward Amount owed to each such Class;

      Ninth,  from any remaining Excess  Cashflow,  to the Class M-1, Class M-2,
Class B-1 and Class B-2  Certificates,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward  Amount,  in each case for such Class for such Distribution Date;

      Tenth, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount;

      Eleventh,   from  any  remaining  Excess  Cashflow,   to  the  Class  B-IO
Certificates, any unreimbursed Class B-IO Advances; and

      Twelfth, any remaining amounts to the Residual Certificates.

      All  payments of amounts in respect of Basis Risk  Shortfall or Basis Risk
Shortfall Carry Forward Amount made pursuant to the provisions of this paragraph
(a) shall,  for federal income tax purposes,  be deemed to have been distributed from REMIC II to the holder of the Class B-IO Certificates and then paid outside of any 2004-13 REMIC to the recipients  thereof pursuant to an interest rate cap contract.  By accepting their Certificates the holders of the Certificates agree so to treat such payments for purposes of filing their income tax returns.

      (b) On each  Distribution  Date,  the related Cap Contract  Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

            (i)  first,  to the  holders  of the  related  Class or  Classes  of
      Certificates,  the  payment  of any Basis  Risk  Shortfall  or Basis  Risk
      Shortfall Carry Forward Amount for such Distribution Date, and in the case of the Class A-1  Certificates and the Class A-2  Certificates,  pro rata, based on the Basis Risk  Shortfall or Basis Risk  Shortfall  Carry Forward
      Amounts owed to each such Class;

                                       77

            (ii) second,  from any remaining  amounts,  the payment of an amount equal to any Current  Interest and Interest  Carry Forward  Amount for the
      related Class or Classes of Certificates, and in the case of the Class A-1
      Certificates  and the  Class  A-2  Certificates,  pro  rata,  based on the
      Current  Interest and  Interest  Carry  Forward  Amounts owed to each such
      Class,  to the extent not covered by Interest Funds or Excess  Cashflow on such Distribution Date;

            (iii) third,  from any  remaining  amounts,  available  from the Cap
      Contract  relating  to the  Class  A-1  Certificates  and  the  Class  A-2
      Certificates,  to the Class  M-1,  the Class M-2,  the Class B-1,  and the
      Class B-2 Certificates,  in that order, to the extent not paid pursuant to clauses (i) or (ii) above; and

            (iv) fourth, to the Class B-IO Certificates, any remaining amount.

      All Cap Contract Payment Amounts made with respect to Current Interest and
Interest Carry Forward Amounts will be treated, for federal income tax purposes, as  reimburseable  advances  ("Class B-IO Advances") made from the holder of the
Class  B-IO  Certificates.  Such Class  B-IO  Advances  will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01(a).

      (c) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Prepayment Charge Loans received during the related Prepayment
Period will be withdrawn from the  Distribution  Account and  distributed by the
Trustee to the Class XP Certificates and shall not be available for distribution to the  holders  of any  other  Class  of  Certificates.  The  payment  of  such
Prepayment  Charges shall not reduce the  Certificate  Principal  Balance of the
Class XP Certificates.  In addition,  as provided in Section 4.07 hereof, on the
Distribution Date immediately  following the Prepayment Period in which the last
Prepayment  Charge  is  collectible  on  the  Prepayment  Charge  Loans,   which
Prepayment  Period is the month of November 2010,  the Trustee shall  distribute the  amount  on  deposit  in the  Class  XP  Reserve  Account  to the  Class  XP
Certificates in reduction of the Certificate Principal Balance thereof until the
Certificate Principal Balance thereof is reduced to zero.

      (d) The  expenses  and  fees  of the  Trust  shall  be paid by each of the
2004-13 REMICs, to the extent that such expenses relate to the assets of each of such  respective  2004-13  REMICs,  and all other expenses and fees of the Trust shall be paid pro rata by each of the 2004-13 REMICs.

      Section 6.02 Allocation of Losses;  Subsequent Recoveries.  (a)On or prior to each  Determination  Date, the Master  Servicer shall determine the amount of any Realized  Loss in respect of each  Mortgage  Loan that  occurred  during the immediately  preceding  calendar month.  Any Realized Losses with respect to the
Mortgage   Loans  shall  be  applied  on  each   Distribution   Date  after  the
distributions  provided for in Section  6.01,  in  reduction of the  Certificate
Principal Balance of the Class or Classes of Certificates to the extent provided in the definition of Applied Realized Loss Amount.

                                       78

      (b) In  addition,  in the event  that the  Master  Servicer  receives  any
Subsequent Recoveries from the Servicer,  the Master Servicer shall deposit such
funds  into  the  Master  Servicer   Collection   Account  pursuant  to  Section
4.01(c)(ii).  If,  after taking into account  such  Subsequent  Recoveries,  the amount of a Realized Loss is reduced,  the amount of such Subsequent  Recoveries will be applied to increase the  Certificate  Principal  Balance of the Class of
Subordinate  Certificates  with the highest  payment  priority to which  Applied
Realized  Loss Amounts have been  allocated,  but not by more than the amount of
Applied Realized Loss Amounts previously  allocated to that Class of Subordinate
Certificates.  The amount of any remaining Subsequent Recoveries will be applied to sequentially  increase the Certificate  Principal  Balance of the Subordinate
Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Applied Realized Loss Amounts previously  allocated to such Class or Classes of Certificates.  Holders of such
Certificates will not be entitled to any payments in respect of Current Interest on the amount of such increases for any Interest  Accrual  Period  preceding the
Distribution  Date on which such increase  occurs.  Any such increases  shall be applied to the Certificate Principal Balance of each Subordinate  Certificate of such Class in accordance with its respective Fractional Undivided Interest.

      Section 6.03 Payments.  (a)On each Distribution Date, other than the final
Distribution  Date, the Trustee shall  distribute to each  Certificateholder  of record on the directly  preceding Record Date the  Certificateholder's  pro rata share  of its  Class  (based  on the  aggregate  Fractional  Undivided  Interest represented  by  such  Holder's  Certificates)  of all  amounts  required  to be distributed  on such  Distribution  Date to such  Class,  based  on  information provided to the Securities  Administrator by the Master Servicer. The Securities
Administrator  shall  calculate the amount to be  distributed to each Class and, based on such amounts,  the Securities  Administrator shall determine the amount
to  be   distributed   to  each   Certificateholder.   All  of  the   Securities
Administrator's  calculations  of payments  shall be based solely on information provided to the Securities  Administrator by the Master Servicer. The Securities
Administrator  shall not be required to confirm,  verify or  recompute  any such information but shall be entitled to rely conclusively on such information.

      (b) Payment of the above amounts to each  Certificateholder  shall be made
(i) by check mailed to each  Certificateholder  entitled  thereto at the address appearing in the Certificate  Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written  instructions from a  Certificateholder  by wire transfer to a United  States  dollar  account maintained  by the  payee  at any  United  States  depository  institution  with appropriate  facilities for receiving such a wire transfer;  provided,  however, that the final  payment in respect  of each Class of  Certificates  will be made only upon  presentation  and surrender of such  respective  Certificates  at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

      Section 6.04 Statements to  Certificateholders.  (a)Concurrently with each distribution  to  Certificateholders,  the Securities  Administrator  shall make available to the parties  hereto and each  Certificateholder  via the Securities
Administrator's  internet website as set forth below, the following information, expressed  with respect to clauses (i) through  (vii) in the  aggregate and as a
Fractional  Undivided  Interest  representing an initial  Certificate  Principal
Balance of $1,000, in the case of the Class B-IO Certificates, a Notional Amount of $1,000:

                                       79

            (i) the  Certificate  Principal  Balance or Notional  Amount of each
      Class of Certificates immediately prior to such Distribution Date;

            (ii) the amount of the  distribution  allocable to principal on each applicable Class of Certificates;

            (iii)  the  aggregate  amount of  interest  accrued  at the  related
      Pass-Through  Rate with respect to each Class during the related  Interest
      Accrual Period;

            (iv)  the Net  Interest  Shortfall  and  any  other  adjustments  to interest at the related  Pass-Through  Rate  necessary  to account for any difference  between  interest accrued and aggregate  interest  distributed with respect to each Class of Certificates;

            (v) the amount of the  distribution  allocable  to  interest on each
      Class of Certificates;

            (vi) the  Pass-Through  Rates for each  Class of  Certificates  with respect to such Distribution Date;

            (vii)  the   Certificate   Principal   Balance   of  each  Class  of
      Certificates after such Distribution Date;

            (viii) the amount of any  Monthly  Advances,  Compensating  Interest
      Payments  and  outstanding  unreimbursed  advances by the  Servicer or the
      Master Servicer included in such distribution;

            (ix) the aggregate amount of any Realized Losses (listed  separately for each category of Realized Loss) during the related  Prepayment  Period and  cumulatively  since  the  Cut-off  Date  and the  amount  and  source
      (separately identified) of any distribution in respect thereof included in such distribution;

            (x) with  respect to each  Mortgage  Loan which  incurred a Realized
      Loss during the related Prepayment  Period, (i) the loan number,  (ii) the
      Stated  Principal  Balance of such  Mortgage  Loan as of the Cut-off Date,
      (ii)  the  Stated  Principal  Balance  of  such  Mortgage  Loan  for  such
      Distribution Date, (iii) the Net Liquidation Proceeds with respect to such
      Mortgage  Loan and (iv) the amount of the  Realized  Loss with  respect to such Mortgage Loan;

            (xi) the amount of Scheduled  Principal and  Principal  Prepayments,
      (including but separately  identifying  the principal  amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of  Mortgage  Loans  and Net  Liquidation  Proceeds)  and the  number  and principal  balance of Mortgage Loans  purchased or substituted  for during the relevant period and cumulatively since the Cut-off Date;

                                       80

            (xii)  the  number  of  Mortgage  Loans   (excluding  REO  Property)
      remaining  in the  Trust  Fund  as of the  end of the  related  Prepayment
      Period;

            (xiii)  information  in the  aggregate  regarding  any Mortgage Loan delinquencies as of the end of the related  Prepayment  Period,  including the  aggregate  number  and  aggregate  Outstanding  Principal  Balance of
      Mortgage  Loans (a) delinquent 30 to 59 days on a contractual  basis,  (b)
      delinquent 60 to 89 days on a contractual  basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xiv) the number of Mortgage Loans in the foreclosure  process as of the end of the related Due Period and the aggregate  Outstanding Principal
      Balance of such Mortgage Loans;

            (xv) the number and aggregate  Outstanding  Principal Balance of all
      Mortgage  Loans as to which the Mortgaged  Property was REO Property as of the end of the related Due Period;

            (xvi)  the  book  value  (the sum of (A) the  Outstanding  Principal
      Balance of the Mortgage  Loan,  (B) accrued  interest  through the date of foreclosure  and (C) foreclosure  expenses) of any REO Property;  provided that,  in  the  event  that  such  information  is  not  available  to the
      Securities  Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

            (xvii)  the amount of  Realized  Losses  allocated  to each Class of
      Certificates  since the prior  Distribution  Date and in the aggregate for all prior Distribution Dates;

            (xviii)  the  Interest  Carry  Forward  Amount  and any  Basis  Risk
      Shortfall Carry Forward Amount for each Class of Certificates;

            (xix) the  amount of such  distribution  to  Holders  of each  Class allocable to interest and the portion thereof, if any, provided by the Cap
      Contracts;

            (xx) the cumulative amount of Applied Realized Loss Amounts to date;
      and

            (xxi) whether a Trigger Event exists.

      The  information  set forth above shall be calculated or reported,  as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer.
The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

                                       81

      The  Securities  Administrator  may  make  available  each  month,  to any interested party, the monthly statement to Certificateholders via the Securities
Administrator's  website initially located at  "www.ctslink.com."  Assistance in using the website can be  obtained  by calling  the  Securities  Administrator's customer  service  desk at (301)  815-6600.  Parties  that are unable to use the above  distribution  option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are  distributed  in order to make such  distribution  more
convenient   and/or  more   accessible  to  the  parties,   and  the  Securities
Administrator  shall  provide  timely and adequate  notification  to all parties regarding any such change.

      To the extent  timely  received  from the  Securities  Administrator,  the
Trustee   will  also  make   monthly   statements   available   each   month  to
Certificateholders  via the Trustee's  internet website.  The Trustee's internet website will initially be located at  www.jpmorgan.com/sfr.  Assistance in using the Trustee's website service can be obtained by calling the Trustee's  customer service desk at (877) 722-1095.

      (b)  Within a  reasonable  period of time  after the end of the  preceding calendar  year  beginning in 2005,  the Trustee will furnish such report to each
Holder of the  Certificates of record at any time during the prior calendar year as to the  aggregate  of amounts  reported  pursuant to  subclauses  (a)(ii) and
(a)(v) above with respect to the Certificates,  plus information with respect to the amount of servicing compensation and such other customary information as the
Securities  Administrator  may determine and advises the Trustee to be necessary and/or to be required by the Internal  Revenue  Service or by a federal or state law or rules or  regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations  shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Securities  Administrator  or the Trustee  pursuant to the  requirements  of the
Code.

      Section 6.05 Monthly Advances. If the Scheduled Payment on a Mortgage Loan
that was due on a related Due Date and is  Delinquent  other than as a result of application of the Relief Act and for which the Servicer was required to make an advance  pursuant  to the  GreenPoint  Servicing  Agreement  exceeds  the amount deposited in the Master  Servicer  Collection  Account which will be used for an advance with respect to such Mortgage Loan, the Master  Servicer will deposit in the Master Servicer  Collection Account not later than the Distribution  Account
Deposit Date immediately preceding the related Distribution Date an amount equal to such  deficiency,  net of the  Servicing Fee for such Mortgage Loan except to
the  extent  the  Master   Servicer   determines   any  such  advance  to  be  a
Nonrecoverable  Advance.  Subject to the  foregoing,  the Master  Servicer shall continue to make such advances through the date that the Servicer is required to do so under the GreenPoint Servicing Agreement.  If the Master Servicer deems an advance to be a  Nonrecoverable  Advance,  on the  Distribution  Account Deposit
Date, the Master Servicer shall present an Officer's  Certificate to the Trustee
(i) stating that the Master  Servicer  elects not to make a Monthly Advance in a stated  amount  and (ii)  detailing  the  reason  it deems the  advance  to be a
Nonrecoverable Advance.

                                       82

      Section 6.06  Compensating  Interest  Payments.  The Master Servicer shall
deposit  in  the  Master  Servicer   Collection  Account  not  later  than  each
Distribution  Account  Deposit Date an amount equal to the lesser of (i) the sum of the  aggregate  amounts  required  to be  paid  by  the  Servicer  under  the
GreenPoint  Servicing  Agreement with respect to Prepayment  Interest Shortfalls for the related  Distribution Date, and not so paid by the Servicer and (ii) the
Master  Servicing  Compensation  for such  Distribution  Date (such amount,  the
"Compensating  Interest Payment").  The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

                                       83

                                  ARTICLE VII

                               The Master Servicer

      Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be  liable  in  accordance  herewith  only  to the  extent  of  the  obligations specifically imposed upon and undertaken by it herein.

      Section 7.02 Merger or Consolidation of the Master Servicer.

      The Master  Servicer  will keep in full  force and  effect its  existence, rights  and  franchises  as a  corporation  under  the laws of the  state of its incorporation,  and will obtain and preserve its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification  is or shall be necessary to protect the validity and enforceability of this Agreement, the  Certificates  or any of the Mortgage  Loans and to perform its duties under this Agreement.

      Any Person into which the Master  Servicer may be merged or  consolidated, or any  corporation  resulting  from any  merger or  consolidation  to which the
Master  Servicer shall be a party,  or any Person  succeeding to the business of the Master  Servicer,  shall be the successor of the Master Servicer  hereunder, without the  execution  or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 7.03  Indemnification of the Trustee,  the Master Servicer and the
Securities  Administrator.  (a)The  Master  Servicer  agrees  to  indemnify  the
Indemnified Persons for, and to hold them harmless against,  any loss, liability or expense  (including  reasonable  legal  fees and  disbursements  of  counsel)
incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action  (including  any pending or threatened claim or legal action)  relating to this  Agreement,  the  GreenPoint  Servicing
Agreement,  the  Assignment  Agreement  or the  Certificates  or the  powers  of attorney delivered by the Trustee hereunder (i) related to the Master Servicer's failure to perform its duties in compliance  with this Agreement  (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement)  or  (ii)  incurred  by  reason  of  the  Master  Servicer's  willful misfeasance,  bad  faith  or  gross  negligence  in the  performance  of  duties hereunder  or  by  reason  of  reckless  disregard  of  obligations  and  duties hereunder,  provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action),  the Trustee shall have given the Master  Servicer and the Depositor  written  notice  thereof  promptly after  the  Trustee  shall  have  with  respect  to such  claim or legal  action knowledge  thereof.  The Trustee's  failure to deliver any such notice shall not affect the Trustee's right to  indemnification  hereunder,  except to the extent the Master  Servicer is  materially  prejudiced  by such failure to give notice.
This indemnity shall survive the  resignation or removal of the Trustee,  Master
Servicer or the Securities Administrator and the termination of this Agreement.

                                       84

      (b) The  Depositor  will  indemnify any  Indemnified  Person for any loss, liability  or expense of any  Indemnified  Person not  otherwise  covered by the
Master Servicer's indemnification pursuant to Section (a) above.

      Section 7.04  Limitations on Liability of the Master  Servicer and Others.
Subject to the  obligation of the Master  Servicer to indemnify the  Indemnified
Persons pursuant to Section 7.03:

      (a)  Neither  the  Master  Servicer  nor any of the  directors,  officers, employees or agents of the Master  Servicer  shall be under any liability to the
Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for
taking  any  action or for  refraining  from  taking  any  action in good  faith pursuant to this Agreement, or for errors in judgment;  provided,  however, that this provision  shall not protect the Master Servicer or any such Person against any breach of warranties or  representations  made herein or any liability which would otherwise be imposed by reason of such Person's willful  misfeasance,  bad faith or gross  negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

      (b) The Master  Servicer and any director,  officer,  employee or agent of the Master  Servicer  may rely in good faith on any  document  of any kind prima facie  properly  executed  and  submitted by any Person  respecting  any matters arising hereunder.

      (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master  Servicer or the Custodian  shall be  indemnified  by the
Trust  and  held  harmless  thereby  against  any  loss,  liability  or  expense
(including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in  connection  with,  arising out of, or related to, any claim or legal action  (including  any pending or threatened  claim or legal action) relating to this Agreement, the Certificates or the GreenPoint Servicing
Agreement  (except to the extent that the Master  Servicer is indemnified by the
Servicer thereunder), other than (i) any such loss, liability or expense related to the Master  Servicer's  failure to perform its duties in compliance with this
Agreement  (except as any such loss,  liability  or expense  shall be  otherwise reimbursable  pursuant  to this  Agreement),  or to the  Custodian's  failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss,  liability or expense  incurred by reason of the Master  Servicer's or the
Custodian's  willful   misfeasance,   bad  faith  or  gross  negligence  in  the
performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless  disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

      (d) The Master  Servicer  shall not be under any  obligation to appear in, prosecute or defend any legal action that is not  incidental to its duties under this  Agreement  and  that in its  opinion  may  involve  it in any  expense  or liability;  provided,  however, the Master Servicer may in its discretion,  with the consent of the Trustee (which consent shall not be  unreasonably  withheld), undertake any such action which it may deem  necessary or desirable with respect to this  Agreement  and the  rights  and  duties of the  parties  hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and  costs  of such  action  and any  liability  resulting  therefrom  shall  be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be  reimbursed  therefor  out of the Master  Servicer  Collection
Account as provided  by Section  4.03.  Nothing in this  Section  7.04(d)  shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure,  the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a).

                                       85

      (e) In taking or  recommending  any  course  of  action  pursuant  to this
Agreement, unless specifically required to do so pursuant to this Agreement, the
Master  Servicer shall not be required to  investigate  or make  recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the  condition  of the  Mortgaged  Properties  but shall give notice to the Trustee if it has notice of such potential liabilities.

      (f) The Master  Servicer  shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

      Section 7.05 Master Servicer Not to Resign.  Except as provided in Section
7.07,  the Master  Servicer  shall not resign  from the  obligations  and duties hereby imposed on it except upon a determination  that any such duties hereunder are no longer permissible under applicable law and such impermissibility  cannot be cured.  Any such  determination  permitting  the  resignation  of the  Master
Servicer shall be evidenced by an Opinion of Independent  Counsel to such effect delivered to the  Trustee.  No such  resignation  by the Master  Servicer  shall become  effective until EMC or the Trustee or a successor to the Master Servicer reasonably  satisfactory to the Trustee shall have assumed the  responsibilities and  obligations of the Master  Servicer in accordance with Section 8.02 hereof.
The Trustee shall notify the Rating  Agencies of the  resignation  of the Master
Servicer.

      Section 7.06 Successor Master Servicer. In connection with the appointment of any successor  master  servicer or the assumption of the duties of the Master
Servicer,  EMC or the Trustee may make such arrangements for the compensation of such successor  master  servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor  master  servicer  shall agree.  If the successor master  servicer  does not agree that such market  value is a fair  price,  such successor master servicer shall obtain two quotations of market value from third parties  actively  engaged in the  servicing of  single-family  mortgage  loans.
Notwithstanding  the foregoing,  the compensation  payable to a successor master servicer may not exceed the  compensation  which the Master  Servicer would have been  entitled to retain if the Master  Servicer had  continued to act as Master
Servicer hereunder.

                                       86

      Section 7.07 Sale and Assignment of Master Servicing.  The Master Servicer
may sell and assign its rights and  delegate its duties and  obligations  in its entirety as Master  Servicer  under this  Agreement  and EMC may  terminate  the
Master  Servicer  without  cause and  select a new  Master  Servicer;  provided, however,  that: (i) the purchaser or transferee  accepting  such  assignment and delegation  (a) shall be a Person which shall be  qualified to service  mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than
$10,000,000  (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below);  (c) shall be reasonably  satisfactory to the Trustee (as evidenced in a writing  signed by the  Trustee);  and (d) shall execute and deliver to the
Trustee an  agreement,  in form and  substance  reasonably  satisfactory  to the
Trustee,  which  contains an  assumption  by such Person of the due and punctual performance  and  observance  of each  covenant and condition to be performed or observed by it as master servicer under this Agreement,  any custodial agreement from and after the  effective  date of such  agreement;  (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master  Servicer  and each Rating  Agency's  rating of the  Certificates  in effect  immediately  prior to such  assignment,  sale and delegation will not be downgraded,  qualified  or withdrawn  as a result of such  assignment,  sale and delegation,  as  evidenced  by a letter to such effect  delivered  to the Master
Servicer and the Trustee;  (iii) the Master  Servicer  assigning and selling the master  servicing  shall deliver to the Trustee an Officer's  Certificate and an
Opinion of Independent  Counsel addressed to the Trustee,  each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this  Agreement;  and
(iv) in the event the Master  Servicer is  terminated  without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal  Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer.
No such  assignment  or  delegation  shall  affect any  liability  of the Master
Servicer arising prior to the effective date thereof.

                                       87

                                  ARTICLE VIII

                                     Default

      Section 8.01 Events of Default.  "Event of Default," wherever used herein, means any one of the  following  events  (whatever  the reason for such Event of
Default  and  whether it shall be  voluntary  or  involuntary  or be effected by operation  of law or pursuant to any  judgment,  decree or order of any court or any order, rule or regulation of any  administrative  or governmental  body) and only with respect to the defaulting Master Servicer:

            (i) The  Master  Servicer  fails  to cause  to be  deposited  in the
      Distribution  Account any amount so required to be  deposited  pursuant to this Agreement (other than a Monthly Advance),  and such failure continues unremedied  for a period of three  Business Days after the date upon which written notice of such failure,  requiring the same to be remedied,  shall have been given to the Master Servicer; or

            (ii) The Master Servicer fails to observe or perform in any material respect any other  material  covenants  and  agreements  set forth in this
      Agreement to be performed by it, which covenants and agreements materially affect  the  rights  of  Certificateholders,  and such  failure  continues unremedied  for a period of 60 days after the date on which written notice of such failure,  properly  requiring the same to be remedied,  shall have been given to the Master Servicer by the Trustee or to the Master Servicer
      and the  Trustee by the  Holders  of  Certificates  evidencing  Fractional
      Undivided Interests aggregating not less than 25% of the Trust Fund; or

            (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory  authority having  jurisdiction in the premises for the  appointment of a conservator,  receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or  similar  proceedings,  or for the  winding  up or  liquidation  of its affairs,  and the  continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive  days, or an involuntary  case is commenced  against the Master Servicer under any applicable  insolvency or reorganization  statute and the petition is not  dismissed  within 60 days after the commencement of the case; or

            (iv)  The  Master   Servicer   consents  to  the  appointment  of  a
      conservator or receiver or liquidator in any  insolvency,  readjustment of debt,  marshaling of assets and  liabilities or similar  proceedings of or relating to the Master Servicer or substantially  all of its property;  or the Master  Servicer  admits in  writing  its  inability  to pay its debts generally  as they become due,  files a petition to take  advantage of any applicable insolvency or reorganization  statute,  makes an assignment for the  benefit of its  creditors,  or  voluntarily  suspends  payment of its obligations;

            (v) The Master  Servicer  assigns or delegates  its duties or rights under this Agreement in  contravention  of the provisions  permitting such assignment or delegation under Sections 7.05 or 7.07; or

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            (vi) The Master Servicer fails to deposit, or cause to be deposited,
      in  the   Distribution   Account  any  Monthly   Advance   (other  than  a
      Nonrecoverable   Advance)  by  5:00  p.m.   New  York  City  time  on  the
      Distribution Account Deposit Date.

In each and every such case,  so long as such Event of Default  with  respect to the Master  Servicer  shall not have been  remedied,  either the  Trustee or the
Holders of Certificates  evidencing  Fractional Undivided Interests  aggregating not less than 51% of the  principal  of the Trust Fund,  by notice in writing to the Master  Servicer  (and to the Trustee if given by such  Certificateholders), with a copy to the Rating  Agencies,  and with the consent of EMC, may terminate all of the  rights  and  obligations  (but not the  liabilities)  of the  Master
Servicer  under this  Agreement and in and to the Mortgage  Loans and/or the REO
Property  serviced by the Master  Servicer  and the proceeds  thereof.  Upon the receipt by the Master Servicer of the written notice, all authority and power of
the  Master  Servicer  under  this  Agreement,   whether  with  respect  to  the
Certificates,  the  Mortgage  Loans,  REO  Property  or under any other  related agreements  (but only to the  extent  that such other  agreements  relate to the
Mortgage  Loans or  related  REO  Property)  shall,  subject  to  Section  8.02, automatically  and without  further  action pass to and be vested in the Trustee pursuant to this Section 8.01; and,  without  limitation,  the Trustee is hereby authorized  and  empowered  to  execute  and  deliver,  on behalf of the  Master
Servicer as  attorney-in-fact  or  otherwise,  any and all  documents  and other instruments  and to do or  accomplish  all  other  acts or things  necessary  or appropriate  to effect the  purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage  Loans and related  documents,  or otherwise.  The Master Servicer agrees to cooperate with the Trustee in effecting the  termination  of the Master  Servicer's  rights and obligations  hereunder,  including,  without  limitation,  the  transfer  to the
Trustee of (i) the property and amounts  which are then or should be part of the
Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer  reasonably  requested by the Trustee to enable it to assume the Master Servicer's duties thereunder.  In addition to any other  amounts  which are  then,  or,  notwithstanding  the  termination  of its activities under this Agreement, may become payable to the Master Servicer under this  Agreement,  the Master  Servicer shall be entitled to receive,  out of any amount  received  on account of a Mortgage  Loan or related REO  Property,  that portion of such  payments  which it would have received as  reimbursement  under this Agreement if notice of termination  had not been given.  The termination of the  rights  and  obligations  of the  Master  Servicer  shall  not  affect  any obligations incurred by the Master Servicer prior to such termination.

      Notwithstanding the foregoing,  if an Event of Default described in clause
(vi) of this Section 8.01 shall occur,  the Trustee shall,  by notice in writing to  the  Master  Servicer,  which  may be  delivered  by  telecopy,  immediately terminate all of the rights and  obligations of the Master  Servicer  thereafter arising under this Agreement, but without prejudice to any rights it may have as a  Certificateholder  or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master  Servicer,  including  the  obligation  to make any
Monthly  Advance,  the nonpayment of which was an Event of Default  described in clause (vi) of this Section  8.01.  Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

                                       89

      Section 8.02 Trustee to Act; Appointment of Successor. (a)Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an
Opinion of Independent  Counsel  pursuant to Section 7.05 to the effect that the
Master  Servicer is legally  unable to act or to delegate its duties to a Person which is  legally  able to act,  the  Trustee  shall  automatically  become  the successor  in all  respects to the Master  Servicer in its  capacity  under this
Agreement  and the  transactions  set forth or  provided  for  herein  and shall thereafter  be  subject to all the  responsibilities,  duties,  liabilities  and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that EMC shall have the right to either (a) immediately  assume the duties of the Master Servicer or (b) select a successor Master Servicer;  provided  further,  however,  that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed  recoverable and not previously  made) incurred by the Master Servicer at or prior to the time of termination.  As compensation  therefor,  but subject to
Section  7.06,  the Trustee shall be entitled to  compensation  which the Master
Servicer would have been entitled to retain if the Master Servicer had continued
to  act  hereunder,  except  for  those  amounts  due  the  Master  Servicer  as reimbursement  permitted  under this Agreement for advances  previously  made or expenses previously incurred.  Notwithstanding the above, the Trustee may, if it shall be  unwilling  so to act,  or shall,  if it is  legally  unable so to act,
appoint  or  petition  a  court  of  competent   jurisdiction  to  appoint,  any
established  housing  and home  finance  institution  which is a Fannie  Mae- or
Freddie  Mac-approved  servicer,  and with  respect to a successor to the Master
Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master  Servicer  hereunder in the  assumption  of all or any part of the responsibilities,  duties  or  liabilities  of the  Master  Servicer  hereunder;
provided,  that the Trustee  shall obtain a letter from each Rating  Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor  to the Master  Servicer  hereunder,  the Trustee  shall act in such capacity as  hereinabove  provided.  In  connection  with such  appointment  and assumption,  the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such  successor  shall agree;  provided,  however, that the provisions of Section 7.06 shall apply, the compensation  shall not be in excess of that to which the Master  Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay  compensation  to  any  third  Person  acting  as an  agent  or  independent contractor in the performance of master  servicing  responsibilities  hereunder.
The Trustee and such  successor  shall take such  action,  consistent  with this
Agreement, as shall be necessary to effectuate any such succession.

      (b) If the  Trustee  shall  succeed to any  duties of the Master  Servicer respecting the Mortgage Loans as provided  herein,  it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly,  the provisions of
Article IX shall be  inapplicable  to the Trustee in its duties as the successor to the Master  Servicer in the servicing of the Mortgage  Loans  (although  such provisions  shall  continue to apply to the Trustee in its capacity as Trustee);
the  provisions  of Article VII,  however,  shall apply to it in its capacity as successor master servicer.

                                       90

      Section 8.03 Notification to  Certificateholders.  Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written  notice  thereof to  Certificateholders  at their  respective  addresses appearing in the Certificate Register and to the Rating Agencies.

      Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all
Certificateholders,  within 60 days after the occurrence of any Event of Default actually  known to a  Responsible  Officer of the Trustee,  unless such Event of
Default shall have been cured, notice of each such Event of Default. The Holders of Certificates  evidencing  Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all  Certificateholders,  waive any default by the Master Servicer in the  performance of its obligations  hereunder and the consequences  thereof,  except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates  evidencing  Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default  shall be  deemed to cease to exist,  and any Event of  Default  arising therefrom shall be deemed to have been timely remedied for every purpose of this
Agreement.  No such waiver shall extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent  expressly so waived.
The Trustee shall give notice of any such waiver to the Rating Agencies.

      Section 8.05 List of Certificateholders.  Upon written request of three or more  Certificateholders  of record,  for purposes of  communicating  with other
Certificateholders  with  respect  to their  rights  under this  Agreement,  the
Trustee will afford such Certificateholders  access during business hours to the most recent list of Certificateholders held by the Trustee.

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                                   ARTICLE IX

             Concerning the Trustee and the Securities Administrator

      Section 9.01 Duties of Trustee. (a)The Trustee, prior to the occurrence of an Event of  Default  and after the  curing or waiver of all  Events of  Default which may have  occurred,  and the  Securities  Administrator  each undertake to perform such duties and only such duties as are  specifically  set forth in this
Agreement   as  duties  of  the  Trustee  and  the   Securities   Administrator,
respectively.  If an Event of  Default  has  occurred  and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this  Agreement,  and subject to Section 8.02(b) use the same degree of care and skill  in  their  exercise,  as  a  prudent  person  would  exercise  under  the circumstances in the conduct of his own affairs.

      (b) Upon receipt of all resolutions,  certificates,  statements, opinions, reports,  documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities  Administrator pursuant to any provision  of this  Agreement,  the  Trustee and the  Securities  Administrator,
respectively,  shall  examine  them to  determine  whether  they are in the form required by this Agreement;  provided, however, that neither the Trustee nor the
Securities Administrator shall be responsible for the accuracy or content of any resolution,  certificate,  statement,  opinion, report, document, order or other instrument furnished hereunder;  provided, further, that neither the Trustee nor
the  Securities   Administrator   shall  be  responsible  for  the  accuracy  or
verification of any calculation provided to it pursuant to this Agreement.

      (c)  On  each   Distribution   Date,   the  Trustee   shall  make  monthly
distributions and the final distribution to the Certificateholders from funds in the  Distribution  Account as provided in Sections  6.01 and 10.01  herein based solely on the report of the Securities Administrator.

      (d) No  provision  of this  Agreement  shall be  construed  to relieve the
Trustee or the  Securities  Administrator  from  liability for its own negligent action,  its  own  negligent  failure  to  act or its  own  willful  misconduct;
provided, however, that:

            (i) Prior to the  occurrence  of an Event of Default,  and after the curing or waiver of all such  Events of Default  which may have  occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined  solely by the express  provisions of this  Agreement, neither  the  Trustee  nor the  Securities  Administrator  shall be liable except for the performance of their  respective  duties and obligations as are  specifically  set forth in this  Agreement,  no implied  covenants or obligations  shall be read into this Agreement  against the Trustee or the
      Securities  Administrator  and, in the absence of bad faith on the part of the Trustee or the Securities Administrator,  respectively, the Trustee or the Securities Administrator,  respectively,  may conclusively rely, as to the truth of the statements and the correctness of the opinions  expressed therein, upon any certificates or opinions furnished to the Trustee or the
      Securities Administrator, respectively, and conforming to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Securities  Administrator  shall be liable in its  individual  capacity for an error of judgment  made in good faith by a Responsible  Officer or Responsible  Officers of the Trustee or
      an officer of the Securities Administrator,  respectively, unless it shall be proved that the Trustee or the Securities Administrator,  respectively, was negligent in ascertaining the pertinent facts;

                                       92

            (iii) Neither the Trustee nor the Securities  Administrator shall be liable with respect to any action  taken,  suffered or omitted to be taken by it in good faith in  accordance  with the  directions of the Holders of
      Certificates  evidencing  Fractional  Undivided Interests  aggregating not less than 25% of the Trust Fund, if such action or  non-action  relates to the time,  method and place of conducting  any  proceeding  for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising  any trust or other  power  conferred  upon the  Trustee or the
      Securities Administrator, respectively, under this Agreement;

            (iv) The  Trustee  shall not be required to take notice or be deemed to have notice or  knowledge  of any default or Event of Default  unless a
      Responsible  Officer of the  Trustee's  Corporate  Trust Office shall have actual knowledge  thereof.  In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

            (v) The  Trustee  shall  not in any way be  liable  by reason of any insufficiency  in any Account held by or in the name of Trustee  unless it is  determined  by a court of competent  jurisdiction  that the  Trustee's gross  negligence  or willful  misconduct  was the  primary  cause of such insufficiency  (except to the extent  that the  Trustee is obligor and has defaulted thereon);

            (vi) Anything in this Agreement to the contrary notwithstanding,  in no event shall the Trustee or the Securities  Administrator  be liable for special,  indirect or consequential  loss or damage of any kind whatsoever
      (including  but not limited to lost  profits),  even if the Trustee or the
      Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

            (vii)  None of the  Securities  Administrator,  the  Depositor,  the
      Master  Servicer,  EMC or the Trustee shall be responsible for the acts or omissions of the other, it being  understood that this Agreement shall not be construed  to render them  partners,  joint  venturers or agents of one another; and

            (viii) Neither the Trustee nor the Securities Administrator shall be required  to  expend or risk its own funds or  otherwise  incur  financial liability in the  performance  of any of its duties  hereunder,  or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate  indemnity  against such risk or  liability is not  reasonably  assured to it, and none of the provisions  contained  in this  Agreement  shall in any event  require the
      Trustee or the Securities  Administrator to perform, or be responsible for the  manner  of  performance  of,  any of the  obligations  of the  Master
      Servicer  under the  Agreement,  except  during such time,  if any, as the
      Trustee shall be the successor to, and be vested with the rights,  duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                                       93

      (e) All funds received by the Master Servicer and the Trustee and required to be deposited in the Master Servicer  Collection  Account or the  Distribution
Account,  as the case may be,  pursuant  to this  Agreement  will be promptly so deposited by the Master Servicer and the Trustee.

      (f)  Except  for  those  actions  that  the  Trustee  or  the   Securities
Administrator  is  required  to take  hereunder,  neither  the  Trustee  nor the
Securities  Administrator  shall have any  obligation  or  liability to take any action or to refrain from taking any action  hereunder in the absence of written direction as provided hereunder.

      Section  9.02 Certain  Matters  Affecting  the Trustee and the  Securities
Administrator. Except as otherwise provided in Section 9.01:

      (a) The Trustee  and the  Securities  Administrator  may rely and shall be protected  in acting or  refraining  from acting in reliance on any  resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any  other  certificate,  statement,  instrument,  opinion,  report,  notice, request,  consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been  signed or  presented  by the proper  party or parties;

      (b) The Trustee and the Securities  Administrator may consult with counsel and any  advice of such  counsel or any  Opinion  of  Counsel  shall be full and complete  authorization  and  protection  with  respect to any  action  taken or suffered or omitted by it  hereunder in good faith and in  accordance  with such advice or Opinion of Counsel;

      (c) Neither the Trustee nor the  Securities  Administrator  shall be under any  obligation  to  exercise  any of the trusts or powers  vested in it by this
Agreement, other than its obligation to give notices pursuant to this Agreement, or to  institute,  conduct or defend any  litigation  hereunder  or in  relation hereto  at the  request,  order or  direction  of any of the  Certificateholders pursuant to the  provisions of this  Agreement,  unless such  Certificateholders shall have offered to the Trustee  reasonable  security or indemnity against the costs,  expenses  and  liabilities  which may be  incurred  therein or  thereby.
Nothing contained herein shall, however,  relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the
Trustee has actual  knowledge  (which has not been cured or waived),  subject to
Section 8.02(b),  to exercise such of the rights and powers vested in it by this
Agreement,  and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the  circumstances in the conduct of his own affairs;

      (d) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have  occurred,  neither the
Trustee  nor the  Securities  Administrator  shall be liable  in its  individual capacity  for any  action  taken,  suffered  or  omitted by it in good faith and believed by it to be  authorized  or within the  discretion  or rights or powers conferred upon it by this Agreement;

                                       94

      (e) Neither the Trustee nor the Securities Administrator shall be bound to make any  investigation  into the facts or  matters  stated  in any  resolution, certificate,  statement,  instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders  of  Certificates  evidencing  Fractional  Undivided  Interests aggregating  not less than 25% of the Trust Fund and  provided  that the payment within a  reasonable  time to the Trustee or the  Securities  Administrator,  as applicable, of the costs, expenses or liabilities likely to be incurred by it in the  making of such  investigation  is, in the  opinion  of the  Trustee  or the
Securities  Administrator,  as applicable,  reasonably assured to the Trustee or the Securities  Administrator,  as applicable, by the security afforded to it by the terms of this  Agreement.  The Trustee or the Securities  Administrator  may
require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable  expense of every such examination shall be paid by the Certificateholders requesting the investigation;

      (f) The Trustee and the  Securities  Administrator  may execute any of the trusts or powers  hereunder or perform any duties  hereunder  either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its  custodial  functions  with  respect to the
Mortgage  Files or paying  agent  functions  under this  Agreement  without  the express  written  consent  of the Master  Servicer,  which  consent  will not be unreasonably  withheld.  Neither the Trustee  nor the  Securities  Administrator
shall be liable or  responsible  for the  misconduct or negligence of any of the
Trustee's or the Securities  Administrator's  agents or attorneys or a custodian
or  paying  agent   appointed   hereunder  by  the  Trustee  or  the  Securities
Administrator  with due care and, when required,  with the consent of the Master
Servicer;

      (g) Should the Trustee or the Securities  Administrator deem the nature of any action required on its part,  other than a payment or transfer under Section
4.01(b)  or  Section  4.02,  to  be  unclear,  the  Trustee  or  the  Securities
Administrator,  respectively,  may  require  prior  to  such  action  that it be provided by the Depositor with reasonable further instructions;

      (h) The right of the Trustee or the  Securities  Administrator  to perform any  discretionary  act enumerated in this Agreement shall not be construed as a duty,  and  neither  the  Trustee  nor the  Securities  Administrator  shall  be accountable  for  other  than  its  negligence  or  willful  misconduct  in  the performance of any such act;

      (i) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the  execution  of the trust  created hereby or the powers granted hereunder, except as provided in Section 9.07; and

      (j) Neither the Trustee nor the  Securities  Administrator  shall have any duty to  conduct  any  affirmative  investigation  as to the  occurrence  of any condition  requiring the repurchase of any Mortgage Loan by the Seller  pursuant to the Mortgage Loan Purchase Agreement or this Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

                                       95

      Section  9.03  Trustee  and  Securities   Administrator   Not  Liable  for
Certificates  or  Mortgage  Loans.  The  recitals  contained  herein  and in the
Certificates  (other than the signature and  countersignature  of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities  Administrator  shall have any responsibility for their correctness.  Neither the Trustee nor the Securities  Administrator  makes any representation as to the validity or sufficiency of the Certificates  (other than the signature and  countersignature  of the Trustee on the Certificates) or of any  Mortgage  Loan except as  expressly  provided in Sections  2.02 and 2.05 hereof;  provided,  however, that the foregoing shall not relieve the Trustee of the  obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04.
The Trustee's signature and  countersignature (or countersignature of its agent)
on the  Certificates  shall be solely in its  capacity  as Trustee and shall not constitute the  Certificates an obligation of the Trustee in any other capacity.
Neither the Trustee nor the Securities  Administrator  shall be accountable  for the use or  application  by the Depositor of any of the  Certificates  or of the
proceeds of such  Certificates,  or for the use or application of any funds paid to the Depositor with respect to the Mortgage  Loans.  Subject to the provisions of Section 2.05, neither the Trustee nor the Securities  Administrator  shall be responsible  for the  legality or validity of this  Agreement or any document or instrument  relating to this  Agreement,  the validity of the  execution of this
Agreement or of any supplement hereto or instrument of further assurance, or the
validity,   priority,   perfection  or  sufficiency  of  the  security  for  the
Certificates  issued hereunder or intended to be issued  hereunder.  Neither the
Trustee  nor  the   Securities   Administrator   shall  at  any  time  have  any
responsibility  or liability for or with respect to the  legality,  validity and enforceability  of any  Mortgage or any Mortgage  Loan,  or the  perfection  and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with  respect to the  sufficiency  of the Trust Fund or its ability to generate  the  payments  to be  distributed  to  Certificateholders,  under this
Agreement.  Neither the Trustee nor the Securities  Administrator shall have any responsibility for filing any financing or continuation  statement in any public office at any time or to  otherwise  perfect or maintain the  perfection  of any security  interest or lien granted to it  hereunder or to record this  Agreement other than any continuation  statements filed by the Trustee pursuant to Section
3.20.

      Section 9.04 Trustee and Securities  Administrator  May Own  Certificates.
The Trustee and the Securities  Administrator  in its individual  capacity or in any capacity other than as Trustee  hereunder may become the owner or pledgee of any  Certificates  with the same  rights it would have if it were not Trustee or the Securities  Administrator,  as  applicable,  and may otherwise deal with the parties hereto.

      Section 9.05 Trustee's and Securities  Administrator's  Fees and Expenses.
The fees and expenses of the Trustee and the Securities  Administrator  shall be paid in  accordance  with a side  letter  agreement  between the Trustee and the
Master Servicer. In addition, the Trustee and the Securities  Administrator will be entitled to recover from the Master Servicer  Collection  Account pursuant to
Section 4.03 all reasonable  out-of-pocket expenses,  disbursements and advances and the expenses of the Trustee and the Securities Administrator,  respectively, in  connection  with any Event of Default,  any breach of this  Agreement or any claim or legal  action  (including  any  pending  or  threatened  claim or legal action)  incurred  or  made  by the  Trustee  or the  Securities  Administrator, respectively,  in the  administration  of the trusts  hereunder  (including  the reasonable  compensation,  expenses and disbursements of its counsel) except any such  expense,  disbursement  or  advance as may arise  from its  negligence  or intentional misconduct or which is the responsibility of the Certificateholders.
If funds in the Master Servicer  Collection  Account are insufficient  therefor, the Trustee and the  Securities  Administrator  shall recover such expenses from the Depositor.  Such  compensation  and  reimbursement  obligation  shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

                                       96

      Section  9.06   Eligibility   Requirements   for  Trustee  and  Securities
Administrator.  The  Trustee  and  any  successor  Trustee  and  the  Securities
Administrator and any successor Securities Administrator shall during the entire duration  of this  Agreement  be a state  bank or trust  company  or a  national banking association organized and doing business under the laws of such state or the United States of America,  authorized under such laws to exercise  corporate trust powers,  having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee,  $50,000,000,  subject to supervision or examination by federal or state  authority and, in the case of the  Trustee,  rated  "BBB" or higher by Fitch with  respect to their  long-term rating  and rated  "BBB" or higher by  Standard & Poor's and "Baa2" or higher by
Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor  Trustee or successor  Securities  Administrator other than pursuant to Section 9.10,  rated in one of the two highest  long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies.  If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid  supervising or examining  authority,  then for the purposes of this  Section 9.06 the combined  capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent  report of condition so  published.  In case at any time the Trustee or the Securities  Administrator  shall cease to be eligible in accordance  with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

      Section 9.07 Insurance. The Trustee and the Securities  Administrator,  at
their  own  expense,  shall at all  times  maintain  and keep in full  force and effect:  (i) fidelity  insurance,  (ii) theft of documents  insurance  and (iii)
forgery  insurance  (which  may  be  collectively   satisfied  by  a  "Financial
Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles,  as are customary for insurance  typically  maintained by banks or their  affiliates  which act as custodians for investor-owned mortgage pools. A certificate of an officer of the
Trustee or the  Securities  Administrator  as to the Trustee's or the Securities
Administrator's,  respectively,  compliance  with  this  Section  9.07  shall be furnished to any Certificateholder upon reasonable written request.

      Section  9.08  Resignation  and  Removal  of the  Trustee  and  Securities
Administrator.  (a)The Trustee and the Securities  Administrator may at any time resign and be discharged  from the Trust hereby created by giving written notice thereof  to the  Depositor  and the Master  Servicer,  with a copy to the Rating
Agencies.  Upon  receiving  such  notice of  resignation,  the  Depositor  shall promptly appoint a successor Trustee or successor Securities  Administrator,  as applicable, by written instrument,  in triplicate,  one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable.
If no successor Trustee or Securities Administrator shall have been so appointed and have accepted  appointment within 30 days after the giving of such notice of resignation,  the resigning Trustee or Securities Administrator may petition any court of competent  jurisdiction  for the appointment of a successor  Trustee or
Securities Administrator.

      (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance  with the provisions of Section 9.06 and shall fail to resign after written request  therefor by the Depositor or if at any time the
Trustee or the Securities  Administrator  shall become  incapable of acting,  or shall be adjudged a bankrupt or  insolvent,  or a receiver of the Trustee or the
Securities Administrator,  as applicable, or of its property shall be appointed, or any  public  officer  shall  take  charge or  control  of the  Trustee or the
Securities  Administrator,  as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly  remove the  Trustee,  or shall be  entitled  to remove the  Securities
Administrator,  as  applicable,  and appoint a successor  Trustee or  Securities
Administrator,  as applicable, by written instrument, in triplicate, one copy of which  instrument  shall  be  delivered  to each of the  Trustee  or  Securities
Administrator,  as applicable,  so removed,  the successor Trustee or Securities
Administrator, as applicable.

                                       97

      (c) The Holders of Certificates  evidencing Fractional Undivided Interests aggregating  not less  than 51% of the  Trust  Fund may at any time  remove  the
Trustee or the  Securities  Administrator  and  appoint a  successor  Trustee or
Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized,  one complete set of which  instruments  shall  be  delivered  to the  Depositor,  the  Master
Servicer, the Securities  Administrator (if the Trustee is removed), the Trustee
(if the  Securities  Administrator  is removed),  and the Trustee or  Securities
Administrator  so removed and the successor so appointed.  In the event that the
Trustee or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c),  the Holders of such Certificates shall be responsible  for  paying any  compensation  payable  to a  successor  Trustee or successor  Securities  Administrator,  in  excess  of  the  amount  paid  to the predecessor Trustee or predecessor Securities Administrator, as applicable.

      (d)  No   resignation   or  removal  of  the  Trustee  or  the  Securities
Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the  provisions  of this Section 9.08 shall become  effective except upon  appointment of and acceptance of such  appointment by the successor
Trustee or Securities Administrator as provided in Section 9.09.

      Section 9.09  Successor  Trustee and Successor  Securities  Administrator.
(a)Any successor  Trustee or Securities  Administrator  appointed as provided in
Section 9.08 shall execute,  acknowledge and deliver to the Depositor and to its predecessor  Trustee or Securities  Administrator  an instrument  accepting such appointment hereunder.  The resignation or removal of the predecessor Trustee or
Securities  Administrator shall then become effective and such successor Trustee or Securities Administrator,  without any further act, deed or conveyance, shall become fully vested with all the rights,  powers,  duties and obligations of its predecessor  hereunder,  with like effect as if  originally  named as Trustee or
Securities   Administrator   herein.  The  predecessor   Trustee  or  Securities
Administrator  shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder,  and the Depositor and the predecessor Trustee or Securities  Administrator,  as applicable,  shall execute and deliver  such  instruments  and do such other  things as may  reasonably  be required for more fully and  certainly  vesting and  confirming in the successor
Trustee or Securities  Administrator,  as applicable,  all such rights,  powers, duties and obligations.

                                       98

      (b)  No  successor  Trustee  or  Securities   Administrator  shall  accept
appointment  as  provided  in  this  Section  9.09  unless  at the  time of such acceptance such successor Trustee or Securities  Administrator shall be eligible under the provisions of Section 9.06.

      (c) Upon  acceptance of appointment  by a successor  Trustee or Securities
Administrator  as  provided  in this  Section  9.09,  the  successor  Trustee or
Securities  Administrator shall mail notice of the succession of such Trustee or
Securities  Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate  Register and to the Rating Agencies.  EMC shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

      Section   9.10   Merger  or   Consolidation   of  Trustee  or   Securities
Administrator.  Any state bank or trust company or national banking  association into  which  the  Trustee  or the  Securities  Administrator  may be  merged  or converted  or with  which  it may be  consolidated  or any  state  bank or trust company or national banking association resulting from any merger, conversion or
consolidation   to  which  the   Trustee   or  the   Securities   Administrator,
respectively,  shall be a party,  or any state bank or trust company or national banking  association  succeeding  to all or  substantially  all of the corporate trust  business of the Trustee or the  Securities  Administrator,  respectively, shall  be  the  successor  of  the  Trustee  or  the  Securities  Administrator,
respectively,  hereunder,  provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession  shall be valid  without the  execution or filing of any paper or any further act on the part of any of the  parties  hereto,  anything  herein to the contrary notwithstanding.

      Section   9.11   Appointment   of   Co-Trustee   or   Separate    Trustee.
(a)Notwithstanding  any other provisions hereof, at any time, for the purpose of meeting  any legal  requirements  of any  jurisdiction  in which any part of the
Trust  or  property  constituting  the  same  may at the  time be  located,  the
Depositor and the Trustee  acting jointly shall have the power and shall execute and  deliver all  instruments  to appoint  one or more  Persons  approved by the
Trustee and the Depositor to act as co-trustee or co-trustees,  jointly with the
Trustee,  or separate  trustee or separate  trustees,  of all or any part of the
Trust,  and to vest in such Person or Persons,  in such capacity,  such title to the Trust,  or any part thereof,  and,  subject to the other  provisions of this
Section  9.11,  such  powers,  duties,  obligations,  rights  and  trusts as the
Depositor and the Trustee may consider necessary or desirable.

      (b) If the Depositor shall not have joined in such  appointment  within 15 days after the receipt by it of a written  request so to do, the  Trustee  shall have the power to make such appointment without the Depositor.

      (c) No co-trustee or separate trustee  hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to  Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

                                       99

      (d) In the case of any  appointment  of a co-trustee  or separate  trustee pursuant to this  Section  9.11,  all  rights,  powers,  duties and  obligations conferred  or imposed  upon the Trustee and  required  to be  conferred  on such co-trustee  shall be conferred or imposed upon and exercised or performed by the
Trustee and such separate  trustee or co-trustee  jointly,  except to the extent that under any law of any  jurisdiction  in which any particular act or acts are to be  performed  (whether as Trustee  hereunder  or as  successor to the Master
Servicer hereunder),  the Trustee shall be incompetent or unqualified to perform such act or acts,  in which event such rights,  powers,  duties and  obligations
(including the holding of title to the Trust or any portion  thereof in any such jurisdiction)  shall be  exercised  and  performed by such  separate  trustee or co-trustee at the direction of the Trustee.

      (e) Any notice,  request or other  writing  given to the Trustee  shall be deemed to have been given to each of the then separate trustees and co-trustees, as  effectively  as if given to each of them.  Every  instrument  appointing any separate  trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred,  shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be  provided  therein,  subject  to all the  provisions  of this  Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording  protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

      (f) To  the  extent  not  prohibited  by  law,  any  separate  trustee  or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and  authority,  to do any  lawful act under or with  respect to this  Agreement  on its  behalf  and in its name.  If any  separate  trustee  or co-trustee shall die, become incapable of acting,  resign or be removed,  all of its  estates,  properties  rights,  remedies  and  trusts  shall  vest in and be exercised  by  the  Trustee,  to  the  extent  permitted  by  law,  without  the appointment of a new or successor Trustee.

      (g) No trustee under this Agreement  shall be personally  liable by reason of any act or omission of another  trustee under this  Agreement.  The Depositor and the Trustee  acting  jointly may at any time  accept the  resignation  of or remove any separate trustee or co-trustee.

      Section    9.12    Federal    Information    Returns    and   Reports   to
Certificateholders;  REMIC  Administration.  (a)For federal income tax purposes, the  taxable  year of each  2004-13  REMIC  shall  be a  calendar  year  and the
Securities Administrator shall maintain or cause the maintenance of the books of each such 2004-13 REMIC on the accrual method of accounting.

      (b) The  Securities  Administrator  shall  prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information  returns or elections  required to be made hereunder with respect to each  2004-13  REMIC,  the  Trust  Fund,  if  applicable,  and the  Certificates containing  such  information  and at the  times  and  in the  manner  as may be required by the Code or applicable  Treasury  regulations,  and shall furnish to each Holder of  Certificates at any time during the calendar year for which such returns or reports are made such  statements or  information at the times and in the manner as may be required thereby,  including,  without limitation,  reports relating to  mortgaged  property  that is abandoned  or  foreclosed,  receipt of
mortgage  interests  in  kind  in  a  trade  or  business,   a  cancellation  of
indebtedness,  interest,  original issue discount and market discount or premium
(using  a  constant   prepayment   assumption  of  25%  CPR).   The   Securities
Administrator  will apply for an  Employee  Identification  Number  from the IRS under  Form  SS-4 or any  other  acceptable  method  for all  tax  entities.  In connection with the foregoing, the Securities Administrator shall timely prepare and file,  and the Trustee  shall sign,  IRS Form 8811,  which shall provide the name and  address  of the  person  who can be  contacted  to obtain  information required  to be reported to the  holders of regular  interests  in each  2004-13
REMIC (the "REMIC Reporting  Agent").  The Trustee shall make elections to treat each 2004-13 REMIC as a REMIC (which elections shall apply to the taxable period ending  December 31, 2004 and each calendar year  thereafter)  in such manner as the Code or applicable Treasury  regulations may prescribe,  and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed  pursuant to this Section and any other  returns as may be required by the
Code. The Holder of the largest percentage interest in the Class R-I Certificate is hereby  designated as the "Tax Matters  Person" (within the meaning of Treas.
Reg. "1.860F-4(d)) for REMIC I and the Holder of the largest percentage interest in the Class R-II  Certificate is hereby  designated as the "Tax Matters Person"
for REMIC II. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual  Certificate
will by acceptance  thereof  appoint the Securities  Administrator  as agent and attorney-in-fact  for the  purpose  of acting  as Tax  Matters  Person  for each
2004-13 REMIC during such time as the Securities  Administrator does not own any such Residual  Certificate.  In the event that the Code or  applicable  Treasury regulations  prohibit  the Trustee from  signing tax or  information  returns or other statements,  or the Securities  Administrator from acting as agent for the
Tax Matters  Person,  the Trustee and the  Securities  Administrator  shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including  designation  of the Holder of the  largest  percentage  interest in a
Residual  Certificate  to sign such returns or act as tax matters  person.  Each
Holder of a Residual Certificate shall be bound by this Section.

                                      100

      (c) The Securities Administrator shall provide upon request and receipt of reasonable  compensation,  such information as required in Section 860D(a)(6)(B)
of the  Code to the  Internal  Revenue  Service,  to any  Person  purporting  to transfer a Residual Certificate to a Person other than a transferee permitted by
Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership,  trust, estate, organization described in
Section  1381 of the Code,  or nominee  holding an  interest  in a  pass-through entity  described in Section  860E(e)(6) of the Code, any record holder of which is not a transferee  permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

      (d) The  Securities  Administrator  shall  prepare and file or cause to be filed,  and the Trustee shall sign, any state income tax returns  required under
Applicable State Law with respect to each REMIC or the Trust Fund.

      (e) Notwithstanding any other provision of this Agreement, the Trustee and
the  Securities   Administrator   shall  comply  with  all  federal  withholding
requirements  respecting payments to  Certificateholders of interest or original issue  discount  on the  Mortgage  Loans,  that the  Trustee  or the  Securities
Administrator  reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding.  In the event the
Trustee or the  Securities  Administrator  withholds any amount from interest or original issue discount  payments or advances  thereof to any  Certificateholder pursuant to federal  withholding  requirements,  the  Trustee or the  Securities
Administrator    shall,    together   with   its   monthly    report   to   such
Certificateholders, indicate such amount withheld.

                                      101

      (f) The Trustee and the  Securities  Administrator  agree to indemnify the
Trust  Fund  and the  Depositor  for any  taxes  and  costs  including,  without limitation,  any  reasonable  attorneys fees imposed on or incurred by the Trust
Fund,  the  Depositor  or the  Master  Servicer,  as a result of a breach of the
Trustee's covenants and the Securities Administrator's covenants,  respectively, set forth in this Section 9.12; provided, however, such liability and obligation to  indemnify in this  paragraph  shall not be joint and several and neither the
Trustee nor the  Securities  Administrator  shall be liable or be  obligated  to indemnify  the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

                                      102

                                   ARTICLE X

                                   Termination

      Section  10.01  Termination  Upon  Repurchase  by EMC or its  Designee  or
Liquidation of the Mortgage Loans.

      (a)   Subject  to  Section   10.02,   the   respective   obligations   and
responsibilities  of the  Depositor,  the Trustee,  the Master  Servicer and the
Securities  Administrator  created  hereby,  other  than the  obligation  of the
Trustee to make payments to  Certificateholders  as hereinafter  set forth shall terminate upon:

            (i) the  repurchase by or at the direction of EMC or its designee of all Mortgage Loans and all related REO Property  remaining in the Trust at a price (the "Termination Purchase Price") equal to the sum of (a) 100% of the  Outstanding  Principal  Balance of each  Mortgage  Loan (other than a
      Mortgage Loan related to REO Property) as of the date of  repurchase,  net of the principal portion of any unreimbursed  Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued  but unpaid to, but not  including,  the first day of the month of repurchase,  (b) the appraised value of any related REO Property, less the good  faith  estimate  of the  Depositor  of  liquidation  expenses  to be incurred in  connection  with its disposal  thereof (but not more than the
      Outstanding  Principal Balance of the related Mortgage Loan, together with interest at the applicable  Mortgage Interest Rate accrued on that balance but  unpaid  to,  but  not  including,  the  first  day  of the  month  of repurchase),  such  appraisal to be  calculated  by an appraiser  mutually agreed upon by the  Depositor  and the Trustee at the expense of EMC,  (c)
      unreimbursed  out-of  pocket  costs  of  the  Master  Servicer,  including
      unreimbursed   servicing   advances  and  the  principal  portion  of  any
      unreimbursed  Monthly  Advances,  made on the Mortgage  Loans prior to the exercise  of such  repurchase  right  and (d) any  unreimbursed  costs and expenses of the Trustee and the Securities  Administrator payable pursuant to Section 9.05;

            (ii)  the  later  of  the  making  of the  final  payment  or  other liquidation,  or any advance with respect  thereto,  of the last  Mortgage
      Loan  remaining  in the  Trust  Fund or the  disposition  of all  property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to
      receive,   notwithstanding   such   termination,   any  payments  received
      subsequent thereto with respect to which such advance was made; or

            (iii) the payment to  Certificateholders  of all amounts required to be paid to them pursuant to this Agreement.

      (b) In no event,  however,  shall the Trust created hereby continue beyond the  expiration  of 21  years  from  the  death  of  the  last  survivor  of the descendants  of Joseph P. Kennedy,  the late  Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

                                      103

      (c) The right of EMC or its designee to  repurchase  all the assets of the
Trust Fund described in Section  10.01(a)(i)  above shall be exercisable only if
(i) the aggregate Stated Principal  Balance of the Mortgage Loans at the time of any such  repurchase  is less than 20% of the Cut-off  Date  Balance or (ii) the
Depositor,  based upon an  Opinion of  Counsel,  has  determined  that the REMIC status of any 2004-13 REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the  then-current  taxable  year. At any time thereafter,  in the  case of (i) or (ii)  above,  the  Depositor  may  elect  to terminate any 2004-13 REMIC at any time, and upon such  election,  the Depositor or its designee, shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

      (d)  The   Trustee   shall  give   notice  of  any   termination   to  the
Certificateholders,   with  a  copy  to  the  Master  Servicer,  the  Securities
Administrator and the Rating Agencies,  upon which the Certificateholders  shall
surrender   their   Certificates  to  the  Trustee  for  payment  of  the  final distribution and cancellation.  Such notice shall be given by letter, mailed not earlier  than the 15th day and not  later  than the 25th day of the  month  next preceding  the  month of such  final  distribution,  and shall  specify  (i) the
Distribution Date upon which final payment of the Certificates will be made upon presentation  and  surrender  of the  Certificates  at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the
Record Date otherwise  applicable to such  Distribution  Date is not applicable, payments being made only upon  presentation and surrender of the Certificates at the office of the Trustee therein specified.

      (e) If the  option of EMC to  repurchase  or cause the  repurchase  of all assets of the Trust Fund  described in Section  10.01(a)(i)  above is exercised,
EMC  and/or  its  designee  shall  deliver  to the  Trustee  for  deposit in the
Distribution  Account, by the Business Day prior to the applicable  Distribution
Date, an amount equal to the Termination  Purchase Price.  Upon presentation and surrender  of the  Certificates  by the  Certificateholders,  the Trustee  shall distribute  to the  Certificateholders  an amount  determined  as follows:  with respect  to  each  Certificate  (other  than  the  Class  R  Certificates),  the outstanding Certificate Principal Balance, plus with respect to each Certificate
(other  than the Class R  Certificates),  one  month's  interest  thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates,  the percentage  interest  evidenced  thereby  multiplied by the difference,  if any, between the above  described  repurchase  price and the  aggregate  amount to be distributed  to  the  Holders  of the  Certificates  (other  than  the  Class  R
Certificates).  If the  proceeds  with  respect  to the  Mortgage  Loans are not sufficient to pay all of the Senior  Certificates  in full, any such  deficiency will be allocated  first, to the Subordinate  Certificates,  in inverse order of their numerical designation,  and then to the Senior Certificates.  Upon deposit of the required repurchase price and following such final Distribution Date, the
Trustee shall release promptly to EMC and/or its designee the Mortgage Files for the remaining  applicable  Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to  Certificateholders  in trust without  interest  pending final  distributions pursuant to Section  10.01(g).  Any other amounts remaining in the Accounts will belong to EMC.

                                      104

      (f) In the  event  that  this  Agreement  is  terminated  by reason of the payment or liquidation of all Mortgage Loans or the  disposition of all property acquired with respect to all Mortgage  Loans under Section  10.01(a)(ii)  above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution
Account all distributable  amounts  remaining in the Master Servicer  Collection
Account.  Upon the presentation and surrender of the  Certificates,  the Trustee shall  distribute to the remaining  Certificateholders,  pursuant to the written
direction  of  the  Securities   Administrator  and  in  accordance  with  their
respective  interests,  all distributable  amounts remaining in the Distribution
Account. Upon deposit by the Master Servicer of such distributable  amounts, and following such final  Distribution  Date, the Trustee shall release  promptly to
EMC or its designee the Mortgage Files for the remaining Mortgage Loans, and the
Master Servicer Collection Account and the Distribution Account shall terminate, subject  to  the  Trustee's  obligation  to  hold  any  amounts  payable  to the
Certificateholders   in  trust  without  interest  pending  final  distributions pursuant to this Section 10.01(f).

      (g)  If  not  all  of  the   Certificateholders   shall   surrender  their
Certificates for cancellation  within six months after the time specified in the above-mentioned  written notice,  the Trustee shall give a second written notice
to  the  remaining   Certificateholders  to  surrender  their  Certificates  for cancellation and receive the final distribution with respect thereto.  If within six months after the second  notice,  not all the  Certificates  shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning  surrender of their Certificates,  and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

      Section 10.02 Additional Termination Requirements. (a)If the option of EMC to  repurchase  all the  Mortgage  Loans  under  Section  10.01(a)(i)  above  is exercised,  the  Trust  Fund and each  2004-13  REMIC  shall  be  terminated  in accordance with the following  additional  requirements,  unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee to the effect that the failure of the Trust to comply with the  requirements  of this  Section
10.02  will  not  (i)  result  in  the   imposition  of  taxes  on   "prohibited
transactions"  as defined in Section 860F of the Code on each  2004-13  REMIC or
(ii) cause any 2004-13  REMIC to fail to qualify as a 2004-13  REMIC at any time that any Regular Interests are outstanding:

            (i)  within 90 days  prior to the final  Distribution  Date,  at the written  direction of EMC, the Trustee,  as agent for the  respective  Tax
      Matters  Persons,  shall  adopt a plan  of  complete  liquidation  of each
      2004-13 REMIC the case of a termination  under Section  10.01(a)(i).  Such plan,  which  shall be  provided  to the  Trustee  by EMC,  shall meet the requirements of a "qualified  liquidation"  under Section 860F of the Code and any regulations thereunder.

            (ii) EMC shall notify the Trustee at the commencement of such 90-day liquidation  period  and,  at or prior to the time of  making of the final payment on the  Certificates,  the Trustee shall sell or otherwise dispose of all of the remaining  assets of the Trust Fund in  accordance  with the terms hereof; and

            (iii) at or after the time of  adoption  of such a plan of  complete liquidation of any 2004-13 REMIC and at or prior to the final Distribution
      Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of EMC, and each 2004-13 REMIC,  shall  terminate at such time.

                                      105

      (b) By their acceptance of the Residual Certificates,  the Holders thereof hereby (i) agree to adopt such a plan of  complete  liquidation  of the  related
2004-13  REMIC  upon the  written  request  of EMC,  and to take such  action in connection  therewith as may be  reasonably  requested by the Depositor and (ii)
appoint  EMC as their  attorney-in-fact,  with full power of  substitution,  for purposes of  adopting  such a plan of complete  liquidation.  The Trustee  shall adopt such plan of liquidation by filing the appropriate  statement on the final
tax  return  of  each  2004-13  REMIC.   Upon  complete   liquidation  or  final
distribution  of all of the  assets of the Trust  Fund,  the Trust Fund and each
2004-13 REMIC shall terminate.

                                      106

                                   ARTICLE XI

                            Miscellaneous Provisions

      Section  11.01  Intent of Parties.  The parties  intend that each  2004-13
REMIC shall be treated as a REMIC for federal  income tax  purposes and that the provisions of this Agreement  should be construed in furtherance of this intent.
Notwithstanding  any other  express or implied  agreement to the  contrary,  the
Depositor, the Master Servicer, the Securities Administrator,  EMC, the Trustee,
each  recipient  of the related  Prospectus  Supplement  and, by its  acceptance thereof,  each holder of a Certificate,  agrees and acknowledges that each party hereto has agreed  that each of them and their  employees,  representatives  and other agents may disclose,  immediately upon commencement of discussions, to any and all persons the tax treatment and tax structure of the  Certificates and the
2004-13 REMICs, the transactions  described herein and all materials of any kind
(including  opinions  and other tax  analyses)  that are provided to any of them relating to such tax treatment and tax structure except where confidentiality is reasonably  necessary  to  comply  with the  securities  laws of any  applicable jurisdiction. For purposes of this paragraph, the terms "tax treatment" and "tax
structure"  have  the  meanings  set  forth  in  Treasury   Regulation  Sections
1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

      Section 11.02  Amendment.  (a) This  Agreement may be amended from time to time  by the  Company,  the  Depositor,  the  Master  Servicer,  the  Securities
Administrator  and the Trustee,  without  notice to or the consent of any of the
Certificateholders,  to (i) cure any  ambiguity,  (ii) correct or supplement any provisions  herein that may be defective or inconsistent to the other provisions herein,  (iii)  conform  any  provisions  herein  with  any  provisions  in  the
Prospectus,  (iv)  comply  with any  changes  in the Code or (v) make any  other provisions  with respect to matters or questions  arising  under this  Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however,  that with respect to clauses  (iv) and (v) of this  Section  11.02(a), such  action  shall not,  as  evidenced  by an Opinion of  Independent  Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

      (b) This  Agreement  may also be amended from time to time by the Company, the  Master  Servicer,  the  Depositor,  the  Securities  Administrator  and the
Trustee,  with the consent of the Holders of Certificates  evidencing Fractional
Undivided  Interests  aggregating  not less than 51% of the Trust Fund or of the applicable  Class or  Classes,  if such  amendment  affects  only such  Class or
Classes,  for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions of this Agreement or of modifying in any manner the rights of the  Certificateholders;  provided,  however,  that no such amendment  shall (i) reduce in any manner the amount of, or delay the timing of, payments  received on Mortgage Loans which are required to be distributed on any
Certificate  without the consent of the Holder of such Certificate,  (ii) reduce the aforesaid  percentage of  Certificates  the Holders of which are required to consent  to any such  amendment,  without  the  consent  of the  Holders  of all
Certificates  then  outstanding,  or (iii)  cause any  2004-13  REMIC to fail to qualify as a REMIC for federal  income tax purposes,  as evidenced by an Opinion of Independent  Counsel  addressed to the Trustee which shall be provided to the
Trustee other than at the Trustee's expense. Notwithstanding any other provision of this  Agreement,  for  purposes  of the  giving or  withholding  of  consents pursuant to this Section  11.02(b),  Certificates  registered  in the name of or held for the benefit of the Depositor, the Securities Administrator,  the Master
Servicer or the Trustee or any Affiliate thereof shall be entitled to vote their
Fractional   Undivided   Interests  with  respect  to  matters   affecting  such
Certificates.

                                      107

      (c) Promptly after the execution of any such amendment,  the Trustee shall furnish a copy of such  amendment or written  notification  of the  substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

      (d) In the case of an amendment under Section 11.02(b) above, it shall not be necessary for the  Certificateholders  to approve the particular form of such an amendment.  Rather, it shall be sufficient if the Certificateholders  approve the  substance of the  amendment.  The manner of obtaining  such consents and of evidencing  the  authorization  of the execution  thereof by  Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive  and rely upon an Opinion of Counsel  addressed  to the Trustee  stating that the  execution  of such  amendment  is  authorized  or permitted by this Agreement.  The Trustee and the Securities  Administrator may,
but shall not be obligated to, enter into any such  amendment  which affects the
Trustee's or the Securities  Administrator's  own respective  rights,  duties or immunities under this Agreement.

      Section  11.03  Recordation  of  Agreement.  To the  extent  permitted  by applicable  law, this  Agreement is subject to  recordation  in all  appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated,  and in any other  appropriate  public recording  office or elsewhere.  The Depositor shall effect such  recordation,  at the expense of the Trust upon the request in writing of a Certificateholder,  but only if such direction is accompanied by an
Opinion of Counsel (provided at the expense of the Certificateholder  requesting
recordation)  to  the  effect  that  such   recordation   would  materially  and
beneficially  affect the interests of the  Certificateholders  or is required by law.

      Section 11.04 Limitation on Rights of Certificateholders.  (a)The death or incapacity of any  Certificateholder  shall not terminate  this Agreement or the
Trust, nor entitle such  Certificateholder's  legal  representatives or heirs to claim an  accounting  or to take any  action  or  proceeding  in any court for a partition  or  winding  up of  the  Trust,  nor  otherwise  affect  the  rights, obligations and liabilities of the parties hereto or any of them.

      (b) Except as expressly provided in this Agreement,  no Certificateholders shall have any right to vote or in any manner  otherwise  control the  operation and management of the Trust, or the obligations of the parties hereto, nor shall anything  herein set forth,  or contained in the terms of the  Certificates,  be construed  so as to  establish  the  Certificateholders  from  time  to  time as partners or members of an association; nor shall any Certificateholders be under any  liability  to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                      108

      (c) No  Certificateholder  shall have any right by virtue of any provision of this  Agreement to institute  any suit,  action or proceeding in equity or at law upon,  under or with respect to this Agreement  against the  Depositor,  the
Master  Servicer,  the  Securities  Administrator  or any  successor to any such parties  unless (i) such  Certificateholder  previously  shall have given to the
Trustee a written notice of a continuing default,  as herein provided,  (ii) the
Holders of Certificates  evidencing  Fractional Undivided Interests  aggregating not less than 51% of the Trust  Fund shall have made  written  request  upon the
Trustee to institute such action,  suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable  indemnity as it may  require  against  the costs and  expenses  and  liabilities  to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice,  request  and offer of  indemnity,  shall have  neglected  or refused to institute any such action, suit or proceeding.

      (d) No one or more  Certificateholders  shall  have any right by virtue of
any   provision   of  this   Agreement   to  affect  the  rights  of  any  other
Certificateholders  or to obtain or seek to obtain  priority or preference  over any other such Certificateholder,  or to enforce any right under this Agreement, except in the  manner  herein  provided  and for the equal,  ratable  and common benefit of all  Certificateholders.  For the protection  and  enforcement of the provisions  of this  Section  11.04,  each and every  Certificateholder  and the
Trustee  shall be entitled  to such  relief as can be given  either at law or in equity.

      Section  11.05  Acts  of  Certificateholders.   (a)Any  request,   demand,
authorization,  direction,  notice,  consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more  instruments of  substantially  similar tenor signed by such  Certificateholders  in person or by an agent duly  appointed  in  writing.
Except  as  herein  otherwise  expressly  provided,  such  action  shall  become effective when such  instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose  of this  Agreement  and  conclusive  in  favor of the  Trustee  and the
Depositor, if made in the manner provided in this Section 11.05.

      (b)  The  fact  and  date  of the  execution  by any  Person  of any  such instrument  or  writing  may be proved  by the  affidavit  of a witness  of such execution or by a certificate of a notary public or other officer  authorized by law to take  acknowledgments  of deeds,  certifying that the individual  signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity  other than his or her  individual capacity,  such certificate or affidavit shall also constitute  sufficient proof of his or her  authority.  The  fact  and  date  of the  execution  of any  such instrument or writing,  or the authority of the  individual  executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c)  The  ownership  of  Certificates  (notwithstanding  any  notation  of ownership  or other  writing  on such  Certificates,  except an  endorsement  in accordance with Section 5.02 made on a Certificate  presented in accordance with
Section  5.04)  shall be proved by the  Certificate  Register,  and  neither the
Trustee, the Securities  Administrator,  the Depositor,  the Master Servicer nor
any  successor  to any such  parties  shall be  affected  by any  notice  to the contrary.

                                      109

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate  shall bind every future holder of the same  Certificate  and the holder of every  Certificate  issued  upon the registration of transfer or exchange thereof, if applicable,  or in lieu thereof with  respect to anything  done,  omitted or suffered to be done by the Trustee, the  Securities  Administrator,  the  Depositor,  the  Master  Servicer  or  any
successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

      (e) In  determining  whether the Holders of the  requisite  percentage  of
Certificates  evidencing  Fractional Undivided Interests have given any request,
demand,   authorization,   direction,   notice,  consent  or  waiver  hereunder,
Certificates owned by the Trustee, the Securities Administrator,  the Depositor,
the Master  Servicer or any Affiliate  thereof shall be  disregarded,  except as otherwise  provided in Section 11.02(b) and except that, in determining  whether the  Trustee  shall be  protected  in  relying  upon any such  request,  demand, authorization, direction, notice, consent or waiver, only Certificates which the
Trustee knows to be so owned shall be so  disregarded.  Certificates  which have been pledged in good faith to the Trustee,  the  Securities  Administrator,  the
Depositor,  the Master  Servicer  or any  Affiliate  thereof  may be regarded as outstanding if the pledgor  establishes to the  satisfaction  of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator,  the Depositor or
the Master Servicer, as the case may be.

      Section 11.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES  SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE
TO ITS  CONFLICT  OF LAWS  RULES  (OTHER  THAN  SECTION  5-1401  OF THE  GENERAL
OBLIGATIONS  LAW, WHICH THE PARTIES HERETO  EXPRESSLY RELY UPON IN THE CHOICE OF
SUCH  LAW AS THE  GOVERNING  LAW  HEREUNDER)  AND THE  OBLIGATIONS,  RIGHTS  AND
REMEDIES OF THE PARTIES  HEREUNDER  SHALL BE DETERMINED IN ACCORDANCE  WITH SUCH
LAWS.

      Section  11.07  Notices.  All demands and  notices  hereunder  shall be in writing  and shall be deemed  given when  delivered  at  (including  delivery by facsimile) or mailed by  registered  mail,  return  receipt  requested,  postage prepaid,  or by  recognized  overnight  courier,  to  (i)  in  the  case  of the
Depositor,  383  Madison  Avenue,  New York,  New York  10179,  Attention:  Vice
President-Servicing, telecopier number: (212) 272-5591, or to such other address as may  hereafter be furnished to the other parties  hereto in writing;  (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing;  (iii) in the case of EMC,  383 Madison  Avenue,  New York,  New York 10179,  Attention:  Vice
President-Servicing, telecopier number: (212) 272-5591, or to such other address as may  hereafter be furnished to the other parties  hereto in writing;  (iv) in the case of the Master Servicer or Securities  Administrator,  Wells Fargo Bank,
National  Association,  P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight  deliveries,  9062  Old  Annapolis  Road,  Columbia,  Maryland  21045)
(Attention:  BSALTA  2004-13),  facsimile  no.:  (410)  715-2380,  or such other address as may hereafter be furnished to the other parties hereto in writing; or
(v) in the case of the Rating  Agencies,  Moody's  Investors  Service,  Inc., 99
Church Street,  New York, New York 10007,  and Standard & Poor's,  a division of
The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York, 10041. Any
notice  delivered  to  the  Depositor,   the  Master  Servicer,  the  Securities
Administrator  or the Trustee under this Agreement  shall be effective only upon receipt.  Any notice required or permitted to be mailed to a  Certificateholder, unless otherwise  provided herein,  shall be given by first-class mail,  postage prepaid,  at the address of such  Certificateholder  as shown in the Certificate
Register.  Any notice so mailed  within the time  prescribed  in this  Agreement shall be conclusively  presumed to have been duly given when mailed,  whether or not the Certificateholder receives such notice.

                                      110

      Section  11.08  Severability  of  Provisions.  If any  one or  more of the covenants,  agreements,  provisions or terms of this Agreement  shall be for any reason whatsoever held invalid, then such covenants,  agreements,  provisions or terms  shall  be  deemed  severed  from  the  remaining  covenants,  agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability  of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      Section 11.09  Successors  and Assigns.  The  provisions of this Agreement shall be binding upon and inure to the benefit of the respective  successors and assigns of the parties hereto.

      Section  11.10  Article  and  Section  Headings.  The  article and section headings  herein are for  convenience of reference  only, and shall not limit or otherwise affect the meaning hereof.

      Section 11.11 Counterparts.  This Agreement may be executed in two or more counterparts  each of which when so executed and delivered  shall be an original but all of which together shall constitute one and the same instrument.

      Section 11.12 Notice to Rating Agencies.  The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning  hereof.  The Trustee shall  promptly  provide notice to each
Rating  Agency  with  respect to each of the  following  of which a  Responsible
Officer of the Trustee has actual knowledge:

      1. Any material  change or amendment to this  Agreement or the  GreenPoint
Servicing Agreement;

      2. The occurrence of any Event of Default that has not been cured;

      3. The resignation or termination of the Master  Servicer,  the Trustee or the Securities Administrator;

      4. The repurchase or substitution of Mortgage Loans;

      5. The final payment to Certificateholders; and

      6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

                                      111

      IN WITNESS WHEREOF, the Depositor,  the Trustee,  EMC, the Master Servicer
and the Securities  Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          STRUCTURED ASSET MORTGAGE
                                          INVESTMENTS II INC., as Depositor

                                          By:
                                          Name:   Baron Silverstein
                                          Title:  Vice President

                                          JPMORGAN CHASE BANK, N.A., as Trustee

                                          By:
                                          Name:   Pei Yan Huang
                                          Title:  Assistant Vice President

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Master Servicer

                                          By:
                                          Name:   Stacey Taylor
                                          Title:  Assistant Vice President

                                          WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, as Securities
                                          Administrator

                                          By:
                                          Name:   Stacey Taylor
                                          Title:  Assistant Vice President

                                          EMC MORTGAGE CORPORATION

                                          By:
                                          Name:   Sue Stepanek
                                          Title:  Executive Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)
in its capacity as Seller

EMC MORTGAGE CORPORATION

By:
Name:   Sue Stepanek
Title:  Executive Vice President

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the ___ day of  December,  2004  before me, a notary  public in and for said State,  personally  appeared  Baron  Silverstein,  known to me to be a Vice
President of Structured Asset Mortgage Investments II Inc., the corporation that executed  the  within  instrument,  and also  known to me to be the  person  who executed  it on behalf of said  corporation,  and  acknowledged  to me that such corporation executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

      On the ___ day of  December,  2004  before me, a notary  public in and for said State,  personally  appeared Pei Yan Huang,  known to me to be an Assistant
Vice  President  of JPMorgan  Chase Bank,  N.A.,  the banking  association  that executed  the  within  instrument,  and also  known to me to be the  person  who executed  it on behalf of said  corporation,  and  acknowledged  to me that such association executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

[Notarial Seal]

STATE OF MARYLAND       )
                        ) ss.:
COUNTY OF HOWARD        )

      On the ___ day of  December,  2004  before me, a notary  public in and for said State,  personally  appeared Stacey Taylor,  known to me to be an Assistant
Vice President of Wells Fargo Bank, National  Association,  the corporation that executed  the  within  instrument,  and also  known to me to be the  person  who executed  it on behalf of said  corporation,  and  acknowledged  to me that such corporation executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

[Notarial Seal]

STATE OF MARYLAND       )
                        ) ss.:
COUNTY OF HOWARD        )

      On the ___ day of  December,  2004  before me, a notary  public in and for said State,  personally  appeared Stacey Taylor,  known to me to be an Assistant
Vice President of Wells Fargo Bank, National  Association,  the corporation that executed  the  within  instrument,  and also  known to me to be the  person  who executed  it on behalf of said  corporation,  and  acknowledged  to me that such corporation executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

[Notarial Seal]

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

      On the ___ day of  December,  2004  before me, a notary  public in and for said State,  personally  appeared Sue  Stepanek,  known to me to be an Executive
Vice President of EMC Mortgage  Corporation,  the corporation  that executed the within  instrument,  and also known to me to be the person  who  executed  it on behalf  of  said  corporation,  and  acknowledged  to me that  such  corporation executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

[Notarial Seal]